                                                                   Exhibit 10.17

================================================================================

                                  $875,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of July 20, 2005

                           Amending and Restating the

                                CREDIT AGREEMENT

                            Dated as of June 16, 2005

                                      among

                            SPIRIT AEROSYSTEMS, INC.
                   (f/k/a MID-WESTERN AIRCRAFT SYSTEMS, INC.),
                                as U.S. Borrower,

                              ONEX WIND FINANCE LP,
                             as Additional Borrower,

                        SPIRIT AEROSYSTEMS HOLDINGS, INC.
              (f/k/a MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.),
                              as Parent Guarantor,

                         THE LENDERS REFERRED TO HEREIN,

                          CITICORP NORTH AMERICA, INC.,
                  as Administrative Agent and Collateral Agent,

                         CITIGROUP GLOBAL MARKETS INC.,
                      as Sole Lead Arranger and Bookrunner,

                THE BANK OF NOVA SCOTIA and ROYAL BANK OF CANADA,
                   as Co-Arrangers and Co-Syndication Agents,

                            THE BANK OF NOVA SCOTIA,
                                as Issuing Bank,

                                       and

                            EXPORT DEVELOPMENT CANADA
                                       and
                     CAISSE DE DEPOT ET PLACEMENT DU QUEBEC,
                           as Co-Documentation Agents

                           Cahill Gordon & Reundel LLP
                                 80 Pine Street
                            New York, New York 10005

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS....................................................      2
   SECTION 1.01.  Defined Terms..........................................      2
   SECTION 1.02.  Classification of Loans and Borrowings.................     47
   SECTION 1.03.  Terms Generally........................................     47

ARTICLE II THE CREDITS...................................................     48
   SECTION 2.01.  Credit Commitments.....................................     48
   SECTION 2.02.  Procedure for Borrowing................................     48
   SECTION 2.03.  Conversion and Continuation Options for Loans..........     50
   SECTION 2.04.  Swingline Loans........................................     50
   SECTION 2.05.  Optional and Mandatory Prepayments of Loans;
                     Repayments of Loans.................................     52
   SECTION 2.05A. Asset Sales and Casualty Events........................     55
   SECTION 2.06.  Letters of Credit......................................     57
   SECTION 2.07.  Repayment of Loans; Evidence of Debt...................     61
   SECTION 2.08.  Interest Rates and Payment Dates.......................     62
   SECTION 2.09.  Computation of Interest................................     63
   SECTION 2.10.  Fees...................................................     63
   SECTION 2.11.  Termination, Reduction or Adjustment of Commitments....     64
   SECTION 2.12.  Inability to Determine Interest Rate; Unavailability of
                     Deposits; Inadequacy of Interest Rate...............     65
   SECTION 2.13.  Pro Rata Treatment and Payments........................     65
   SECTION 2.14.  Illegality.............................................     67
   SECTION 2.15.  Requirements of Law....................................     67
   SECTION 2.16.  Taxes..................................................     68
   SECTION 2.17.  Indemnity..............................................     72
   SECTION 2.18.  Change of Lending Office...............................     73
   SECTION 2.19.  Sharing of Setoffs.....................................     73
   SECTION 2.20.  Assignment of Commitments Under Certain Circumstances..     73

ARTICLE III REPRESENTATIONS AND WARRANTIES...............................     74
   SECTION 3.01.  Organization, etc......................................     74
   SECTION 3.02.  Due Authorization, Non-Contravention, etc..............     75
   SECTION 3.03.  Government Approval, Regulation, etc...................     75
   SECTION 3.04.  Validity, etc..........................................     75
   SECTION 3.05.  Representations and Warranties in the Acquisition
                     Agreement; Boeing Agreements; IRB Agreements........     76
   SECTION 3.06.  Financial Information..................................     76
   SECTION 3.07.  No Material Adverse Effect.............................     76
   SECTION 3.08.  Litigation.............................................     76
   SECTION 3.09.  Compliance with Laws and Agreements....................     77
   SECTION 3.10.  Subsidiaries...........................................     77
   SECTION 3.11.  Ownership of Properties................................     77

                                                                            Page
                                                                            ----
   SECTION 3.12.  Taxes..................................................     78
   SECTION 3.13.  Pension and Welfare Plans..............................     78
   SECTION 3.14.  Environmental Warranties...............................     79
   SECTION 3.15.  Regulations T, U and X.................................     81
   SECTION 3.16.  Disclosure; Accuracy of Information; Pro Forma Balance
                     Sheets and Projected Financial Statements...........     81
   SECTION 3.17.  Insurance..............................................     81
   SECTION 3.18.  Labor Matters..........................................     82
   SECTION 3.19.  Solvency...............................................     82
   SECTION 3.20.  Securities.............................................     82
   SECTION 3.21.  Indebtedness Outstanding...............................     82
   SECTION 3.22.  Security Documents.....................................     83
   SECTION 3.23.  Anti-Terrorism Laws....................................     84
   SECTION 3.24.  Subordination of Seller Loan Agreement.................     85
   SECTION 3.25.  IRB Agreements.........................................     85

ARTICLE IV CONDITIONS....................................................     86
   SECTION 4.01.  Effective Date.........................................     86
   SECTION 4.02.  Conditions to Each Credit Event........................     93
   SECTION 4.03.  Conditions to Effectiveness of the Amended and Restated
                     Credit Agreement....................................     94

ARTICLE V AFFIRMATIVE COVENANTS OF THE U.S. LOAN PARTIES.................     95
   SECTION 5.01.  Financial Information. Reports, Notices, etc...........     95
   SECTION 5.02.  Compliance with Laws, etc..............................     98
   SECTION 5.03.  Maintenance of Properties..............................     98
   SECTION 5.04.  Insurance..............................................     99
   SECTION 5.05.  Books and Records: Visitation Rights: Maintenance of
                     Ratings.............................................     99
   SECTION 5.06.  Environmental Covenant.................................    100
   SECTION 5.07.  Information Regarding Collateral.......................    101
   SECTION 5.08.  Existence; Conduct of Business.........................    102
   SECTION 5.09.  Performance of Obligations.............................    102
   SECTION 5.10.  Casualty and Condemnation..............................    102
   SECTION 5.11.  Pledge of Additional Collateral........................    102
   SECTION 5.12.  Further Assurances.....................................    103
   SECTION 5.13.  Use of Proceeds........................................    103
   SECTION 5.14.  Payment of Taxes.......................................    103
   SECTION 5.15.  Interest Rate Protection...............................    103
   SECTION 5.16.  Guarantees.............................................    104
   SECTION 5.17.  Seller Loan Agreement..................................    104
   SECTION 5.18.  787 Program............................................    104
   SECTION 5.19.  Phase II Environmental Studies.........................    104
   SECTION 5.20.  IRB Agreements.........................................    104
   SECTION 5.21.  Repayment of Original WLLC Loan........................    105
   SECTION 5.22.  Tax Indemnity Agreements...............................    105

                                                                            Page
                                                                            ----
   SECTION 5.23.  Post-Closing Collateral Matters........................    105

ARTICLE V-A  AFFIRMATIVE COVENANTS OF THE ADDITIONAL BORROWER PARTIES....    106
   SECTION 5.01A. Reports, Notices, etc..................................    106
   SECTION 5.02A. Compliance with Laws, etc..............................    107
   SECTION 5.03A. Books and Records; Visitation Rights...................    107
   SECTION 5.04A. Information Regarding Collateral.......................    107
   SECTION 5.05A. Existence: Conduct of Business.........................    107
   SECTION 5.06A. Pledge of Additional Collateral........................    108
   SECTION 5.07A. Further Assurances.....................................    108
   SECTION 5.08A. Use of Proceeds........................................    108
   SECTION 5.09A. Payment of Taxes.......................................    108
   SECTION 5.10A. Seller Loan Agreement..................................    109
   SECTION 5.11A. Triggering Events......................................    109
   SECTION 5.12A. Tax Status.............................................    109
   SECTION 5.13A. Tax Indemnity Agreements...............................    109

ARTICLE VI NEGATIVE COVENANTS OF THE U.S. LOAN PARTIES...................    109
   SECTION 6.01.  Indebtedness; Certain Equity Securities................    109
   SECTION 6.02.  Liens..................................................    112
   SECTION 6.03.  Fundamental Changes: Line of Business..................    114
   SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                     Acquisitions........................................    116
   SECTION 6.05.  Asset Sales............................................    117
   SECTION 6.06.  Sale and Leaseback Transactions........................    119
   SECTION 6.07.  Restricted Payments....................................    119
   SECTION 6.08.  Transactions with Affiliates...........................    120
   SECTION 6.09.  Restrictive Agreements.................................    121
   SECTION 6.10.  Amendments or Waivers of Certain Documents: Prepayments
                     of Certain Indebtedness.............................    122
   SECTION 6.11.  No Other "Senior Debt".................................    123
   SECTION 6.12.  Interest Expense Coverage Ratio........................    123
   SECTION 6.13.  Total Leverage Ratio...................................    124
   SECTION 6.14.  Capital Expenditures...................................    124
   SECTION 6.15.  Limitation on Activities of Parent Guarantor...........    125
   SECTION 6.16.  IRB Agreements.........................................    126
   SECTION 6.17.  Fiscal Year............................................    126
   SECTION 6.18.  Anti-Terrorism Law.....................................    126
   SECTION 6.19.  Embargoed Person.......................................    126
   SECTION 6.20.  Anti-Money Laundering..................................    127

ARTICLE VI-A  NEGATIVE COVENANTS OF THE ADDITIONAL BORROWER PARTIES......    127
   SECTION 6.01A. Limitations on Activities..............................    127
   SECTION 6.02A. Anti-Terrorism Law.....................................    128
   SECTION 6.03A. Embargoed Person.......................................    129

                                                                            Page
                                                                            ----
   SECTION 6.04A. Anti-Money Laundering..................................    129

ARTICLE VII EVENTS OF DEFAULT............................................    129
   SECTION 7.01.  Listing of the U.S. Borrower Events of Default.........    129
   SECTION 7.02.  Listing of Additional Borrower Events of Default.......    133
   SECTION 7.03.  Action if Bankruptcy...................................    136
   SECTION 7.04.  Action if Other Event of Default.......................    136
   SECTION 7.05.  Action if Event of Termination.........................    136
   SECTION 7.06.  Application of Proceeds................................    136
   SECTION 7.07.  Certain Cure Rights....................................    137

ARTICLE VIII THE AGENTS..................................................    138
   SECTION 8.01.  The Agents.............................................    138

ARTICLE IX [RESERVED]....................................................    141

ARTICLE X MISCELLANEOUS..................................................    141
   SECTION 10.01. Notices................................................    141
   SECTION 10.02. Survival of Agreement..................................    142
   SECTION 10.03. Binding Effect.........................................    143
   SECTION 10.04. Successors and Assigns.................................    143
   SECTION 10.05. Expenses; Indemnity....................................    146
   SECTION 10.06. Right of Setoff........................................    148
   SECTION 10.07. Applicable Law.........................................    148
   SECTION 10.08. Waivers: Amendment....................................     148
   SECTION 10.09. Interest Rate Limitation...............................    151
   SECTION 10.10. Entire Agreement.......................................    152
   SECTION 10.11. WAIVER OF JURY TRIAL...................................    152
   SECTION 10.12. Severability...........................................    153
   SECTION 10.13. Counterparts...........................................    153
   SECTION 10.14. Headings...............................................    153
   SECTION 10.15. Jurisdiction:  Consent to Service of Process...........    153
   SECTION 10.16. Confidentiality........................................    154
   SECTION 10.17. Fixed Income Direct Website Communications.............    154
   SECTION 10.18. USA PATRIOT Act Notice.................................    156
   SECTION 10.19. Assignment and Release of Additional Borrower Parties'
                     Obligations.........................................    156
   SECTION 10.20. No Recourse Against Limited Partners...................    156

EXHIBIT A     Form of Administrative Questionnaire
EXHIBIT B     Form of Borrowing Request
EXHIBIT C     Form of Assignment and Acceptance
EXHIBIT D     Form of Subordination and Intercreditor Agreement
EXHIBIT E     Form of Compliance Certificate
EXHIBIT F     Form of Onex Corporation Tax Certificate
EXHIBIT G-1   Form of Term B Note
EXHIBIT G-2   Form of Revolving Note
EXHIBIT H     Form of Closing Certificate
EXHIBIT I     Form of Guarantee Agreement
EXHIBIT J     Form of Pledge Agreement
EXHIBIT K     Form of Security Agreement
EXHIBIT L-1   Form of Opinion of Kaye Scholer LLP
EXHIBIT L-2   Form of Opinion of Davies Ward Phillips & Vineberg LLP
EXHIBIT L-3   Form of Opinion of Local Counsel
EXHIBIT M     Form of Solvency Certificate
EXHIBIT N     Form of Mortgage
EXHIBIT P     Form of Section 2.16 Certificate
EXHIBIT R     Form of WLLC Subordination Agreement
EXHIBIT S-1   Form of Offer to Repay Notice
EXHIBIT S-2   Form of Response to Offer to Repay
EXHIBIT S-3   Notice of Preselection
EXHIBIT T-1   Form of Withholding Tax Guarantee Agreement
EXHIBIT T-2   Form of NSULC Tax Indemnity Agreement
EXHIBIT T-3   Form of Onex Pledge Agreement
EXHIBIT T-4   Form of Canadian Pledge Agreement
EXHIBIT U     Form of Restatement Closing Certificate
EXHIBIT V     Form of Affirmation and Consent

SCHEDULE 1.01(a)      Boeing Agreements
SCHEDULE 1.01(b)      Kansas Bonds Term Sheet
SCHEDULE 1.01(d)      Permitted Holders
SCHEDULE 2.01         Lenders and Commitments
SCHEDULE 3.08         Litigation
SCHEDULE 3.10         Subsidiaries
SCHEDULE 3.11(b)      Leased and Owned Real Property
SCHEDULE 3.11(f)      Mortgaged Property Disposals
SCHEDULE 3.13         ERISA Events
SCHEDULE 3.14(a)      Facilities/Properties Not in Compliance with
                         Environmental Laws
SCHEDULE 3.14(b)      Environmental Claims
SCHEDULE 3.14(c)      Hazardous Materials
SCHEDULE 3.17         Insurance
SCHEDULE 3.21         Indebtedness to Remain Outstanding
SCHEDULE 3.22(d)      Mortgage Filing Offices
SCHEDULE 4.01(e)      Local Counsel
SCHEDULE 4.01(u)(A)   Mortgaged Properties

SCHEDULE 4.01(u)(C)   Title Insurance Amounts
SCHEDULE 6.02(v)      Existing Liens
SCHEDULE 6.05(xii)    Real Property Interest Sales
SCHEDULE 6.04         Existing Investments
SCHEDULE 6.09         Existing Restrictions

          AMENDED AND RESTATED CREDIT AGREEMENT (this "Amended and Restated Credit Agreement") dated as of July 20, 2005, among SPIRIT AEROSYSTEMS, INC. (f/k/a MID-WESTERN AIRCRAFT SYSTEMS, INC.), a Delaware corporation (the "U.S. Borrower"); SPIRIT AEROSYSTEMS HOLDINGS, INC. (f/k/a MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.), a Delaware corporation (the "Parent Guarantor"); ONEX WIND FINANCE LP, a Delaware limited partnership (the "Additional Borrower"); the financial institutions listed on Schedule 2.01, as such Schedule may from time to time be supplemented and amended (the "Lenders"); CITICORP NORTH AMERICA, INC. ("CNAI"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders and as collateral agent (in such capacity, the "Collateral Agent); CITIGROUP GLOBAL MARKETS INC. ("CGMI"), as sole lead arranger and bookrunner (in such capacity, the "Lead Arranger"); THE BANK OF NOVA SCOTIA and ROYAL BANK OF CANADA, as co-arrangers (in such capacity, the "Co-Arrangers") and as co-syndication agents (in such capacity, the "Co-Syndication Agents"); THE BANK OF NOVA SCOTIA, as Issuing Bank; and EXPORT DEVELOPMENT CANADA and CAISSE DE DEPOT ET PLACEMENT DU QUEBEC, as co-documentation agents (in such capacity, the "Co-Documentation Agents").

          WHEREAS, the U.S. Borrower, the Parent Guarantor, the Additional Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Lead Arranger, the Co-Arrangers, the Co-Syndication Agents and the Issuing Bank originally entered into that certain Credit Agreement dated as of June 16, 2005 (the "Original Credit Agreement") and are entering into this Amended and Restated Credit Agreement in order to amend and restate the Original Credit Agreement in its entirety.

          WHEREAS, U.S. Borrower, the Parent Guarantor, the Additional Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Lead Arranger, the Co-Arrangers, the Co-Syndication Agents and the Issuing Bank intend that (a) all obligations of the parties under the Original Credit Agreement shall continue to exist under and be evidenced by this Amended and Restated Credit Agreement and the other Loan Documents; and (b) except as expressly stated herein or amended hereby, the Original Credit Agreement and the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations; it being understood that it is the intent of the parties hereto that this Amended and Restated Credit Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Original Credit Agreement or evidence payment of all or any of such obligations and liabilities and such rights, obligation and liabilities shall continue and remain outstanding, and that this Amended and Restated Credit Agreement amends and restates in its entirety the Original Credit Agreement.

          In consideration of the promises and the agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" means a Borrowing comprised of ABR Loans.

          "ABR Loan" means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

          "Acquired Business" means the assets of the Wichita Division of Boeing Commercial Airplanes being acquired under the Acquisition Agreement.

          "Acquisition" means the acquisition of the Acquired Business as contemplated by the Acquisition Agreement and the other Acquisition Documents.

          "Acquisition Agreement" means the asset purchase agreement dated as of February 22, 2005 by and among the Seller and Mid-Western Aircraft Systems, Inc.

          "Acquisition Consideration" means the purchase consideration for any Permitted Acquisition and all other payments by the Parent Guarantor or any of its Subsidiaries in exchange for, or as part of, or in connection with any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes the U.S. Borrower's reasonable estimate of any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by the Parent Guarantor or any of its Subsidiaries.

          "Acquisition Documents" means the Acquisition Agreement, each document attached as an exhibit to the Acquisition Agreement and each document attached as an exhibit to each document attached as an exhibit to the Acquisition Agreement.

          "Acquisition Indemnity Payment" means any payment received by the Parent Guarantor or any Subsidiary under any escrow arrangement under any Acquisition Document or as a direct or indirect result of any breach of any term or provision of the Acquisition Documents or otherwise in respect of any claim by the Parent Guarantor or any Subsidiary arising out of the Acquisition (other than to the extent relating to indemnification or reimbursement of amounts either paid by the Parent Guarantor or any of its Subsidiaries to Persons other than the Parent Guarantor or any of its Subsidiaries or that are out-of-pocket expenses paid by the Parent Guarantor or any of its Subsidiaries in connection with such breach).

          "Acquisition Transactions" means the Acquisition, the entering into of the Boeing Agreements on or before the Effective Date, the entering into of the Seller Loan Agreement, each other transaction contemplated by the Acquisition Documents, the payment of Indebtedness to be repaid on the Effective Date and the payment of fees and expenses in connection with the Transactions.

          "Act" has the meaning assigned to such term in Section 10.18.

          "Additional Borrower" has the meaning assigned to such term in the preamble to this Agreement.

          "Additional Borrower Assignment" has the meaning assigned to such term in Section 10.19.

          "Additional Borrower Default" means any Additional Borrower Event of Default, any Additional Borrower Event of Termination and any event or condition which upon notice, lapse of time or both would constitute an Additional Borrower Event of Default or Additional Borrower Event of Termination.

          "Additional Borrower Event of Default" has the meaning assigned to such term in Section 7.02.

          "Additional Borrower Event of Termination" has the meaning assigned to such term in Section 7.02.

          "Additional Borrower Parties" means the Additional Borrower and the Additional Borrower Subsidiaries.

          "Additional Borrower Subsidiaries" means each of (i) NSULC and (ii) WLLC.

          "Additional Collateral" has the meaning assigned to such term in
Section 5.11.

          "Adjusted Capital Expenditures" means Capital Expenditures, less Boeing Funded Capital Expenditures.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" has the meaning assigned to such term in the preamble hereto.

          "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit A.

          "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to:

          (a) vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or

          (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Affirmation and Consent" has the meaning assigned to such term in
Section 4.03.

          "Agent Fees" has the meaning assigned to such term in Section 2.10(c).

          "Agents" means the Administrative Agent and the Collateral Agent.

          "Aggregate Revolving Credit Exposure" means the aggregate amount of the Revolving Lenders' Revolving Credit Exposures.

          "Agreement" means the Original Credit Agreement as amended and restated in its entirety by this Amended and Restated Credit Agreement.

          "Alternate Base Rate" means for any day, a rate per annum equal to the highest of (a) the Administrative Agent's Base Rate in effect on such day, (b) 0.5% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the next previous Friday by the Administrative Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Administrative Agent from three New York certificate of deposit dealers of recognized standing selected by the Administrative Agent, in either case adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25% (the "Certificate of Deposit Rate"), and (c) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Certificate of Deposit Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Certificate of Deposit Rate or the Federal Funds Rate, respectively.

          "Amended and Restated Credit Agreement" has the meaning assigned to such term in the preamble hereto.

          "Anti-Terrorism Laws" shall have the meaning assigned thereto in
Section 3.23.

          "Applicable Rate" means, for any day, with respect to any Revolving Loan or Term B Loan, as the case may be, the applicable percentage set forth in the table below under the appropriate caption:

                     EURODOLLAR    ABR
                       SPREAD     SPREAD
                     ----------   ------
REVOLVING LOANS...      2.75%      1.75%
TERM B LOANS......      2.25%      1.25%

; provided, however, that, with respect to Revolving Loans only, after the Trigger Date, the Applicable Rate shall mean the applicable percentage set forth in the table below under the appropriate caption:

  Total              Revolving Loans
 Leverage    ------------------------------
  Ratio      Eurodollar Spread   ABR Spread
 --------    -----------------   ----------
Level I
>2.5:1             2.75%            1.75%

Level II
<2.5:1 but
>1.75              2.50%            1.50%

Level III
<1.75              2.25%            1.25%

          For purposes of such calculation of the Applicable Rate with respect to Revolving Loans on and after the Trigger Date, the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the U.S. Borrower's fiscal year based upon the U.S. Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b). If at any time the U.S. Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(a) or (b), the Applicable Rate shall be the highest rate set forth in the table above until such time as the U.S. Borrower has provided the information required under Section 5.01(a) or (b). Within one (1) Business Day of receipt of the applicable information as and when required under
Section 5.01(a) or (b), the Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Rate in effect from such date.

          "Approved Fund" means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

          "Asset Sale" means any direct or indirect sale, transfer, lease, conveyance or other disposition by the Parent Guarantor or any of its Subsidiaries of any of its property or assets, including any sale or issuance of any Equity Interests of any Subsidiary, except (a) transactions permitted by Section 6.05 (other than Section 6.05(xii) or (xiii)), and (b) any such transaction or series of transactions which, if an Asset Sale, would not generate Net Proceeds in excess of $5.0 million (or, when taken together with all other such transactions, in excess of $10.0 million in any twelve-month period).

          "Assignment Agreement" means the Assignment Agreement, dated as of the Effective Date, between the Seller and the Boeing Trust.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

          "Authorized Office" means, with respect to any Borrower, those of its officers whose signature and incumbency has been certified to the Administrative Agent and the Lenders by the Secretary of such Borrower in a certificate dated the Effective Date or any successor thereto.

          "Available Revolving Credit Commitment" means as to any Revolving Lender, at any time of determination, an amount equal to such Revolving Lender's Revolving Credit Commitment at such time minus such Revolving Lender's Revolving Credit Exposure at such time.

          "Base Amount" has the meaning assigned to such term in Section 6.14.

          "Base Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its base rate in effect at its principal office in New York City (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors) (any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change).

          "Blocked Repayment" has the meaning assigned to such term in Section 2.05(g). "Board" means the Board of Governors of the Federal Reserve System of the United States.

          "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

          "Boeing Agreements" means the Acquisition Agreement and the other documents and agreements identified on Schedule 1.01(a) hereto.

          "Boeing Funded Capital Expenditures" means Capital Expenditures made by the U.S. Borrower or any of its Subsidiaries which are required to be reimbursed by Seller through the sale of the acquired assets to Seller pursuant to Section 5.2.1 of the SBP.

          "Boeing Funded Capital Expenditures Shortfall Event" means the occurrence of Seller having failed to reimburse the Loan Parties for the full amount of Boeing Funded Capital Expenditures made during a given Fiscal Quarter required to have been made by Seller pursuant to Section 5.2.1 of the SBP and such failure shall have remained unremedied by the 30th day after the end of such Fiscal Quarter. The aggregate amount of such Boeing Funded Capital Expenditures expensed but not reimbursed as required by the SBP shall be referred to as the "Boeing Shortfall Amount." A Boeing Funded Capital Expenditures Shortfall Event shall be deemed to continue until the Boeing Shortfall Amount has been reimbursed in full in accordance with the SBP.

          "Boeing IRB Documents" means collectively the Indentures governing the Bonds identified on Schedule I of the Buyer Sublease and the Lease Agreements and Guaranty Agreements identified on Schedule II of the Buyer Sublease.

          "Boeing Shortfall Amount" shall have the meaning assigned to such term in the definition of "Boeing Funded Capital Expenditures Shortfall Event."

          "Boeing Trust" has the meaning set forth in Section 3.25.

          "Boeing Trust Agreement" means the Amended and Restated Boeing IRB Asset Trust Agreement, dated as of the Effective Date, among Seller, as Administrative Agent, Wilmington Trust, as Delaware Trustee, Wilmington Trust SP Services, Inc., as Independent Agent, and TBC Trust, as Special Agent.

          "Borrower" or "Borrowers" means collectively the U.S. Borrower and the Additional Borrower.

          "Borrowing" means a Loan or group of Loans to a particular Borrower of the same Class and Type made (including through a conversion or continuation) by the applicable Lenders on a single date and as to which a single Interest Period is in effect.

          "Borrowing Date" means any Business Day specified in a notice pursuant to Section 2.02 as a date on which any Borrower requests Loans to be made hereunder.

          "Borrowing Request" has the meaning assigned to such term in Section 2.02(a).

          "Business Day" means (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and
(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Buyer Sublease" means the Sublease Agreement, dated as of the Effective Date, between the Boeing Trust, the Seller and the U.S. Borrower.

          "Canadian Pledge Agreement" means the Canadian Pledge Agreement, substantially in the form of Exhibit T-4, between the General Partner and the Collateral Agent for the benefit of the Lenders (as the same may be amended, supplemented or amended and restated from time to time).

          "Capital Expenditures" means, for any period, (a) any and all expenditures made by the U.S. Borrower or any of its Subsidiaries in such period for assets added to or reflected in its property, plant and equipment accounts or other similar capital asset accounts or comparable items or any other capital expenditures that are, or should be, set forth as "additions to plant, property and equipment" on the financial statement prepared in accordance with GAAP, whether such asset is purchased for cash or financed as an account payable or by the incurrence of Indebtedness, accrued as a liability or otherwise and (b) all Capital Lease Obligations of the U.S. Borrower and its Subsidiaries; provided that Capital Expenditures shall not include (v) capitalized interest to the extent included in Consolidated Interest Expense for such period, (w) expenditures under clause (a) to the extent financed with (i) the proceeds of an Excluded Equity Issuance and (ii) the proceeds of an Asset Sale, Destruction or Taking or insurance or condemnation recoveries related thereto to the extent permitted to be reinvested pursuant to Section 2.05A(a) or 2.05A(b), (x) 787 Expenditures which have been capitalized and are identified as "Excluded 787 Capital Expenditures" in a certificate of the chief financial officer of the U.S. Borrower delivered to the Administrative Agent together with the delivery of financial statements under Section 5.01(a) or 5.01(b), which certificate sets out such 787 Expenditures in reasonable detail (including a break-out of the amount of 787 Expenditures which are treated as Excluded 787 Capital Expenditures) and certifies that such costs and expenses qualify as 787 Expenditures pursuant to the definition thereof (it being understood that such Excluded 787 Capital Expenditures shall not be added to Consolidated EBITDA pursuant to clause (j) of the definition of "Consolidated EBITDA"), (y) expenditures for Permitted Acquisitions or (z) other capital expenditures (other than Boeing Funded Capital Expenditures) made by the U.S. Borrower or any of its Subsidiaries which are reimbursed by Seller or any other Person or in which the assets acquired pursuant to such capital expenditures are sold to Seller or any other Person, to the extent the terms of such capital expenditures and the reimbursement provisions or sale provisions, as applicable, with respect thereto are approved by the Requisite Lenders after the Effective Date.

          "Capital Lease Obligations" means all monetary or financial obligations of the U.S. Borrower and its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would or should be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

          "Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, including imputed interest expense for Capital Lease Obligations and excluding any interest expense not payable in cash (such as, for example, amortization of discount, amortization of debt issuance costs and interest payable-in-kind).

          Notwithstanding the foregoing, for the purposes of calculating Cash Interest Expense:

          (i) for the four fiscal quarters ended December 31, 2005, Cash Interest Expense shall be deemed to equal the product of (a) the sum of Cash Interest Expense for the two quarters ended December 31, 2005, as determined in accordance with the preceding paragraph of this definition of "Cash Interest Expense," multiplied by (b) 2; and

          (ii) for the four fiscal quarters ended March 31, 2006, Cash Interest Expense shall be deemed to equal the product of (a) the sum of Cash Interest Expense for the three quarters ended March 31, 2006, as determined in accordance with the preceding paragraph of this definition of "Cash Interest Expense," multiplied by (b) 4/3.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List.

          "CGMI" has the meaning assigned to such term in the preamble hereto.

          "Change in Control" means

          (a) prior to such time as there shall have been consummated an Initial Public Offering of the Parent Guarantor, the occurrence of any of the following: (i) the Permitted Holders (collectively) cease to own, or to have the power to vote or direct the voting of, Voting Stock of the Parent Guarantor representing a majority of the voting power of the total outstanding Voting Stock of the Parent Guarantor or (ii) the Permitted Holders cease to own Equity Interests representing a majority of the total economic interests of the Equity Interests of the Parent Guarantor;

          (b) from and after the time that there shall have been consummated an Initial Public Offering of the Parent Guarantor, the occurrence of any of the following: (i) the Permitted Holders (collectively) shall fail to own, or to have the power to vote or direct the voting of, Voting Stock of the Parent Guarantor representing at least 35% of the voting power of the total outstanding Voting Stock of the Parent Guarantor, (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
     Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Parent Guarantor representing voting power that is greater than the voting power represented by the Voting Stock of the Parent Guarantor beneficially owned, directly or indirectly, by the Permitted Holders (collectively) or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Parent Guarantor (together with any new directors who were nominated for election by a Permitted Holder or whose election to such board of directors or whose nomination for election was approved by a vote of a majority of the directors of the Parent Guarantor then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of the Parent Guarantor; provided that a Change in Control under this clause (b)(iii) shall not be deemed to have occurred if and for so long as the Permitted Holders have the power to elect a majority of the board of directors of the Parent Guarantor,

          (c) at any time, the Parent Guarantor ceases to own 100% of the Equity Interests of the U.S. Borrower;

          (d) at any time prior to an Additional Borrower Assignment permitted by Section 10.19, (x) the Sponsors shall cease to own, directly or indirectly, 100% of the Equity Interests of the Additional Borrower or (y) the Additional Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of any of the Additional Borrower Subsidiaries; or

          (e) at any time, a "Change of Control" (or equivalent term) has occurred under the Seller Loan Agreement.

          "Charges" has the meaning assigned to such term in Section 10.09.

          "Class" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term B Loans or Swingline Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or Term B Commitment, and when used in reference to any Lender, refers to whether such Lender is a Revolving Lender or a Term B Lender.

          "Closing Certificate" means a certificate substantially in the form of Exhibit H.

          "CNAI" has the meaning assigned to such term in the preamble hereto.

          "Co-Arrangers" has the meaning assigned to such term in the preamble hereto.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means any and all "Collateral," "Mortgaged Property" or "Trust Property," as defined in any applicable Security Document, and all other property of whatever kind and nature pledged as collateral under any Security Document.

          "Collateral Account" means the collateral account or sub-account established and maintained by the Collateral Agent in its name as Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of the Security Agreement.

          "Collateral Agent" has the meaning assigned to such term in the preamble hereto.

          "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment or Term B Commitment or any combination thereof (as the context requires).

          "Commitment Fee" has the meaning assigned to such term in Section 2.10(a).

          "Commitment Fee Average Daily Amount" has the meaning assigned to such term in Section 2.10(a).

          "Commitment Fee Percentage" means, for any day 0.50% per annum.

          "Commitment Fee Termination Date" has the meaning assigned to such term in Section 2.10(a).

          "Commitment Letter" means the Amended and Restated Commitment Letter dated April 26, 2005 among the Administrative Agent, the Lead Arranger, the Co-Arrangers and the Parent Guarantor.

          "Commitment Percentage" means the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Commitment Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

          "Communications" has the meaning assigned to such term in Section 10.17(a).

          "Compliance Certificate" has the meaning assigned to such term in
Section 5.01(b) and shall be substantially in the form of Exhibit E.

          "Consolidated Amortization Expense" means, for any period, the amortization expense of the U.S. Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent not already included in such amortization expense, (i) non-cash expense recorded as contra-revenue as a result of the right to use by the U.S. Borrower and its Subsidiaries of tooling owned by Seller and (ii) the amortization of certain intangibles that are recorded as contra-revenues, in each case determined on a consolidated basis in accordance with GAAP.

          "Consolidated Depreciation Expense" means, for any period, the depreciation expense of the U.S. Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of the U.S. Borrower only if a corresponding amount would not be prohibited at the date of determination to be distributed to the U.S. Borrower by such Subsidiary), pursuant to the terms of its Organizational Documents and all agreements, instruments and Requirements of Law applicable to such Subsidiary or its equityholders):

          (a) Consolidated Interest Expense for such period,

          (b) Consolidated Amortization Expense for such period,

          (c) Consolidated Depreciation Expense for such period,

          (d) Consolidated Tax Expense for such period,

          (e) costs and expenses incurred in connection with the Transactions paid or invoiced in the Fiscal Quarter ending December 31, 2005 (not to exceed $10.0 million),

          (f) non-recurring expenses during the fourth Fiscal Quarter of Fiscal Year 2005 related to the Transactions not to exceed $9.0 million,

          (g) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period unless such non-cash charge results from Hedging Agreements of the type described in
     Section 6.01(a)(viii) or such non-cash charge results from non-cash employee compensation expenses and/or management payments) for such period,

          (h) Acquisition related transition expenses, to the extent incurred on or before December 31, 2007, in an aggregate amount to not exceed $50.0 million (of which $30.0 million is funded by Seller),

          (i) fees paid to Onex Partners, the Sponsors and their respective Affiliates under the Management Agreement to the extent permitted under
     Section 6.08(iv),

          (j) 787 Expenditures which are expensed (which for the avoidance of doubt, does not include Excluded 787 Capital Expenditures) (provided that, together with the delivery of financial statements under Section 5.01(a) or 5.01(b), the U.S. Borrower provides the Administrative Agent with a certificate of the chief financial officer of the U.S. Borrower setting out such 787 Expenditures in reasonable detail (including a breakout of the amount of 787 Expenditures which have been added to Consolidated EBITDA) and certifying that such costs and expenses qualify as 787 Expenditures pursuant to the definition thereof), and

          (k) for purposes of determining compliance with the Financial Covenants in Sections 6.12 and 6.13 only, the Cure Amount, if any, received by the U.S. Borrower for such period and permitted to be included in Consolidated EBITDA pursuant to Section 7.07 and applied to repay Loans in accordance with Section 2.05(a) within two Business Days of the issuance of the Permitted Cure Securities with respect thereto; and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (other than (A) the accrual of revenue, reversal of deferred revenues or advance payments or recording of receivables in the ordinary course of business and (B) the reversal of an accrual of a reserve referred to in the parenthetical to clause (g) of this definition) for such period.

          Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Permitted Acquisition and asset dispositions (other than any asset dispositions in the ordinary course of business) consummated at any time on or after the first day of the Test Period thereof as if each such Permitted Acquisition had been effected on the first day of such period and as if each such asset sale or disposition had been consummated on the day prior to the first day of such period.

          Notwithstanding the foregoing, for the purposes of calculating Consolidated EBITDA:

          (i) for the four fiscal quarters ended December 31, 2005, Consolidated EBITDA shall be deemed to equal the product of (a) the Consolidated EBITDA for the quarter ended December 31, 2005, as determined in accordance with the preceding paragraphs of this definition of "Consolidated EBITDA," multiplied by (b) 4;

          (ii) for the four fiscal quarters ended March 31, 2006, Consolidated EBITDA shall be deemed to equal the product of (a) the sum of Consolidated EBITDA for the two quarters ended March 31, 2006, as determined in accordance with the preceding paragraphs of this definition of "Consolidated EBITDA," multiplied by (b) 2; and

          (iii) for the four fiscal quarters ended June 30, 2006, Consolidated EBITDA shall be deemed to equal the product of (a) the sum of Consolidated EBITDA for the three quarters ended June 30, 2006, as determined in accordance with the preceding paragraphs of this definition of "Consolidated EBITDA," multiplied by (b) 4/3.

          "Consolidated Indebtedness" means, at a particular date, the aggregate amount of all indebtedness of the U.S. Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date; provided, however, that (x) for purposes of the Financial Covenants only, upon the occurrence and during the continuation of a 787 Discontinuance, Consolidated Indebtedness shall be increased by an amount equal to the aggregate amount of advance payments made by Seller for shipsets no longer to be delivered by the U.S. Borrower as a result of the 787 Discontinuance (but only if such amount is not otherwise included in the calculation of Consolidated Indebtedness), less the amount of advance payments repaid to Seller after the occurrence of such 787 Discontinuance when due and paid in accordance with the terms of the 787 Agreement, and (y) the amount of Indebtedness of the U.S. Borrower in respect of the WLLC Loans shall not be deemed to be less than the aggregate amount of Indebtedness of the Additional Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, in no event will obligations or liabilities in respect of any Equity Interests constitute Consolidated Indebtedness.

          "Consolidated Interest Expense" means, with respect to the U.S. Borrower and its Subsidiaries on a consolidated basis for any period, the sum of

          (a) gross interest expense for such period, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense (but excluding the amortization of debt issuance costs in connection with the Transactions) and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and

          (b) capitalized interest,

provided that the aggregate amount of interest expense of the U.S. Borrower in respect of the WLLC Loans for such period shall not be deemed to be less than the aggregate amount of interest expense of the Additional Borrower and its Subsidiaries on a consolidated basis for such period (determined as set forth in this definition).

          Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness incurred, assumed or permanently repaid or extinguished during the relevant Test Period in connection with any Permitted Acquisitions and asset dispositions (other than any asset dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

          "Consolidated Net Income" means, for any period, the net income or loss of the U.S. Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom without duplication.

          (i) the income or loss of any Person (other than consolidated Subsidiaries of the U.S. Borrower) in which any other Person (other than the U.S. Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the U.S. Borrower or any of its Subsidiaries by such Person during such period,

          (ii) the cumulative effect of a change in accounting principles during such period,

          (iii) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations,

          (iv) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the U.S. Borrower or any of its Subsidiaries or that Person's assets are acquired by the U.S. Borrower or any of its Subsidiaries,

          (v) the income of any consolidated Subsidiary to the extent that declaration of payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and

          (vi) any (x) extraordinary gain (or extraordinary loss) realized during such period by the U.S. Borrower or any of its Subsidiaries or (y) gain (or loss) realized during such period by the U.S. Borrower or any of its Subsidiaries upon an asset disposition (other than asset dispositions in the ordinary course of business), in each case, together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by the U.S. Borrower or any of its Subsidiaries during such period.

          "Consolidated Tax Expense" means, for any period, the tax expense of the U.S. Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

          "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" have meanings correlative thereto.

          "Co-Documentation Agents" has the meaning assigned to such term in the preamble of this Agreement.

          "Co-Syndication Agents" has the meaning assigned to such term in the preamble of this Agreement.

          "Credit Event" has the meaning assigned to such term in Section 4.02.

          "Cure Amount" has the meaning assigned to such term in Section 7.07.

          "Cure Right" has the meaning assigned to such term in Section 7.07.

          "Debt Incurrence" has the meaning assigned to such term in Section 2.05(c)(ii).

          "Default" means any Event of Default, any Event of Termination and any event or condition which upon notice, lapse of time or both would constitute an Event of Default or Event of Termination.

          "Designated Lock-Box Account" has the meaning assigned to such term in
Section 2.05(g).

          "Destruction" means any and all damage to, or loss or destruction of, all or any portion of the Property of the Parent Guarantor, the U.S. Borrower or any of its Subsidiaries.

          "Discharge of Obligations" means the occurrence of all of the following: (i) termination of all commitments to extend credit that would constitute Obligations, (ii) payment in full in cash of all Obligations (other than contingent indemnification obligations not then claimed or due) and (iii) termination, cancellation or cash collateralization of all outstanding Letters of Credit hereunder constituting Obligations.

          "Disqualified Capital Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months following the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the date that is six months following the Final Maturity Date, or (c) contains any repurchase obligation (other than repurchase obligations with respect to the Parent Guarantor's common Equity Interests issued to employees, officers and directors of the Parent Guarantor and its Subsidiaries upon death, disability, retirement, severance or termination of employment or service) which may come into effect prior to payment in full of all Obligations (other than contingent indemnification obligations under the Loan Documents that are not then due or claimed); provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of change in control or an asset sale occurring prior to the date that is six months following the Final Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations (other than contingent indemnification obligations under the Loan Documents that are not then due or claimed).

          "Dollars" or "$" means lawful money of the United States of America.

          "Effective Date" means June 16, 2005.

          "Eligible Assignee" shall mean (a) if the assignment does not include assignment of a Revolving Credit Commitment, (i) any Lender, (ii) an Affiliate of any Lender, (iii) an Approved Fund and (iv) any other person approved by the Administrative Agent and the U.S. Borrower (each such approval not to be unreasonably withheld or delayed) and (b) if the assignment includes assignment of a Revolving Credit Commitment, (i) any Revolving Lender, (ii) an Affiliate of any Revolving Lender, (iii) an Approved Fund of a Revolving Lender and (iv) any other Person approved by the Administrative Agent, the Issuing Bank, the Swingline Lender and the U.S. Borrower (each such approval not to be unreasonably withheld or delayed); provided that (x) no approval of the U.S. Borrower shall be required during the continuance of an Event of Default or during the initial syndication of the Commitments and Loans (as determined by the Administrative Agent) and (y) "Eligible Assignee" shall not include any Borrower or any of its Affiliates or Subsidiaries or any natural person.

          "Embargoed Person" has the meaning assigned to such term in Section 6.19.

          "Environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwise defined in any applicable Environmental Law.

          "Environmental Claim" means any notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases);
(b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          "Environmental Laws" means all federal, state, local or foreign Requirements of Law, statutes, ordinances, regulations, rules, including common law rules, judgments, orders, notice requirements, court decisions, agency guidelines, restrictions and licenses, which (a) regulate or relate to pollution or the protection, including without limitation any Remedial Action, of the environment or human health (to the extent relating to exposure to Hazardous Materials), (b) the use, generation, distribution, treatment, storage, transportation, handling, disposal or release of Hazardous Materials, (c) the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources or (d) impose liability or provide for damages with respect to any of the foregoing, including the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Sections 201, 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), or any other similar federal, state, local or foreign Requirement of Law of similar effect, each as amended.

          "Environmental Liability" means any liability, contingent or otherwise (including, but not limited to, any liability for damages, natural resource damage, costs of Remedial Action, administrative oversight costs, fines, penalties or indemnities), of the Parent Guarantor or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials.

          "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

          "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "Equity Investments" has the meaning assigned thereto in Section 4.01(n).

          "Equity Investors" means collectively, the Permitted Holders and officers, employees and directors of the Parent Guarantor or any of its Subsidiaries that own Equity Interests of the Parent Guarantor.

          "Equity Issuance" has the meaning assigned thereto in Section 2.05(c)(i).

          "Equity Rights" means all securities convertible or exchangeable for Equity Interests and all warrants, options or other rights to purchase or subscribe for any Equity Interests, whether or not presently convertible, exchangeable or exercisable, but excluding debt securities convertible or exchangeable into any such equity.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Sections 414(b) or (c) of the Code, and for the purpose of
Section 302 of ERISA and/or Section 412, 4971, 4977, 4980D, 4980E and/or each "applicable section" under Section 414(t)(2) of the Code, within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

          "ERISA Event" means (a) any "reportable event," as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any Loan Party or ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan; (e) the receipt by any Loan Party or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan, to appoint a trustee to administer any Pension Plan, or to take any other action with respect to a Pension Plan that could result in material liability to a Loan Party or a Subsidiary, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any Loan Party or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by a Loan Party or ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the "substantial cessation of operations" within the meaning of Section 4062(e) of ERISA with respect to a Pension Plan; (i) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Loan Party or any of the Subsidiaries.

          "Eurodollar Borrowing" means a Borrowing comprised of Eurodollar
Loans.

          "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of
Article II.

          "Event of Default" means a U.S. Borrower Event of Default or an Additional Borrower Event of Default.

          "Event of Termination" has the meaning assigned to such term in
Section 7.01.

          "Excess Cash Flow" means, for any Excess Cash Flow Period, (i) Consolidated Net Income for such Excess Cash Flow Period, plus (ii) (a) the amount of Consolidated Amortization Expense and Consolidated Depreciation Expense for such Excess Cash Flow Period, plus (b) the difference between Consolidated Interest Expense for such Excess Cash Flow Period over Cash Interest Expense for such Excess Cash Flow Period, plus (c) the difference between Consolidated Tax Expense for such Excess Cash Flow Period over all cash payments in respect of income taxes made during such Excess Cash Flow Period (net of any cash refund in respect of income taxes actually received during such Excess Cash Flow Period), minus

          (iii) without duplication:

          (a) scheduled principal amortization of all Indebtedness for such Excess Cash Flow Period;

          (b) any voluntary prepayments of Indebtedness that does not have a revolving commitment and any permanent voluntary reductions to the Revolving Credit Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid and any payments required to be made to a Designated Lockbox Account, in each case so long as such amounts are not already reflected in clause (a) above, during such Excess Cash Flow Period;

          (c) Adjusted Capital Expenditures and Excluded 787 Capital Expenditures during such Excess Cash Flow Period (excluding Adjusted Capital Expenditures and Excluded 787 Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash;

          (d) Adjusted Capital Expenditures and Excluded 787 Capital Expenditures that the U.S. Borrower or any of its Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that the U.S. Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the U.S. Borrower and certifying that such Adjusted Capital Expenditures and Excluded 787 Capital Expenditures will be made in the following Excess Cash Flow Period;

          (e) the aggregate amount of investments made in cash during such period pursuant to Section 6.04(vii), (xi), or (xv) (other than investments made with Excluded Equity Issuances or the proceeds of Indebtedness);

          (f) the product of (x) the number of shipsets under the 787 Program delivered to Seller during such Excess Cash Flow Period, multiplied by (y) $1.4 million; provided that this clause (f) shall no longer be effective after a total of 500 shipsets under the 787 Program have been delivered to Seller;

          (g) losses excluded from the calculation of Consolidated Net Income by operation of clause (vi) of the definition thereof that are paid in cash during such Excess Cash Flow Period;

          (h) the aggregate amount of other non-cash items of income included in Consolidated Net Income for such Excess Cash Flow Period; and

          (i) any cash payments that are made during such Excess Cash Flow Period that have the effect of reducing an accrued liability;

provided that any amount deducted pursuant of any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:

          (i) all proceeds received during such Excess Cash Flow Period of any Indebtedness to the extent used to finance any Adjusted Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such borrowings);

          (ii) to the extent any permitted Adjusted Capital Expenditures referred to in clause (d) above do not occur in the Excess Cash Flow Period specified in the certificate of the U.S. Borrower provided pursuant to clause (d) above, such amounts of Adjusted Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificates;

          (iii) any return of capital in respect of investments received in cash during such period, which investments were made pursuant to Section 6.04(vii), (xi), (xii) or (xv) (other than investments made from Excluded Equity Issuances or the proceeds of Indebtedness), to the extent such investments were deducted from Excess Cash Flow pursuant to clause (e) above when made;

          (iv) all 787 Expenditures (including Excluded 787 Capital Expenditures) made during such Excess Cash Flow Period; provided that this clause (iv) shall no longer be effective after a total of $700 million of 787 Expenditures (including Excluded 787 Capital Expenditures) have been made since the Effective Date;

          (v) income or gain excluded from the calculation of Consolidated Net Income by operation of clause (vi) of the definition thereof that is realized m cash during such Excess

     Cash Flow Period (except to the extent such gain is subject to a mandatory repayment under Section 2.05(A); and

          (vi) the aggregate amount of all other non-cash charges reducing Consolidated Net Income during such Excess Cash Flow Period.

          "Excess Cash Flow Percentage" means, with respect to any Excess Cash Flow Period, (i) 75% if the Total Leverage Ratio is greater than or equal to 2.5:1 as of the end of such Excess Cash Flow Period and (ii) 50% if the Total Leverage Ratio is less than 2.5:1 as of the end of such Excess Cash Flow Period.

          "Excess Cash Flow Period" means each Fiscal Year of the U.S. Borrower beginning with the 2006 Fiscal Year.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Debt Issuance" means any issuance of Indebtedness permitted by Section 6.01(a) other than pursuant to the proviso in Section
6.01(a)(vii)(A).

          "Excluded Equity Issuance" means (i) the issuance of Equity Interests or Equity Rights of the Parent Guarantor to the Equity Investors to the extent the net cash proceeds thereof are contributed to the common equity capital of the U.S. Borrower and (ii) the issuance of Equity Interests or Equity Rights of Parent Guarantor (other than Disqualified Capital Stock) as consideration in a Permitted Acquisition pursuant to Section 6.04(xii)(ii).

          "Excluded 787 Capital Expenditures" means 787 Expenditures excluded from Capital Expenditures pursuant to clause (x) of the definition of "Capital Expenditures."

          "Executive Order" shall have the meaning assigned thereto in Section
3.23 and Section 6.19.

          "Federal Funds Rate" means, for any day, the weighted average of the rates (rounded upwards, if necessary, to the nearest 1/100th of 1%) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the Second Amended and Restated Fee Letter dated as of the Effective Date among the Administrative Agent, the Lead Arranger, the Co-Arrangers and the Parent Guarantor.

          "Fees" means the Commitment Fees, the LC Fees and the Agent Fees.

          "Final Maturity Date" mean the later of the Revolving Credit Maturity Date and the Term B Loan Maturity Date.

          "Financial Covenants" means those covenants and agreements of the Loan Parties set forth in Sections 6.12 through 6.14, inclusive.

          "Financial Officer" of any corporation, partnership or other entity means the chief financial officer, the principal accounting officer, Treasurer or Controller of such corporation, partnership or other entity.

          "Financing Transactions" means, collectively, (i) the execution and delivery by each Loan Party of each of the Loan Documents and the Borrowing of the Term B Loans, and the Term Transaction, in each case on the Effective Date, and (ii) the entering into of the Seller Loan Agreement and the Seller Loan Documents on the Effective Date.

          "Fiscal Quarter" means any period of 13 or 14 weeks ending on the Thursday nearest to the last day of each calendar quarter in each calendar year.

          "Fiscal Year" means any period of 52 or 53 consecutive weeks ending on the Thursday nearest to December 31 of each calendar year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2005 Fiscal Year") refer to the Fiscal Year ending on or about December 31 occurring during such calendar year.

          "Foreign Plan" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to outside the United States by any Loan Party or any Subsidiary primarily for the benefit of employees of any Loan Party or any Subsidiary employed outside the United States.

          "Foreign Subsidiary" means any direct or indirect Subsidiary of the U.S. Borrower which is organized under the laws of a Non-U.S. Jurisdiction.

          "Fund" shall mean any Person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

          "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

          "General Partner" means 1648701 Ontario Inc., an Ontario corporation.

          "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, including any central bank.

          "GTA" means the General Terms Agreement, BCA-65530-0016, dated as of the Effective Date, between the U.S. Borrower and Seller.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof (including pursuant to a "synthetic lease"), (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of the obligation under any Guarantee shall be deemed to be the lower of
(a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (including principal, interest and fees) and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of the obligation under such Guarantee shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; irrespective, in any such case, of any amount thereof that would, in accordance with GAAP, be required to be reflected on a balance sheet of such Person.

          "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit I, made by (i) Parent Guarantor, (ii) the U.S. Borrower,
(iii) the Additional Borrower Subsidiaries, and (iv) the direct and indirect wholly owned Subsidiaries of the U.S. Borrower (in the case of this clause (iv) only, other than Foreign Subsidiaries) in favor of the Administrative Agent for the benefit of the Secured Parties.

          "Guarantors" means collectively (a) Parent Guarantor, (b) each Subsidiary Loan Party, (c) with respect to Term B Borrowings only, the U.S. Borrower, and (d) each Additional Borrower Subsidiary, and "Guarantor" means any one of them.

          "Hazardous Materials" means all pollutants, contaminants, wastes, substances, chemicals, materials and constituents, including without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, of any nature which can give rise to Environmental Liability under, or are regulated pursuant to, any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rate, currency values or commodity prices.

          "IAM Pension Fund Contributions" means contributions made by the U.S. Borrower and its Subsidiaries to a Multiemployer Plan available to members of the IAM Union, which contributions shall be in the form of (i) direct contributions to such Multiemployer Plan and (ii) deposits to an escrow account, in an aggregate amount not to exceed $17 million, the proceeds of which, subject to the satisfaction of certain conditions, will be contributed to such Multiemployer Plan.

          "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the U.S. Borrower, any qualification or exception to such opinion or certification:

          (a) which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the U.S. Borrower to be in default of any of its obligations under any of the Financial Covenants.

          "Increased Cost Lender" has the meaning assigned thereto in Section 2.20.

          "Indebtedness" of any Person means the sum of all indebtedness of such Person on a consolidated basis (without duplication) with respect to

          (i) borrowed money or represented by bonds, debentures, notes and the like;

          (ii) the aggregate amount of Capital Lease Obligations; provided that to the extent such obligations are limited in recourse to the Property subject to such capital lease, such limited recourse obligations shall be included in Indebtedness only to the extent of the fair market value of such Property;

          (iii) all obligations of others secured by any Lien on any Property of such Person, but, to the extent such Lien does not extend to any other Property of such Person and is otherwise non-recourse against such Person, limited to the fair market value of such Property;

          (iv) all indebtedness representing the deferred purchase price of Property or services, excluding trade payables and accrued liabilities in the ordinary course of business;

          (v) obligations under Hedging Agreements;

          (vi) all obligations for the reimbursement of any obligor under letters of credit, bankers' acceptances and similar credit transactions; and

          (vii) Guarantees and indemnities in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, liabilities, obligations or indebtedness of the kind described in clauses (i) through (vi).

Notwithstanding the foregoing, (i) in no event will obligations or liabilities in respect of any Equity Interests constitute Indebtedness and (ii) except as specifically set forth in the proviso contained in the definition of "Consolidated Indebtedness," Indebtedness shall not include any obligations in respect of advances or progress payments under commercial contracts that are to be repaid from production (including without limitation under the 787 Program).

          "Indebtedness to Remain Outstanding" has the meaning set forth in
Section 3.21.

          "Indemnified Foreign Tax" has the meaning assigned to each term in
Section 2.16.

          "Indemnified Taxes" has the meaning assigned to such term in Section 2.16.

          "Indemnitee" has the meaning assigned to such term in Section 10.05.

          "Information Memorandum" means the Confidential Information Memorandum dated June 2005 and posted electronically on Intralinks relating to the Borrowers and this Agreement.

          "Initial Public Offering" means a primary underwritten public offering of common stock of the Parent Guarantor.

          "Installment Payment Date" has the meaning assigned to such term in
Section 2.05(d).

          "Interest Expense Coverage Ratio" means, for any Test Period, the ratio of (a) Consolidated EBITDA to (b) Cash Interest Expense, in each case for such Test Period.

          "Interest Payment Date" means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, (a) each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, (b) the date of any refinancing of such Borrowing with a Borrowing of a different Type.

          "Interest Period" means (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or if available to all Lenders, 9 or 12 months) thereafter, as the applicable Borrower may elect; provided that prior to the earlier of the (i) 61st day after the Effective Date and (ii) completion of the initial syndication of the Commitments and Loans (as determined by the Administrative Agent), the applicable Borrower shall only be permitted to request Interest Periods of seven days, or (b) as to any ABR Borrowing (other than a Swingline Borrowing), the period commencing on the date of such Borrowing (including any date on which such Borrowing shall have been converted from a Borrowing of a different Type) or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date, in the case of Revolving Loans, and Term B Loan Maturity Date, in the case of Term B Loans, and (iii) the date such Borrowing is prepaid in accordance with
Section 2.05 or converted to a Eurodollar Loan in accordance with Section 2.03 and (c) as to any Swingline Loan, a period commencing on the date of such Loan and ending on the earliest of (i) the fifth Business Day thereafter, (ii) the Revolving Credit Maturity Date and (iii) the date such Loan is prepaid in accordance with Section 2.05; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Investment" has the meaning assigned to such term in Section 6.04.

          "IRB Actions" has the meaning assigned to such term in the definition of "IRB Transactions."

          "IRB Agreements" means (i) the Boeing Trust Agreement; (ii) the TBC Trust Agreement; (iii) the Buyer Sublease; (iv) the Assignment Agreement; and
(v) the IRB Pledge Agreement.

          "IRB Assets" means Property subject to the Buyer Sublease.

          "IRB Pledge Agreement" means the Pledge Agreement, dated as of the Effective Date, between TBC Trust and the U.S. Borrower.

          "IRB Transactions" means the occurrence of (a) the formation of the Trusts and the execution of the Trust Agreements and the issuance of the Transferred Assets Ownership Class, (b) the assignment to Boeing Trust, pursuant to the Assignment Agreement, of the leases, bonds and assets identified therein,
(c) the valid execution and delivery of the IRB Subleases and the IRB Pledge Agreement and (d) the consummation of the other transactions contemplated by the IRB Agreements (the actions described in clauses (b) through (d), the "IRB Actions").

          "Issuing Bank" means, as the context may require, (a) The Bank of Nova Scotia, in its capacity as the issuer of Letters of Credit issued by it hereunder and its successors in such capacity as provided in Section 2.06(i),
(b) any other Revolving Lender approved by the Administrative Agent and the U.S. Borrower in its capacity as issuer of Letters of Credit issued by it hereunder and its successors in such capacity as provided in Section 2.06(i) or (c) collectively, all of the foregoing. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Kansas Finance Sub." or "Kansas Finance Subsidiary" means Spirit Aerosystems Finance, Inc. (f/k/a Mid-Western Aircraft Finance, Inc.), a Delaware corporation.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

          "LC Fees" has the meaning assigned to such term in Section 2.10(b).

          "Lead Arranger" has the meaning assigned to such term in the preamble hereto.

          "Lenders" has the meaning assigned to such term in the preamble hereto.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate supplied to the Administrative Agent at its request quoted by the Reference Banks in the London interbank market as of the day two Business Days prior to the commencement of such Interest Period as the rate for Dollar deposits with a maturity comparable to such Interest Period.

          "Lien" means, with respect to any asset, (a) (i) any mortgage, deed of trust, deed to secure debt, lien, pledge, encumbrance, charge, collateral assignment, hypothecation or security interest in or on such asset or (ii) any authorized filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any other similar authorized notice or lien under any similar notice or recording statute of any Governmental Authority (other than pre-filings of such financing statements and/or notices made in favor of the secured parties under this Agreement or an amendment thereof), in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) any other agreement intended to create any of the foregoing.

          "Loan Documents" means this Agreement, the Subordination and Intercreditor Agreement, the Guarantee Agreement, the Affirmation and Consent, the WLLC Term Loan Agreement and the notes issued thereunder, the WLLC Subordination Agreement, each Tax Indemnity Agreement, the Security Documents, if requested by a Lender pursuant to Section 2.07(e), each Note and, solely for purposes of Section 7.01(a), the Fee Letter.

          "Loan Parties" means the U.S. Borrower, the Parent Guarantor, the Additional Borrower, the Additional Borrower Subsidiaries, the Kansas Finance Subsidiary and the Subsidiary Loan Parties.

          "Loan Party Information" has the meaning assigned thereto in Section 10.16.

          "Loans" means the Revolving Loans, the Swingline Loans and the Term B Loans.

          "Management Agreement" means the Management Agreement, dated as of the Effective Date, between Onex Partners Manager, L.P. and the U.S. Borrower.

          "Material Adverse Effect" means a materially adverse effect on (a) the business, financial condition, affairs or results of operation of the Parent Guarantor and its Subsidiaries, taken as a whole, or the Additional Borrower Parties or (b) the ability of any Loan Party to perform its respective obligations under the Loan Documents, (c) the rights of or benefits available to the Lenders under any Loan Document or (d) the validity, enforceability, perfection or priority of the Liens granted to the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral (taken as a whole) pursuant to the Security Documents.

          "Material Indebtedness" means (a) any Indebtedness (other than the Loans and Letters of Credit) or (b) obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Guarantor, the U.S. Borrower and their respective Subsidiaries, individually or in an aggregate principal amount exceeding $15.0 million; provided, however, that any Indebtedness outstanding under the Seller Loan Agreement shall constitute Material Indebtedness regardless of the amount outstanding thereunder. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Parent Guarantor, the U.S. Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent Guarantor, the U.S. Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maximum Rate" has the meaning assigned to such term in Section 10.09.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations, including any amendment thereto. Each Mortgage shall be substantially in the form of Exhibit N or otherwise reasonably satisfactory in form and substance to the Collateral Agent.

          "Mortgaged Property" means, initially, each parcel of or other interest in Real Property and the improvements and appurtenances thereto owned or leased by a Loan Party and identified on Schedule 4.01(u)(A), and includes each other parcel of or interest in real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.

          "Multiemployer Plan" means a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA (i) to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions, (ii) to which any Loan Party or ERISA Affiliate has within the preceding six plan years made contributions, including any Person which ceased to be an ERISA Affiliate during such six year period, or (iii) with respect to which Loan Party or any Subsidiary could incur liability.

          "Net Proceeds" means, with respect to any Equity Issuance, Debt Incurrence, Asset Sale, Destruction, Taking or Acquisition Indemnity Payment,
(a) the cash proceeds actually received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a Destruction, insurance proceeds in excess of $5.0 million (or, when taken together with all such other Destructions and Takings, in excess of $10.0 million in any twelve-month period), and (iii) in the case of a Taking, condemnation awards and similar payments in excess of $5.0 million (or, when taken together with all such other Destructions and Takings, in excess of $10.0 million in any twelve-month period), net of (b) the sum of
(i) all bona fide fees, costs, commissions and out-of-pocket expenses paid by the Parent Guarantor and its Subsidiaries to third parties in connection with such event, (ii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent Guarantor and its Subsidiaries, (iii) in the case of an Asset Sale, (A) the amount of all payments required to be made by the Parent Guarantor and its Subsidiaries as a result of such event to repay obligations (other than Loans) secured by a Lien on such asset (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and (B) the amount of any reserves established by the Parent Guarantor and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding two years, and that are attributable to such event (as determined reasonably and in good faith by the U.S. Borrower); provided that any amount by which such reserves are reduced for reasons other than payment of any such contingent liabilities shall be considered "Net Proceeds" upon such reduction, and (C) cash escrows (until released from escrow to the Parent Guarantor or any of its Subsidiaries) from the sale price for such Asset Sale and (iv) in the case of a Taking, the reasonable cost of putting any real property in a safe and secure position.

          "Non-Consenting Lender" has the meaning assigned thereto in Section 10.08(e).

          "Non-Guarantor Subsidiary" means any Subsidiary acquired or formed after the Effective Date that is not a Wholly Owned Subsidiary and is designated as a Non-Guarantor Subsidiary by the U.S. Borrower by written notice to the Administrative Agent; provided that the aggregate amount of Investments made by the U.S. Borrower and any Subsidiary in all Non-Guarantor Subsidiaries since the Effective Date shall not exceed the amount of Investments permitted to be made under Section 6.04(x).

          "Non-Qualifying Assets" has the meaning set forth in the Buyer
Sublease.

          "Non-Recourse Debt" means Indebtedness of a Person:

          (1) as to which no Loan Party (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against the debtor thereof) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of any Loan Party to declare a default under such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-U.S. Jurisdiction" means each jurisdiction of organization of a Subsidiary of the Parent Guarantor other than the United States (or any State thereof) or the District of Columbia.

          "Note" means a note substantially in the form of Exhibit G-1 or G-2.

          "Notice of Intent to Cure" has the meaning assigned to such term in
Section 5.01(n).

          "NSULC" shall have the meaning set forth in the definition of "Term Transaction."

          "NSULC Tax Indemnity Agreement" means the NSULC Tax Indemnity Agreement, substantially in the form of Exhibit T-2, between Onex Corporation and NSULC (as the same may be amended, supplemented or amended and restated from time to time).

          "Obligations" means (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to any Borrower or the other Loan Parties and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower or the other Loan Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or LC Disbursements made pursuant to Letters of Credit issued for the account of any Borrower or the other Loan Parties and all other obligations and liabilities of each Borrower and the other Loan Parties to any Secured Party or the Issuing Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel), or otherwise, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents owing to any of the Secured Parties (in their capacity as such) and
(c) the due and punctual payment and performance of all obligations of each Borrower and the other Loan Parties under each Hedging Agreement relating to any Loans entered into with any Qualified Counterparty.

          "Offer Settlement Date" shall have the meaning set forth in Section 2.05A(c).

          "Offer to Repay" shall have the meaning set forth in Section 2.05A(c).

          "Offer to Repay Notice" shall have the meaning set forth in Section 2.05A(c).

          "Onex Pledge Agreement" means the Onex Pledge Agreement, substantially in the form of Exhibit T-3, between Onex Corporation and the Collateral Agent for the benefit of the Lenders (as the same may be amended, supplemented or amended and restated from time to time).

          "Onex Corporation Tax Certificate" means a certificate substantially in the form of Exhibit F.

          "Organizational Document" means (i) relative to each Person that is a corporation, its charter and its by-laws (or similar documents), (ii) relative to each Person that is a limited liability company, its certificate of formation and its operating agreement (or similar documents), (iii) relative to each Person that is a limited partnership, its certificate of formation and its limited partnership agreement (or similar documents), (iv) relative to each Person that is a general partnership, its partnership agreement (or similar document) and (v) relative to any Person that is any other type of entity, such documents as shall be comparable to the foregoing.

          "Original Credit Agreement" shall have the meaning assigned to such term in the recitals hereto.

          "Original WLLC Loan" shall have the meaning assigned thereto in the definition of "Term Transaction."

          "Other List" has the meaning assigned thereto in Section 6.19.

          "Other Taxes" has the meaning assigned thereto in Section 2.16.

          "Parent Guarantor" has the meaning assigned to such term in the preamble to this Agreement.

          "Participant" has the meaning assigned to such term in Section
10.04(f).

          "Patent Assignment" means the Patent Assignment, dated as of June 16, 2005, by and between Seller and the U.S. Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Pension Plan" means a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Loan Party or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

          "Perfection Certificate" means a certificate in the form of Annex 2 to the Security Agreement or any other form reasonably acceptable to the Collateral Agent.

          "Permitted Acquisition" means any acquisition, whether by purchase, merger, consolidation or otherwise, by the U.S. Borrower or any Subsidiary Loan Party of all or substantially all the assets of, or all the Equity Interests in, a Person or a division, line of business or other business unit of a Person so long as (a) the board of directors of such Person shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn), (b) such assets are to be used in, or such Person so acquired is engaged in, as the case may be, a business of the type permitted under Section 6.03(c), (c) immediately after giving effect thereto, (i) no Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws, (iii) in the case of an acquisition of Equity Interests, the Person acquired (if not a Foreign Subsidiary) shall become immediately after given effect thereto a Subsidiary Loan Party or be merged into a Subsidiary Loan Party and all actions required to be taken under Sections 5.11, 5.12 and 5.16 shall have been taken, (iv) the U.S. Borrower and its Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to such acquisition, with the covenants contained in Sections 6.12 and 6.13 recomputed as at the date of the last ended Test Period, as if such acquisition (and any related incurrence or repayment of Indebtedness) had occurred on the first day of the relevant Test Period, (v) any Indebtedness or any preferred stock that is incurred, acquired or assumed in connection with such acquisition shall be in compliance with Section 6.01, (vi) after giving effect to such acquisition and any Revolving Credit Borrowings made in connection therewith, the sum of (A) the then unfunded commitments under the Seller Loan Agreement, plus (B) the cash on hand of Borrower and/or the Subsidiary Loan Parties, plus
(C) the Total Revolving Credit Commitment less the Revolving Credit Exposure of all Revolving Lenders shall not be less than $125.0 million and (vii) the U.S. Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b) and (c)(i) through (vi) above, together with all relevant and available financial information for the Person or assets to be acquired.

          "Permitted Cure Securities" means equity securities (other than Disqualified Capital Stock) of Parent Guarantor designated as Permitted Cure Securities in a certificate delivered by the U.S. Borrower to the Administrative Agent that are issued to any Equity Investors in connection with Cure Rights being exercised by the U.S. Borrower under Section 7.07 (the net proceeds of which are contributed to the common equity of the U.S. Borrower).

          "Permitted Holders" means Onex Partners L.P., Onex Corporation and their respective affiliates identified on Schedule 1.01(d).

          "Permitted Investments" means:

          (a) United States dollars (including such dollars as are held as overnight bank deposits and demand deposits with banks);

          (b) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

          (c) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 of Moody's;

          (d) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's;

          (e) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits, time deposit accounts, term deposit accounts or bankers' acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

          (f) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above;

          (g) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through
     (f) above; and

          (h) in the case of Foreign Subsidiaries, Investments made locally of a type comparable to those described in clauses (a) through (f) of this definition.

          "Permitted IRB Lease Obligations" means Capital Lease Obligations permitted to be made under Section 6.14 of the U.S. Borrower or any Subsidiary Loan Party owed to the City of Wichita or the City of Tulsa (each a "City") in connection with the leasing of property that is purchased by such City and financed with the proceeds of an issuance of industrial revenue bonds issued by such City to the U.S. Borrower or a Subsidiary Loan Party; provided, however, that (i) all amounts paid or payable by the U.S. Borrower or such Subsidiary Loan Party under such Capital Lease Obligations shall be paid by automatic offset pursuant to an agreement in form and substance satisfactory to the Administrative Agent against amounts owed by such City to the U.S. Borrower or such Subsidiary Loan Party under such industrial revenue bonds; (ii) the U.S. Borrower or such Subsidiary Loan Party shall own such industrial revenue bonds at all times free and clear of all consensual Liens; (iii) the interests of the U.S. Borrower or such Subsidiary Loan Party in such property shall be pledged to the Collateral Agents pursuant to the Security Agreement; (iv) the documentation with respect to the industrial revenue bonds and the related leases shall be, taken as a whole, substantially similar to the documentation for the existing industrial revenue bond and leases of the Seller with the City of Wichita in connection with Seller's existing IRB arrangements and (v) on or prior to the date of incurrence of such Capital Lease Obligations, the U.S. Borrower shall have delivered a certificate of a Responsible Officer stating that the conditions set forth in clauses (i) through (iii) above have been satisfied and that the U.S. Borrower has confirmed with its independent auditors that such Capital Lease Obligation shall not be required under GAAP (as in effect at the time any such IRB lease obligations are incurred) to appear on the face of the U.S. Borrower's consolidated balance sheet as "debt."

          "Permitted Kansas Bond Financing" means bond financings entered into for the purpose of obtaining a credit against Kansas payroll taxes paid with respect to wages of employees of the U.S. Borrower or its Subsidiaries on terms and conditions consistent in all material respects with the description of such bond financings set forth in the Term Sheet attached hereto as Schedule 1.01(b); provided that (a) the obligations thereunder shall be unsecured obligations of the obligors thereof, (b) such bonds shall not require any payments of principal or mandatory redemption prior to the date that is six months after the Final Maturity Date, (c) the obligations with respect to such bonds shall be expressly subordinated to the Obligations and such subordination provisions shall be set forth in subordination or similar agreements in form and substance reasonably satisfactory to the Administrative Agent, (d) such bonds shall provide for no cash payments (after giving effect to the rights of setoff and netting provided for in such bonds), (e) on or prior to the date of issuance of such bonds, the U.S. Borrower shall have delivered to the Collateral Agent the pledge agreements and pledged securities as contemplated in the above referenced Term Sheet in form and substance reasonably satisfactory to the Collateral Agent, (f) the Kansas Development Finance Authority shall have issued a bond to Kansas Finance Sub. (which at all times shall be held by Kansas Finance Sub. and shall be non-transferable), which bond shall be substantially identical to the bonds issued by Kansas Finance Sub. to the U.S. Borrower in connection with such Permitted Kansas Bond Financing, which bonds shall be substantially identical to the bonds issued by the U.S. Borrower to the Kansas Development Finance Authority in connection with such Permitted Kansas Bond Financing, (which at all times shall be held by Kansas Development Finance Authority and shall be non-transferable) and (g) on or prior to the date of issuance of such bonds, the U.S. Borrower shall have delivered a certificate of a Responsible Officer stating that the conditions set forth in clauses (a) through (f) above have been satisfied and that the U.S. Borrower has confirmed with its independent auditors that the obligations under such bonds will not be required under GAAP (as in effect at the time any such Permitted Kansas Bond Financing is entered into) to appear on the face of the U.S. Borrower's consolidated balance sheet as "debt."

          "Permitted Lien" has the meaning assigned to such term in Section
6.02.

          "Permitted Refinancing" means, with respect to any Indebtedness, any refinancing thereof; provided, however, that (i) no Event of Default shall have occurred and be continuing or would arise therefrom, (ii) any such refinancing Indebtedness shall (a) not be on financial and other terms that are materially more onerous in the aggregate than the Indebtedness being refinanced and shall not have defaults, rights or remedies more burdensome in the aggregate to the obligor than the Indebtedness being refinanced, (b) not have a stated maturity or Weighted Average Life to Maturity that is shorter than the Indebtedness being refinanced, (c) be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (d) be in principal amount that does not exceed the principal amount so refinanced, plus all accrued and unpaid interest thereon, plus the stated amount of any premium and other payments required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced, plus in either case, the amount of reasonable expenses of the Parent Guarantor or any of its Subsidiaries incurred in connection with such refinancing, and (iii) the sole obligors and/or guarantors on such refinancing Indebtedness shall not include any Person other than the obligors and/or guarantors on such Indebtedness being refinanced.

          "Permitted Subordinated Indebtedness" means unsecured Indebtedness of the U.S. Borrower or any Subsidiary Loan Party which (a) is expressly subordinated to the Loans pursuant to written documentation on terms and conditions reasonably satisfactory to the Administrative Agent, (b) does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon prior to six months after the Final Maturity Date and (c) contains terms (including interest rate), conditions, covenants, events of default and other provisions, taken as a whole, that are not materially more restrictive or adverse to the Loan Parties than those that are then customary for similar offerings of unsecured subordinated debt securities of corporate issuers with credit ratings comparable to that of the U.S. Borrower, as reasonably determined by the U.S. Borrower, and as are in all respects reasonably satisfactory to the Administrative Agent.

          "Permitted Sponsor Indebtedness" means Indebtedness of Parent Guarantor owed to any Sponsor, which (x) requires no cash payment of interest, principal or other amounts and does not mature or become mandatorily redeemable prior to the date that is six months after the Final Maturity Date and all such obligations and all the Obligations have been discharged in full, (y) is subordinated to the Obligations on terms and conditions (including assignment of voting rights in bankruptcy and remedy standstills) reasonably satisfactory to the Administrative Agent and (z) is otherwise on terms and conditions and pursuant to documentation reasonably satisfactory to the Administrative Agent.

          "Permitted Tax Distributions" means payments, dividends or distributions by the U.S. Borrower to the Parent Guarantor in order to pay consolidated or combined federal, state or local taxes attributable to the income of the U.S. Borrower, not payable directly by the U.S. Borrower or any of its Subsidiaries which payments, dividends or distributions by the U.S. Borrower are not in excess of the tax liabilities that would have been payable by the U.S. Borrower and its Subsidiaries on a stand-alone basis.

          "Person" means any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA), that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could incur liability.

          "Platform" has the meaning assigned to such term in Section 10.17(b).

          "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit J, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties (as the same may be amended, supplemented or amended and restated from time to time).

          "Pledged Securities" has the meaning provided in the Pledge Agreement.

          "Preferred Stock" means, with respect to any Person, any and all preferred or preference Equity Interests (however designated) of such Person whether or not outstanding or issued on the Effective Date.

          "Prepaid Insurance" means insurance coverage obtained by or on behalf of the U.S. Borrower or its Subsidiaries pursuant to an arrangement whereby a lender prepays (or finances the prepayment of) the applicable insurance premium for the U.S. Borrower or such Subsidiaries in full and the obligation of the U.S. Borrower or such Subsidiaries to repay such lender is secured solely by the U.S. Borrower's or Subsidiary's right under the policy of insurance to recover unearned premiums upon early termination of the policy.

          "Prepayment Date" has the meaning assigned to such term in Section 2.05(f).

          "Pro Forma Basis" means on a basis in accordance with Regulation S-X promulgated under the Securities Act of 1933, as amended, and such other adjustments that are reasonably acceptable to the Administrative Agent.

          "Projected Financial Statements" has the meaning assigned to such term in Section 3.16(c).

          "Property" means any right, title or interest m or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including access agreements, parking agreements, rights of first refusal, purchase options, restrictive covenants and any ownership interests of any Person, whether now in existence or owned or hereafter entered into or acquired.

          "Qualified Counterparty" means, with respect to any Hedging Agreement relating to any Loans, any counterparty thereto that, at the time such Hedging Agreement was entered into, was a Lender or an Affiliate of a Lender.

          "Real Property" means all right, title and interest of any Loan Party or any of its respective Subsidiaries in and to any and all parcels of or interests in real property owned, leased, licensed or operated (including, without limitation, any leasehold estate) by any Loan Party or any of its respective Subsidiaries together with, in each case, all improvements and appurtenant fixtures.

          "Real Property Agreements" means any and all leases, subleases, license agreements, tenancy agreements, option agreements, rights of first refusal, parking agreements, restrictive covenants, easement agreements, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the ownership, operation, use or occupancy of all or any portion of any Real Property.

          "Reference Banks" means:

          (a) in connection with the initial syndication of the Loans and Commitments, in respect of LIBO Rate, the principal London office of Citibank, N.A.; and

          (b) in respect of LIBO Rate, the principal London office of Citibank, N.A. and such two other banks as may be appointed by the Administrative Agent in consultation with the Borrower.

          "Register" has the meaning assigned to such term in Section 10.04(d).

          "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, advisors and trustees of such Person and such Person's Affiliates.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

          "Remarketing Agreement" means the Remarketing Agreement, dated as of the Effective Date, among the Parent Guarantor, the lenders under the Seller Loan Agreement and Seller, as Agent for such lenders.

          "Remedial Action" means (a) "remedial action," as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or otherwise take corrective action to address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or
(iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

          "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

          "Requisite Class Lenders" means, at any time of determination, (i) for the Class of Lenders having Term B Loans, Lenders holding more than 50% of the aggregate Term B Loans of all Lenders, and (ii) for the Class of Lenders having Revolving Credit Commitments, Lenders holding more than 50% of the aggregate amount of the Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure.

          "Requisite Lenders" means, at any time, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure and (b) the aggregate outstanding amount of all Term B Loans.

          "Requisite Revolving Lenders" means, collectively, Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Maturity Date, the Revolving Credit Exposure.

          "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

          "Restatement Effective Date" has the meaning assigned to such term in
Section 4.03.

          "Restricted Payment" means any direct or indirect dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests or Equity Rights in the Parent Guarantor, any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests or Equity Rights in the Parent Guarantor, any Borrower or any Subsidiary.

          "Revolving Credit Borrowing" means a Borrowing comprised of Revolving Loans.

          "Revolving Credit Borrowing Request" means a Borrowing Request in connection with a Revolving Credit Borrowing.

          "Revolving Credit Commitment" means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed in each case as an amount representing the maximum principal amount of such Revolving Lender's Revolving Credit Exposure hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Revolving Lender's Revolving Credit Commitment is set forth on Schedule 2.01 (in the case of Revolving Credit Commitments in effect on the Effective Date), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate amount of the Revolving Lenders' Revolving Credit Commitments as of the Effective Date is $175.0 million.

          "Revolving Credit Commitment Period" means the period from and including the first Business Day after the Effective Date to but not including the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitments to make Revolving Loans pursuant to Section 2.01 shall terminate as provided herein.

          "Revolving Credit Exposure" means with respect to any Revolving Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Revolving

Loans of such Revolving Lender, plus (b) such Revolving Lender's LC Exposure at such time, plus (c) such Revolving Lender's Commitment Percentage of the aggregate principal amount at such time of all outstanding Swingline Loans.

          "Revolving Credit Maturity Date" means June 30, 2010.

          "Revolving Lender" means a Lender with a commitment to make Revolving Loans or with any Revolving Credit Exposure, in its capacity as such.

          "Revolving Loans" means the revolving loans made pursuant to clause
(ii) of Section 2.01(a).

          "S&P" means Standard & Poor's, a division of The McGraw-Hill
Companies.

          "Sale and Leaseback Transaction" has the meaning assigned to such term in Section 6.06.

          "SBP" means the Special Business Provisions, MS-65530-0016, dated as of the Effective Date, between the U.S. Borrower and Seller.

          "SDN List" has the meaning assigned thereto in Section 6.19.

          "SEC" means the Securities and Exchange Commission.

          "Section 2.16 Certificate" has the meaning assigned to such term in
Section 2.16.

          "Secured Parties" means the Agents, each Lender that holds Loans or has Commitments (in its capacity as such) and each Qualified Counterparty.

          "Security Agreement" means the Security Agreement, substantially in the form of Exhibit K, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties (as the same may be amended, supplemented or amended and restated from time to time).

          "Security Documents" means the Security Agreement, the Pledge Agreement, the Onex Pledge Agreement, the Canadian Pledge Agreement, the Mortgages, the Perfection Certificate, any cash management agreements (as defined in the Security Agreement) and Hedging Agreements executed by the Loan Parties and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11, 5.12 or 5.16 to secure any of the Obligations.

          "Seller" means The Boeing Company.

          "Seller Loan Agreement" means the Credit Agreement between the Loan Parties and the Seller, dated as of the Effective Date, as the same may be amended, supplemented or modified to the extent permitted by Section 6.10.

          "Seller Loan Availability Period" means the period commencing on the Effective Date and ending on the earliest of (i) December 31, 2008 and (ii) the date on which the aggregate principal amount of the loans made under the Seller Loan Agreement equals $150,000,000.

          "Seller Loan Documents" means the Seller Loan Agreement, the Subordination and Intercreditor Agreement, the Guarantee Agreement (as defined in the Seller Loan Agreement), the Pledge Agreement (as defined in the Seller Loan Agreement), the Security Agreement (as defined in the Seller Loan Agreement), the Mortgages (as defined in the Seller Loan Agreement), each Tax Indemnity Agreement and the Onex Pledge Agreement (each as defined in the Seller Loan Agreement), the Canadian Pledge Agreement (as defined in the Seller Loan Agreement), the WLLC Subordination Agreement, the WLLC Delayed-Draw Term Loan Agreement and the notes issued thereunder, and the Remarketing Agreement, as the same may be amended, supplemented or modified to the extent permitted by Section 6.10.

          "Seller Loans" means "Loans" as defined in the Seller Loan Agreement.

          "Senior Indebtedness" means, as of any date, all Consolidated Indebtedness as of such date other than Indebtedness outstanding under the Seller Loan Agreement; provided that for purposes of calculating Senior Indebtedness for purposes of Section 5.17 and Section 5.10A, Senior Indebtedness shall include the amount of payments received from Seller prior to September 30, 2008 with respect to receivables owing from Seller that have a stated due date of September 30, 2008 or later; provided that such stated due date for such receivables is no earlier than the due dates required by the Boeing Agreement as in effect on the Effective Date.

          "787 Agreement" means the 787 GTA and the 787 SPB.

          "787 Expenditures" means non-recurring engineering and other developmental costs and expenses related to the 787 Program incurred, spent or committed to be spent (including without limitation those that are capitalized) by the U.S. Borrower or any of its Subsidiaries on or prior to December 31, 2009 in an aggregate amount since the Effective Date not to exceed $802.0 million.

          "787 Discontinuance" has the meaning assigned to such term in Section 7.01(m).

          "787 GTA" means the General Terms Agreement, BCA-65520-0032, dated as of the Effective Date, between the U.S. Borrower and Seller, relating to the 787 Program.

          "787 Program" means the 787 Program within the meaning of the 787 Agreement.

          "787 SBP" means the Special Business Provisions, BCA-MS-65530-0019, dated as of the Effective Date, between the U.S. Borrower and Seller, relating to the 787 Program.

          "Significant Subsidiary" means (a) any Subsidiary of the Parent Guarantor (other than the U.S. Borrower) that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Effective Date (except that references to 10% in such definition shall be changed to 5%), and
(b) any Subsidiary of the Parent Guarantor (other than the U.S. Borrower) which, when aggregated with all other Subsidiaries of the Parent Guarantor (other than the U.S. Borrower) that are not otherwise Significant Subsidiaries and as to which any event described in Section 7.01(i) has occurred and is continuing, would constitute a Significant Subsidiary under clause (a) of this definition.

          "Sponsors" means, collectively, Onex Corporation, an Ontario corporation, Onex Partners L.P. and their respective affiliates.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal) the numerator of which is the number one and the denominator of which is the number one minus the aggregate (expressed as a decimal) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans. Such reserve percentages shall include those imposed pursuant to Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordination and Intercreditor Agreement" means the Subordination and Intercreditor Agreement among the Administrative Agent, the Collateral Agent, the Seller, the Loan Parties and the General Partner, substantially in the form of Exhibit D attached hereto.

          "Subordination Provisions" has the meaning assigned to such term in
Section 7.01(1).

          "Subsequent WLLC Loan" has the meaning assigned to such term in the definition of "Term Transaction."

          "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; or (iii) any limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person have more than a 50% Equity Interest at the time. Unless otherwise indicated, when used in this Agreement, the term "Subsidiary" shall refer to a Subsidiary of the U.S. Borrower.

          "Subsidiary Loan Party" means each of the U.S. Borrower's direct and indirect Subsidiaries that guarantee the Obligations pursuant to the Guarantee Agreement and Kansas Finance Sub. Each Subsidiary of the U.S. Borrower other than Foreign Subsidiaries and Non-Guarantor Subsidiaries shall be a Subsidiary Loan Party.

          "Survey" means a survey of any Mortgaged Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) and issue a survey endorsement.

          "Swingline Commitment" means the commitment of the Swingline Lender to make Loans pursuant to Section 2.04.

          "Swingline Lender" means Citicorp North America, Inc., in its capacity as lender of Swingline Loans.

          "Swingline Loan" has the meaning assigned to such term in Section 2.04(a).

          "Swingline Sublimit" has the meaning assigned to such term in Section 2.04(a).

          "Taking" means any taking of any Property of the Parent Guarantor or any Subsidiary or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition or use of any Property of the Parent Guarantor or any Subsidiary or any portion thereof, by any Governmental Authority.

          "Tax Benefit" has the meaning assigned to such term in Section 2.16.

          "Tax Indemnity Agreements" means collectively the Withholding Tax Guarantee Agreement and the NSULC Tax Indemnity Agreement.

          "Taxes" has the meaning assigned to such term in Section 2.16.

          "TBC Trust" has the meaning set forth in Section 3.25.

          "TBC Trust Agreement" means the TBC Trust Agreement, dated as of the Effective Date, among The Boeing Company, as Administrative Agent, Wilmington Trust, as Delaware Trustee, Wilmington Trust SP Services, Inc., as Independent Agent, and the U.S. Borrower, as Special Agent.

          "Term B Borrowing" means a Borrowing comprised of Term B Loans on the Effective Date.

          "Term B Borrowing Request" means a Borrowing Request in connection with a Term B Borrowing on the Effective Date.

          "Term B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term B Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term B Loan to be made by such Lender hereunder, as the same may be reduced from time to time pursuant to the provisions of this Agreement. The initial amount of each Lender's Term B Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term B Commitment, as applicable. The initial aggregate amount of the Lenders' Term B Commitments is $700.0 million.

          "Term B Lender" means a Lender with a Term B Commitment or an outstanding Term B Loan, in its capacity as such.

          "Term B Loan Maturity Date" means December 31, 2011.

          "Term B Loans" and "Term Loans" each means the Loans made pursuant to clause (i) of Section 2.01(a).

          "Term Transaction" means the Borrowings by the Additional Borrower of the Term B Loans on the Effective Date and the borrowing by the Additional Borrower from time to time under the Seller Loan Agreement (the "Seller Loan") on or after the Effective Date, all the proceeds of which have been or will be invested substantially concurrently with the applicable borrowing either (i) in the case of borrowings after the Effective Date, in Equity Interests of or loans to 3101447 Nova Scotia Company, a Nova Scotia unlimited liability company ("NSULC"), with all the proceeds of such investment having been or being invested by NSULC in Equity Interests of or lent to Onex Wind Finance LLC, a Wyoming limited liability company ("WLLC") wholly owned by NSULC, or (ii) in the case of borrowings on or after the Effective Date, in Equity Interests of or loans to WLLC that, substantially concurrently with the applicable borrowing, are contributed to NSULC for Equity Interests of or loans to NSULC. On the Effective Date, WLLC will lend to the U.S. Borrower (the "Original WLLC Loan") (for the Term B Loans borrowed by the Additional Borrower) pursuant to the WLLC Term Loan Credit Agreement dated as of the Effective Date between the U.S. Borrower and WLLC (the "WLLC Term Loan Agreement") the entire amount invested in it by NSULC or the Additional Borrower on economic terms and conditions identical to those applicable to the Term B Loans (the Term B Loans borrowed by the Additional Borrower) (except that the rate of interest payable thereon will exceed (but by no more than 0.10% per annum) the rates of interest payable on the Term B Loans (for the Term B Loans borrowed by the Additional Borrower)). The U.S. Borrower shall utilize the principal amount of the Original WLLC Loan on the Effective Date to finance, in part, the Transaction. The obligations of the U.S. Borrower in respect of the Original WLLC Loan shall be subordinated pursuant to the WLLC Subordination Agreement to the obligations of the U.S. Borrower under the Loan Documents and no payment will be made by the U.S. Borrower in respect of such loans from WLLC unless, substantially contemporaneous therewith, a payment in an equal amount is made by the Additional Borrower in respect of the Term B Loans, provided that, so long as no Default or Event of Default exists, the payment of interest to WLLC may be at a rate of interest that exceeds (but by no more than 0.10% per annum) the rate of interest payable on the Term B Loans (for the Term B Loans borrowed by the Additional Borrower), and provided further that during the continuance of any Default or Event of Default such additional 0.10% per annum interest may continue to accrue and may be paid by the U.S. Borrower to WLLC when the condition resulting in the prohibition on payment thereof no longer exists. Upon each borrowing under the Seller Loan Agreement, WLLC will lend to the U.S. Borrower (each a "Subsequent WLLC Loan" and, together with the Original WLLC Loan, the "WLLC Loans") pursuant to the Delayed-Draw Term Loan Credit Agreement dated as of the Effective Date between the U.S. Borrower and WLLC (the "Delayed-Draw Term Loan Agreement") the entire amount invested in it by NSULC with respect to such borrowing on economic terms and conditions identical to those applicable to the Seller Loan (except that the rate of interest payable thereon will exceed (but by no more than 0.10% per annum) the rate of interest payable on the Seller Loans). The obligations of the U.S. Borrower in respect of each Subsequent WLLC Loan shall be subordinated pursuant to the WLLC Subordination Agreement to the obligations of the U.S. Borrower under the Seller Loan Agreement and no payment will be made by the U.S. Borrower in respect of such loans from WLLC unless, substantially contemporaneously therewith, a payment in an equal amount is made by the Additional Borrower in respect of the Seller Loans and such payment is permitted to be made by the Additional Borrower and the U.S. Borrower under the WLLC Subordination Agreement, provided that, so long as no Default or Event of Default exists and such payment is permitted to be made by the Additional Borrower and the U.S. Borrower under the WLLC Subordination Agreement, the payment of interest to WLLC may be at a rate of interest that exceeds (but by no more than 0.10% per annum) the rate of interest payable on the Seller Loan, and provided further that during the continuance of any Default or Event of Default such additional 0.10% per annum interest may continue to accrue and may be paid by the U.S. Borrower to WLLC when the condition resulting in the prohibition on payment thereof no longer exists and such payment is permitted to be made by the Additional Borrower and the U.S. Borrower under the WLLC Subordination Agreement. The additional 0.10% per annum interest payable on any WLLC Loan is referred to herein as the "WLLC Spread."

          "Terminated Lender" has the meaning assigned thereto in Section 2.20.

          "Test Period" means (i) for the covenants contained in Sections 6.12 and 6.13, the four consecutive complete Fiscal Quarters of the U.S. Borrower then last ended as of each date listed under Test Period and (ii) for all other provisions in this Agreement, the four consecutive complete Fiscal Quarters of the U.S. Borrower ended as of the time indicated. Compliance with such covenants shall be tested, as of the end of each Test Period, on the date on which the financial statements pursuant to Section 5.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period.

          "Title Company" means Lawyers Title Insurance Corporation or such other title insurance or abstract company as shall be approved by the Collateral Agent.

          "Total Leverage Ratio" means, at any date, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the Test Period most recently ended.

          "Total Revolving Credit Commitment" means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

          "Transactions" means the Financing Transactions and the Acquisition Transactions.

          "Transferee" has the meaning assigned to such term in Section 2.16.

          "Transferred Asset Ownership Class" has the meaning set forth in the Boeing Trust Agreement.

          "Trigger Date" means the date on which a Compliance Certificate for the first Fiscal Quarter of the U.S. Borrower ending more than six months after the Effective Date shall have been received by the Administrative Agent pursuant to Section 5.01(b).

          "Triggering Event" means the occurrence of any event described in
Section 2.05A(a) or 2.05A(b) requiring an Offer to Repay pursuant to Section 2.05A(c) or 2.05A(d).

          "Triggering Event Repayment Offer Covenant" means the requirements set forth in Section 5.11A.

          "Trust Agreements" means collectively the Boeing Trust Agreement and the TBC Trust Agreement.

          "Trusts" has the meaning set forth in Section 3.25.

          "Type," when used in respect of any Loan or Borrowing, refers to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

          "UCC" means the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

          "Unrefunded Swingline Loans" has the meaning assigned thereto in
Section 2.04(c).

          "U.S. Borrower" has the meaning ascribed to such term in the preamble to this Agreement.

          "U.S. Borrower Event of Default" has the meaning assigned thereto in
Section 7.01.

          "U.S. Borrower Event of Termination" has the meaning assigned thereto in Section 7.01.

          "U.S. Loan Parties" means the Parent Guarantor, the U.S. Borrower, the Subsidiary Loan Parties and the Kansas Finance Subsidiary.

          "U.S. Taxpayer Lender" has the meaning assigned to such term in
Section 2.16.

          "Voting Stock" means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Welfare Plan" means a "welfare plan," as such term is defined in
Section 3(1) of ERISA, that is maintained or contributed to by a Loan Party or any Subsidiary or with respect to which a Loan Party or any Subsidiary could incur liability.

          "Wholly Owned Subsidiary" means, as to any Person, (a) any corporation 100% of whose Voting Stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person own 100% of the Voting Stock of such Person at such time.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

          "Withholding Tax Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit T-1, between Onex Corporation and the Administrative Agent for the benefit of the Lenders (as the same may be amended, supplemented or amended and restated from time to time).

          "WLLC" has the meaning assigned to such term in the definition of "Term Transaction."

          "WLLC Delayed-Draw Term Loan Agreement" has the meaning assigned to such term in the definition of "Term Transaction."

          "WLLC Loans" has the meaning assigned to such term in the definition of "Term Transaction."

          "WLLC Spread" has the meaning assigned to such term in the definition of "Term Transaction."

          "WLLC Subordination Agreement" means the WLLC Subordination Agreement, to be entered into among the Additional Borrower and each Additional Borrower Subsidiary, the U.S. Borrower, the Administrative Agent and Seller, as agent under the Seller Loan Agreement, substantially in the form of Exhibit R.

          "WLLC Term Loan Agreement" has the meaning assigned to such term in the definition of "Term Transaction."

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Credit Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Credit Borrowing").

          SECTION 1.03. Terms Generally. (a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time and (ii) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Effective Date and applied on a basis consistent with the application used in the financial statements referred to in
Section 3.06; provided that the U.S. Borrower shall provide the Lenders a reasonably detailed reconciliation along with any financial statements delivered pursuant to Section 5.01(a) or (b) reconciling such financial statements to GAAP used in the financial statements referred to in Section 3.06.

          (b) If any payment under this Agreement or any other Loan Document shall be due on any day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and in the case of any payment accruing interest, interest thereon shall be paid for the period of such extension.

                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. Credit Commitments. (a) Subject to the terms and conditions hereof, (i) each Term B Lender severally agrees to make a Term B Loan in Dollars to the Additional Borrower on the Effective Date in a principal amount not exceeding its Term B Commitment and (ii) each Revolving Lender severally agrees to make Revolving Loans in Dollars to the U.S. Borrower from time to time during the Revolving Credit Commitment Period. Amounts repaid or prepaid in respect of Term B Loans may not be reborrowed. During the Revolving Credit Commitment Period the U.S. Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Loans be borrowed under this Article II (x) if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (A)(i) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment then in effect or (ii) the Revolving Credit Exposure of any Revolving Lender would exceed such Revolving Lender's Revolving Credit Commitment or (B) the Aggregate Revolving Credit Exposure would exceed $50.0 million prior to the time that at least $50.0 million has been borrowed under the Seller Loan Agreement or (y) during the continuance of a Boeing Funded Capital Expenditure Shortfall Event, provided that this clause (v) shall only apply during the Seller Loan Availability Period (for purposes of this Section 2.01(a) only, the Seller Loan Availability Period shall be deemed to have ended if a borrowing notice has been given by the Additional Borrower to borrow all available amounts as of the first business day of the then next calendar quarter).

          (b) The Revolving Loans and Term B Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.02 and 2.03.

          (c) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          SECTION 2.02. Procedure for Borrowing. (a) The U.S. Borrower may borrow under the Revolving Credit Commitments (subject to the limitations in Section 2.01(a)) and the Additional Borrower may borrow the Term B Commitments by giving the Administrative Agent notice substantially in the form of Exhibit B (a "Borrowing Request"), which notice must be received by the Administrative Agent prior to (a) 11:00 a.m., New York City time, three Business Days prior to the requested Borrowing Date, in the case of a Eurodollar Borrowing, or (b) 11:00 a.m., New York City time, on the Business Day prior to the requested Borrowing Date, in the case of an ABR Borrowing. The Borrowing Request from the U.S. Borrower or the Additional Borrower, as the case may be, for each Borrowing shall specify (i) whether the requested Borrowing is to be a Revolving Credit Borrowing or a Term B Borrowing,
(ii) the amount to be borrowed, (iii) the requested Borrowing Date (which must be the Effective Date, in the case of a Term B Borrowing), (iv) whether the Borrowing is to be of Eurodollar Loans or ABR Loans, (v) if the Borrowing is to be of Eurodollar Loans, the length of the initial Interest Period therefor, and
(vi) the identity of the applicable Borrower and the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding the foregoing, all Borrowings on the Effective Date shall be ABR Loans.

          (b) Each Borrowing shall be in a minimum aggregate principal amount of
(i) in the case of a Term B Borrowing, $5.0 million or an integral multiple of $1.0 million in excess thereof or (ii) in the case of a Revolving Credit Borrowing, $1.0 million or an integral multiple of $1.0 million in excess thereof or, if less, the aggregate amount of the then Available Revolving Credit Commitments.

          (c) Upon receipt of the Term B Borrowing Request, the Administrative Agent shall promptly notify each Term B Lender of the aggregate amount of the Term B Borrowing and of the amount of such Term B Lender's pro rata portion thereof, which shall be based on their respective Term B Commitments. Each Term B Lender will make the amount of its pro rata portion of the Term B Borrowing available to the Administrative Agent for the account of Additional Borrower at the New York office of the Administrative Agent specified in Section 10.01 prior to 10:00 a.m., New York City time, on the Effective Date in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to Additional Borrower by the Administrative Agent crediting the account of Additional Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Term B Lenders and in like funds as received by the Administrative Agent.

          (d) Upon receipt of a Revolving Credit Borrowing Request, the Administrative Agent shall promptly notify each Revolving Lender of the aggregate amount of such Revolving Credit Borrowing and of the amount of such Revolving Lender's pro rata portion thereof, which shall be based on the respective Available Revolving Credit Commitments of all the Revolving Lenders. Each Revolving Lender will make the amount of its pro rata portion of each such Revolving Credit Borrowing available to the Administrative Agent for the account of the U.S. Borrower at the New York office of the Administrative Agent specified in Section 10.01 prior to 12:00 p.m., New York City time, on the Borrowing Date requested by the U.S. Borrower in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the U.S. Borrower by the Administrative Agent crediting the account of the U.S. Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent; provided that if on the Borrowing Date of any Revolving Loans to be made to the U.S. Borrower, any Swingline Loans made to the U.S. Borrower or LC Disbursements for the account of the U.S. Borrower shall be then outstanding, the proceeds of such Revolving Loans shall first be applied to pay in full such

Swingline Loans or LC Disbursements, with any remaining proceeds to be made available to the U.S. Borrower as provided above; and provided further that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          SECTION 2.03. Conversion and Continuation Options for Loans. (a) The applicable Borrower may elect from time to time to convert (i) Eurodollar Loans to ABR Loans, by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., New York City time, on the Business Day prior to a requested conversion or (ii) ABR Loans to Eurodollar Loans by giving the Administrative Agent prior notice of such election not later than 11:00 a.m., New York City time, three Business Days prior to a requested conversion; provided that if any such conversion of Eurodollar Loans is made other than on the last day of an Interest Period with respect thereto, the applicable Borrower shall pay any amounts due to the Lenders pursuant to Section 2.17 as a result of such conversion. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Maturity Date or the Term B Loan Maturity Date, as applicable.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the U.S. Borrower giving prior notice to the Administrative Agent, not later than 11:00 a.m., New York City time, three Business Days prior to a requested continuation setting forth the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and (ii) after the date that is one month prior to the Revolving Credit Maturity Date or the Term B Loan Maturity Date, as applicable; and provided, further, that if the U.S. Borrower shall fail to give any required notice as described above in this Section 2.03 or if such continuation is not permitted pursuant to the preceding proviso, then such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period (in which case the Administrative Agent shall notify the U.S. Borrower of such conversion).

          (c) In connection with any Eurodollar Loans, there shall be no more than 8 Interest Periods outstanding at any time.

          (d) This Section shall not apply to Swingline Loans.

          SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make swingline loans (individually, a "Swingline Loan" and collectively, the "Swingline Loans") to the U.S. Borrower from time to time during the Revolving Credit Commitment Period in accordance with the procedures set forth in this Section 2.04, provided that (i) the aggregate principal amount of all Swingline Loans shall not exceed $10.0 million (the "Swingline Sublime") at any one time outstanding, (ii) the principal amount of any borrowing of Swingline Loans may not exceed the aggregate amount of the

Available Revolving Credit Commitments of all Revolving Lenders immediately prior to such borrowing or result in the Aggregate Revolving Credit Exposure then outstanding exceeding the Total Revolving Credit Commitments then in effect, and (iii) in no event may Swingline Loans be borrowed hereunder if
(A)(x) a Default or Event of Default or Event of Termination shall have occurred and be continuing and (y) such Default or Event of Default or Event of Termination shall not have been subsequently cured or waived or (B) after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed $50.0 million prior to the time that at least $50.0 million has been borrowed under the Seller Loan Agreement. Amounts borrowed under this Section 2.04 may be repaid and, up to but excluding the Revolving Credit Maturity Date, reborrowed. All Swingline Loans shall at all times be ABR Loans. The U.S. Borrower shall give the Administrative Agent notice of any Swingline Loan requested hereunder (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time, on the requested Borrowing Date) specifying (A) the amount to be borrowed, and (B) the requested Borrowing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify the Swingline Lender of the aggregate amount of such borrowing. Not later than 2:00 p.m., New York City time, on the Borrowing Date specified in such notice the Swingline Lender shall make such Swingline Loan available to the Administrative Agent for the account of the U.S. Borrower at the office of the Administrative Agent set forth in
Section 10.01 in funds immediately available to the Administrative Agent. Amounts so received by the Administrative Agent will promptly be made available to the U.S. Borrower by the Administrative Agent crediting the account of the U.S. Borrower on the books of such office with the amount made available to the Administrative Agent by the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in
Section 2.06(e), by remittance to the Issuing Bank) and in like funds as received by the Administrative Agent. Each Borrowing pursuant to this Section
2.04 shall be in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof.

          (b) Notwithstanding the occurrence of any Default or Event of Default or Event of Termination or noncompliance with the conditions precedent set forth in Article IV or the minimum borrowing amounts specified in Section 2.02, if any Swingline Loan shall remain outstanding at 10:00 a.m., New York City time, on the fifth Business Day following the Borrowing Date thereof and if by such time on such fifth Business Day the Administrative Agent shall have received neither
(i) a notice of borrowing delivered by the U.S. Borrower pursuant to Section
2.02 requesting that Revolving Loans be made pursuant to Section 2.01 on the immediately succeeding Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loan, nor (ii) any other notice reasonably satisfactory to the Administrative Agent indicating the U.S. Borrower's intent to repay such Swingline Loan on the immediately succeeding Business Day with funds obtained from other sources, the Administrative Agent shall be deemed to have received a notice from the U.S. Borrower pursuant to Section 2.02 requesting that ABR Revolving Loans be made pursuant to Section 2.01 on such immediately succeeding Business Day in an amount equal to the amount of such Swingline Loan, and the procedures set forth in Section 2.02 shall be followed in making such ABR Revolving Loans; provided that for the purposes of determining each Lender's Commitment Percentage with respect to such Borrowing, the Swingline Loan to be repaid with the proceeds of such Borrowing shall be deemed to not be outstanding. The proceeds of such ABR Revolving Loans shall be applied to repay such Swingline Loan.

          (c) If, for any reason, ABR Revolving Loans may not be, or are not, made pursuant to paragraph (b) of this Section 2.04 to repay any Swingline Loan as required by such paragraph, effective on the date such ABR Revolving Loans would otherwise have been made, each Revolving Lender severally, unconditionally and irrevocably agrees that it shall, without regard to the occurrence of any Default or Event of Default, purchase a participating interest in such Swingline Loan ("Unrefunded Swingline Loan") in an amount equal to the amount of the ABR Revolving Loan which would otherwise have been made pursuant to paragraph (b) of this Section 2.04. Each Revolving Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participations shall be distributed by the Administrative Agent to the Swingline Lender. All payments by the Revolving Lenders in respect of Unrefunded Swingline Loans and participations therein shall be made in accordance with Section 2.13.

          (d) Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to the foregoing paragraphs if a Default or Event of Default or Event of Termination shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing prior to the time such Swingline Loan was made, that such Default or Event of Default or such Event of Termination has occurred and that such Lender will not acquire participations in Swingline Loans made while such Default or Event of Default or such Event of Termination is continuing.

          SECTION 2.05. Optional and Mandatory Prepayments of Loans; Repayments of Loans. (a) Each Borrower may at any time and from time to time prepay the Loans made to it (subject to compliance with the terms of Section 2.17), in whole or in part, subject to Sections 2.05(e)(iii) and 2.05(g), upon irrevocable notice to the Administrative Agent not later than 12:00 noon, New York City time, two Business Days prior to the date of such prepayment, specifying (i) the date and amount of prepayment, and (ii) the Class of Loans to be prepaid and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof (including in the case of Eurodollar Loans, the Borrowing to which such prepayment is to be applied and, if of a combination thereof, the amount allocable to each). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swingline Loans) shall be (a) in the case of Term B Borrowings, in an aggregate principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof and (b) in the case of Revolving Credit Borrowings, in an aggregate principal amount of $1.0 million or a whole multiple of $1.0 million in excess thereof (or in each case, if less, the remaining outstanding principal amount thereof). Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstanding principal amount thereof).

          (b) In the event and on such occasion that the Aggregate Revolving Credit Exposure exceeds the Total Revolving Credit Commitment, the U.S. Borrower shall prepay Revolving Credit Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in the account established with the Administrative Agent pursuant to Section 2.06(j)) in an aggregate amount equal to such excess.

          (c) (i) If the Parent Guarantor shall issue any Equity Interests or Equity Rights (it being understood that the issuance of debt securities convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Right shall be governed by Section 2.05(c)(ii)) (other than any Excluded Equity Issuance and other than the issuance of Equity Interests or Equity Rights of the Parent Guarantor to officers, directors or employees of the U.S. Borrower and its Subsidiaries) (each, an "Equity Issuance"), 50% of the Net Proceeds thereof, shall be applied within two Business Days after receipt thereof toward the prepayment of the Loans in accordance with Section 2.05(e).

          (ii) If the Parent Guarantor or any of its Subsidiaries shall incur or permit the incurrence of any Indebtedness (including pursuant to debt securities which are convertible into, or exchangeable or exercisable for, any Equity Interest or Equity Rights) (other than Excluded Debt Issuances) (each, a "Debt Incurrence"), 100% of the Net Proceeds thereof shall be applied within two Business Days after receipt thereof toward the prepayment of the Loans in accordance with Section 2.05(e).

          (iii) If, for any Excess Cash Flow Period, there shall be Excess Cash Flow for such Excess Cash Flow Period, the Excess Cash Flow Percentage of such Excess Cash Flow shall be applied, not later than 10 Business Days after the date financial statements with respect to the Fiscal Year then ending are required to be delivered pursuant to Section 5.01(b), toward the prepayment of the Loans in accordance with Section 2.05(e).

          (iv) If the Parent Guarantor or any of its Subsidiaries shall receive any Acquisition Indemnity Payment, 65% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward the prepayment of the Loans in accordance with Section 2.05(e).

          (d) (i) The Additional Borrower shall repay the Term B Loans (and the U.S. Borrower shall prepay the Original WLLC Loan in an equal principal amount) in consecutive quarterly installments on the dates set forth below (each such day, an "Installment Payment Date"), commencing on September 30, 2005, in an aggregate amount equal to the amount specified below for each such Installment Payment Date.

Installment Payment Date   Installment Amount
------------------------   ------------------
September 30, 2005             1,750,000.00
December 31, 2005              1,750,000.00
March 31, 2006                 1,750,000.00
June 30, 2006                  1,750,000.00
September 30, 2006             1,750,000.00
December 31, 2006              1,750,000.00
March 31, 2007                 1,750,000.00
June 30, 2007                  1,750,000.00
September 30, 2007             1,750,000.00
December 31, 2007              1,750,000.00
March 31, 2008                 1,750,000.00
June 30, 2008                  1,750,000.00
September 30, 2008             1,750,000.00

December 31, 2008              1,750,000.00
March 31, 2009                 1,750,000.00
June 30, 2009                  1,750,000.00
September 30, 2009             1,750,000.00
December 31, 2009              1,750,000.00
March 31, 2010                 1,750,000.00
June 30, 2010                  1,750,000.00
September 30, 2010             1,750,000.00
December 31, 2010              1,750,000.00
March 31, 2011               165,375,000.00
June 30, 2011                165,375,000.00
September 30, 2011           165,375,000.00
December 31, 2011            165,375,000.00

          (ii) To the extent not previously paid, all Term B Loans shall be due and payable on the Term B Loan Maturity Date.

          (e) (i) Mandatory prepayments of Loans made pursuant Section 2.05(c) will be applied to the then outstanding Term B Loans to reduce scheduled repayments with respect thereto required under Section 2.05(d) on a pro rata basis among the repayments with respect thereto remaining to be made on each Installment Payment Date.

          (ii) After all the then outstanding amounts under the Term B Loans have been paid in full, mandatory prepayments of Loans required by Section 2.05(c) shall be applied to repay the outstanding Revolving Loans, which prepayment shall also result in the Revolving Credit Commitments being reduced ratably among the Revolving Lenders in accordance with their respective applicable Revolving Credit Commitments (provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion thereof), the U.S. Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions reasonably satisfactory to the Administrative Agent).

          (iii) Optional prepayments of Loans shall be applied as elected by the applicable Borrower; provided that optional prepayments of Term B Loans shall be allocated to reduce scheduled prepayments with respect thereto under Section 2.05(d) on a pro rata basis among the prepayments with respect thereto remaining to be paid on each Installment Payment Date.

          (f) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.05, but for the operation of this Section 2.05(f) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of ABR Loans which are of the Class required to be prepaid, and no Default or Event of Default exists or is continuing, then on such Prepayment Date, (i) the applicable Borrower shall deposit funds into the Collateral Account in an amount equal to such excess, and only the outstanding ABR Loans which are of the Class required to be prepaid shall be required to be prepaid on such Prepayment Date, and (ii) on the last day of each Interest Period ending on or after such Prepayment Date in effect with respect to a Eurodollar Loan which is of the Class required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Collateral Account (and liquidate investments held in the Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Collateral Account.

          (g) Notwithstanding any other provision of this Section 2.05, (i) with respect to all prepayments required to be made pursuant to Section 2.05(c) of the Term B Loans, at no time on or before the fifth anniversary of the Effective Date (unless the Term B Loans shall have become due and payable by acceleration under this Agreement following the occurrence of an Event of Default) shall any prepayment of the Term B Loans by the Additional Borrower be required pursuant to Section 2.05 (each, a "Blocked Repayment") to the extent that, after giving effect to such prepayment, the sum of (A) the aggregate amount of prepayments of Term B Loans made or required to be made pursuant to Section 2.05(c) at or prior to such time and (B) the aggregate amount of repayments of the Term B Loans scheduled to be made pursuant to Section 2.05(d) (to the extent required) on or prior to the fifth anniversary of the Effective Date would exceed an amount equal to 25% of the aggregate original principal amount of all Term B Loans; provided that all Blocked Repayments shall be required to be applied, first, to the Revolving Credit Commitments and Revolving Loans in accordance with Section 2.05(e)(ii); provided, further, that after the Revolving Credit Commitments have been reduced to zero and all Letters of Credit have been replaced or cash collateralized in accordance with Section 2.05(e)(ii), the cash amount of any prepayment required by Section 2.05(c) that is not permitted to be paid by this
Section 2.05(g) shall be required to be deposited into a designated bank account with a financial institution (reasonably satisfactory to the Administrative Agent) that is not a Lender or an Affiliate of a Lender, which account shall be subject to a "lock-box" agreement or other "blocked account" agreement for the benefit of the Secured Parties in all respects reasonably satisfactory to the Administrative Agent, which agreement shall provide that the funds held in such account may be invested by the Additional Borrower in Permitted Investments (such account, the "Designated Lock-Box Account") on the date of such prepayment and shall be held until the day after the fifth anniversary of the Effective Date, at which time the cash amounts previously deposited in the Designated Lock-Box Account shall be utilized to prepay Loans in accordance with Section 2.05(c).

          SECTION 2.05A. Asset Sales and Casualty Events. (a) If the Parent Guarantor or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale (other than the sale or issuance of Equity Interests of the Borrower), 100% of such Net Proceeds shall be applied within two Business Days after receipt thereof toward an Offer to Repay Term B Loans or a prepayment of Revolving Loans as set forth in Section 2.05A(c); provided that (x) the Net Proceeds from Asset Sales permitted by Section 6.05 shall not be required to be applied as provided herein on such date if and to the extent that (1) no Event of Default then exists or would arise therefrom and (2) the U.S. Borrower delivers an officers' certificate to the Administrative Agent on or prior to the date of such Asset Sale stating that such Net Proceeds shall be reinvested in Property used or usable in the business of the U.S. Borrower and its Subsidiaries in each case within one year following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and (y) if all or any portion of such Net Proceeds not so applied as provided herein is not so used within such one year period, such remaining


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

portion shall be applied on the last day of such period as specified in this
Section 2.05A(a); provided, further, if the Property subject to such Asset Sale constituted Collateral under the Security Documents, then any capital assets purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with
Section 5.11.

          (b) If the Parent Guarantor or any of its Subsidiaries shall receive proceeds from insurance or condemnation recoveries in respect of any Destruction or any proceeds or awards in respect of any Taking, 100% of the Net Proceeds thereof shall be applied immediately after receipt thereof toward an Offer to Repay Term B Loans or a prepayment of Revolving Loans as set forth in Section 2.05A(c) below; provided that (x) such Net Proceeds shall not be required to be so applied to the extent that the U.S. Borrower has delivered an officers' certificate to the Administrative Agent promptly following the receipt of such Net Proceeds stating that such proceeds shall be used to (1) repair, replace or restore any Property in respect of which such Net Proceeds were paid or (2) fund the substitution of other Property used or usable in the business of the U.S. Borrower or the Subsidiaries, in each case within one year following the date of the receipt of such Net Proceeds, and (y) if all or any portion of such Net Proceeds not so applied as provided herein is not so used within one year after the date of the receipt of such Net Proceeds, such remaining portion shall be applied on the last day of such period as specified in this Section 2.05A(b); provided, further, if the Property subject to such Destruction or Taking constituted Collateral under the Security Documents, then any replacement or substitution Property purchased with the Net Proceeds thereof pursuant to this subsection shall be mortgaged or pledged, as the case may be, to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.11.

          (c) (i) Upon the occurrence of any Triggering Event, the Additional Borrower shall prepare and provide to each Term B Lender a notice (each, an "Offer to Repay Notice"), which shall be substantially in the form of Exhibit S-1, and shall include an offer (the "Offer to Repay") pursuant to the Triggering Event Repayment Offer Covenant to prepay on the date (each, an "Offer Settlement Date") that is 5 Business Days after the date of the Offer to Repay Notice, the relevant portion of such Term B Lender's Term B Loan as determined in accordance with Section 2.05A(a) or 2.05A(b) and Section 2.13 with respect to such Triggering Event, and each Term B Lender (or its appointee) wishing to accept the Offer to Repay shall reply, substantially in the form of Exhibit S-2 and indicating whether such offer is accepted in whole or in part (and if so, to what extent) by the close of business on the Business Day immediately preceding the Offer Settlement Date. On each Offer Settlement Date, the Additional Borrower shall pay to those Term B Lenders who have accepted the related Offer To Repay the aggregate amount required to be paid pursuant to this Section 2.05A; provided that all non-accepted amounts shall be reallocated toward the repayment of Term B Loans of Term B Lenders accepting such Offer to Repay in the proportion and to the extent that such Term B Lenders accept such Offer to Repay. Prepayments of Loans made pursuant this Section 2.05A will be applied to the then outstanding Term B Loans to reduce scheduled prepayments with respect thereto required under Section 2.05(d) on a pro rata basis among the prepayments with respect thereto remaining to be made on each Installment Payment Date.

          (ii) After all the then outstanding amounts under the Term B Loans have been paid in full, amounts in respect of which an Offer to Repay would otherwise be required by


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Section 2.05A(a) and Section 2.05A(b) shall be applied to repay the outstanding
Revolving Loans, which repayment shall also result in the Revolving Credit Commitments being reduced ratably among the Revolving Lenders in accordance with their respective applicable Revolving Credit Commitments (provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion thereof), the U.S. Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions reasonably satisfactory to the Administrative Agent).

          (d) If on an Offer Settlement Date the amount in respect of which such Offer to Repay has been accepted exceeds the then outstanding aggregate principal amount of ABR Loans which are of the Class in respect of which such Offer to Repay has been made, and no Default or Event of Default exists or is continuing, then on such Offer Settlement Date, (i) the Additional Borrower shall deposit funds into the Collateral Account in an amount equal to such excess, and only the outstanding ABR Loans which are of the Class in respect of which such Offer to Repay has been made, and in respect of which it has been accepted, shall be repaid on such Offer Settlement Date, and the Offer Settlement Date in respect of the balance of the Offer to Repay shall be extended and (ii) on the last day of each Interest Period after such Offer Settlement Date in effect with respect to a Eurodollar Loan which is of the Class required to be prepaid and owing to a Lender who has accepted such Offer to Repay and not been repaid to the full extent of such acceptance, the Offer Settlement Date shall be fixed as that date and the Administrative Agent is irrevocably authorized and directed to apply funds from the Collateral Account (and liquidate investments held in the Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Collateral Account.

          SECTION 2.06. Letters of Credit.(a) General. Subject to the terms and conditions set forth herein, the U.S. Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time on the Effective Date or during the Revolving Credit Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the U.S. Borrower to, or entered into by the U.S. Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the U.S. Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof


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and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the U.S. Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the U.S. Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $50.0 million, (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment and (iii) prior to the time that at least $50.0 million has been borrowed under the Seller Loan Agreement, the Aggregate Revolving Credit Exposure shall not exceed $50.0 million. With respect to any Letter of Credit which contains any "evergreen" automatic renewal provision, the Issuing Bank shall be deemed to have consented to any such extension or renewal provided that all of the requirements of this Section 2.06 are met and no Default or Event of Default exists at the time such Letter of Credit is issued, extended or renewed.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender's Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the U.S. Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the U.S. Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the U.S. Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the U.S. Borrower shall have received written notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such written notice has not been received by the U.S. Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the U.S. Borrower receives such written notice, if such written notice is received prior


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

to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the U.S. Borrower receives such written notice, if such written notice is not received prior to such time on the day of receipt; provided that the U.S. Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the U.S. Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the U.S. Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the U.S. Borrower in respect thereof and such Revolving Lender's Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the U.S. Borrower, in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the U.S. Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the U.S. Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The U.S. Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the U.S. Borrower's obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the U.S. Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby


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waived by the U.S. Borrower to the extent permitted by applicable law) suffered by the U.S. Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the U.S. Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the U.S. Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the U.S. Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the U.S. Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that if the U.S. Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then
Section 2.08(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.06 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the U.S. Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing


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Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the U.S. Borrower receives notice from the Administrative Agent or the Requisite Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the U.S. Borrower shall deposit in the Collateral Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (a) of Section 7.01 or clause (a) of Section 7.02 or any Event of Default described in clause (i) of Section 7.01 or clause (h) of
Section 7.02 or clause (n) of Section 7.01 by virtue of an Event of Default under clause (a) or (h) of Section 7.02 or clause (k) of Section 7.02 by virtue of an Event of Default under clause (a) or (i) of Section 7.01. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of each Borrower under this Agreement and each Borrower hereby grants the Collateral Agent a security interest in respect of each such deposit and the Collateral Account in which such deposits are held. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys deposited in the Collateral Account pursuant to this Section 2.06(j) shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of each Borrower under this Agreement. If the U.S. Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount together with interest income (if any) (to the extent not applied as aforesaid) shall be returned to the U.S. Borrower within three Business Days after all Defaults or Events of Default have been cured or waived.

          SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) (i) The U.S. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the relevant Lenders in respect of Revolving Credit Borrowings, on the Revolving Credit Maturity Date (or such earlier date as, and to the extent that, such Revolving Loan becomes due and payable pursuant to Section
2.05 or Article VII), the unpaid principal amount of each Revolving Loan and each Swingline Loan made to it by each such Lender and (ii) the Additional Borrower hereby unconditionally promises to pay the Administrative Agent for the account of the Term B Lenders on the Term B Loan Maturity Date (or such earlier date as, and to the extent that, such Term B Loan becomes due and payable pursuant to Section 2.05 or Article VII), the unpaid principal amount of each Term B Loan held by each such Term B Lender. Each Borrower hereby further agrees to pay interest in immediately available funds at the applicable


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office of the Administrative Agent (as specified in Section 2.13(a)) on the unpaid principal amount of the Revolving Loans, Swingline Loans and Term B Loans, as applicable, made to it from time to time from the Effective Date until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.08. All payments required hereunder shall be made in Dollars.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to
Section 10.04, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Class and Type of each such Loan and the Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the applicable Borrower in respect of each such Loan and each Lender's share thereof.

          (d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.07 and the Notes maintained pursuant to paragraph (e) of this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the applicable Borrower to repay (with applicable interest) the Loans made to the applicable Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Loans of each Class made by each Lender to the applicable Borrower shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a single Note duly executed on behalf of the applicable Borrower, in substantially the form attached hereto as Exhibit G-1 or G-2, as applicable, with the blanks appropriately filled, payable to the order of such Lender.

          SECTION 2.08. Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) for each day during each Interest Period with respect thereto at a rate per annum equal to:

          (i) in the case of a Eurodollar Revolving Loan, (A) the LIBO Rate determined for such Interest Period, plus (B) the Applicable Rate; or

          (ii) in the case of a Eurodollar Term B Loan, (A) the LIBO Rate determined for such Interest Period plus (B) the Applicable Rate.

          (b) Each ABR Loan (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as


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the case may be, or over a year of 360 days when the Alternate Base Rate is determined by reference to clause (c) of the definition of "Alternate Base Rate") at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

          (c) If (A) all or a portion of (i) the principal amount of any Loan,
(ii) any interest payable thereon or (iii) any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity thereof or by acceleration or otherwise) or (B) an Event of Default described in
Section 7.01(i) shall be continuing, such overdue amount (in the case of clause
(A)) and all Obligations (in the case of clause B)) shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise provided in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.08 plus 2.00% per annum or (y) in the case of any overdue interest, Commitment Fee or other amount, the rate described in Section 2.08(b) applicable to an ABR Revolving Loan plus 2.00% per annum, in each case from the date of such nonpayment (in the case of clause (A)) or such Event of Default (in the case of clause B,)) to (but excluding) the date on which such amount is paid in full (after as well as before judgment) (in the case of clause (A)) or such Event of Default is cured (in the case of clause (B)).

          (d) Interest shall be payable in arrears on each Interest Payment Date and on the Term B Loan Maturity Date (in the case of Term B Loans) and the Revolving Credit Maturity Date (in the case of Revolving Loans); provided that
(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest in respect of each Loan shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          SECTION 2.09. Computation of Interest. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the applicable Borrower and the Lenders in the absence of manifest error.

          SECTION 2.10. Fees. (a) The U.S. Borrower agrees to pay a commitment fee (a "Commitment Fee") to each Revolving Lender, for which payment will be made in arrears through the Administrative Agent on the last Business Day of March, June, September and December beginning after the Effective Date, and on the Commitment Fee Termination Date (as defined below). The Commitment Fee due to each Revolving Lender shall commence to accrue for a period commencing on the Effective Date (or, in the case of a Revolving Lender which becomes a Revolving Lender after the Effective Date, the date on which such Revolving Lender becomes a Revolving Lender hereunder pursuant to Section 10.04(b)) and shall cease to accrue on the date (the "Commitment Fee Termination Date") that is the earlier of (i) the date on which the Revolving Credit Commitment of such Revolving Lender shall be terminated as provided herein and (ii) the first date after the end of the Revolving Credit Commitment Period. The Commitment Fee accrued to each Revolving Lender shall equal the Commitment Fee Percentage multiplied by such Revolving Lender's Commitment Fee Average Daily Amount (as defined below) for the applicable quarter (or shorter period commencing on the Effective Date (or, in the


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case of a Revolving Lender which becomes a Revolving Lender after the Effective
Date, the date on which such Revolving Lender becomes a Revolving Lender hereunder pursuant to Section 10.04(b)) and ending with such Lender's Commitment Fee Termination Date). A Revolving Lender's "Commitment Fee Average Daily Amount" with respect to a calculation period shall equal the average daily amount during such period calculated using the daily amount of such Revolving Lender's Revolving Credit Commitment less such Revolving Lender's Revolving Credit Exposure (excluding clause (c) of the definition thereof for purposes of determining the Commitment Fee Average Daily Amount only) for any applicable days during the Revolving Credit Commitment Period. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

          (b) The U.S. Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Rate for Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender's Revolving Credit Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees (collectively, "LC Fees") accrued through and including the last day of March, June, September and December of each calendar year during the Revolving Credit Commitment Period shall be payable on the last Business Day of such March, June, September and December, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The U.S. Borrower agrees to pay to the Administrative Agent the administrative fee set forth in the Fee Letter (the "Agent Fees").

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution. Once paid, none of the Fees shall be refundable.

          SECTION 2.11. Termination, Reduction or Adjustment of Commitments. (a) Unless previously terminated, (i) the Term B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.


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          (b) The U.S. Borrower shall have the right, upon one Business Day's notice to the Administrative Agent, to terminate or, from time to time, reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, the Aggregate Revolving Credit Exposure then outstanding would exceed the Total Revolving Credit Commitment then in effect.

          (c) The U.S. Borrower shall pay to the Administrative Agent for the account of the applicable Revolving Lenders, on each date of termination or reduction of the Revolving Credit Commitments, the Commitment Fee on the amount of the Revolving Credit Commitments so terminated or reduced accrued to the date of such termination or reduction.

          (d) To the extent any reduction in the Revolving Credit Commitments reduces the then Available Revolving Credit Commitments of all Lenders to an amount equal to or less than the sum of (a) the Swingline Sublimit and (b) the maximum allowable LC Exposure, then such reduction in Revolving Credit Commitments shall reduce on a pro rata basis the Swingline Commitment and the maximum amount of LC Exposure permitted by Section 2.06(b) by an amount such that the then Available Revolving Credit Commitments are equal to or less than the sum of (a) and (b).

          SECTION 2.12. Inability to Determine Interest Rate; Unavailability of Deposits; Inadequacy of Interest Rate. If prior to 11:00 a.m., London time, two Business Days before the first day of any Interest Period, including an initial Interest Period, for a requested Eurodollar Borrowing:

          (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Eurodollar Borrowing for such Interest Period, or

          (ii) the Administrative Agent shall have received notice from a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate determined or to be determined for such Interest Period for such Eurodollar Borrowing will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give facsimile or telephonic notice thereof to the each Borrower and to the Lenders by 12:00 noon, New York City time, on the same day. The Administrative Agent shall give facsimile or telephonic notice to each Borrower and the Lenders as soon as practicable after the circumstances giving rise to such notice no longer exist, and until such notice has been given, any affected Eurodollar Loans shall not be (x) converted or continued pursuant to Section 2.03 or (y) made pursuant to a Borrowing Request, and shall be continued or made as an ABR Loans, as the case may be.

          SECTION 2.13. Pro Rata Treatment and Payments. (a) Each reduction of the Revolving Credit Commitments of the Revolving Lenders shall be made pro rata according to


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the amounts of such Revolving Lenders' Commitment Percentages. Each payment
(including each prepayment) by the Borrowers on account of principal of and interest on Loans which are ABR Loans shall be made pro rata according to the respective outstanding principal amounts of such ABR Loans then held by the Lenders of the applicable Class. Subject to Section 2.05A, each payment (including each prepayment) by any Borrower on account of principal of and interest on Loans which are Eurodollar Loans designated by such Borrower to be applied to a particular Eurodollar Borrowing shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders of the applicable Class. Subject to Section 2.05A, each payment (including each prepayment) by the U.S. Borrower on account of principal of and interest on Swingline Loans shall be made pro rata according to the respective outstanding principal amounts of the Swingline Loans or participating interests therein, as the case may be, then held by the relevant Lenders. All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 10:00 a.m., New York time, on the due date thereof to the Administrative Agent, for the account of the Lenders of the applicable Class, at the Administrative Agent's New York office specified in
Section 10.01 in the currency in which the applicable obligation is denominated and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto in the same currency as received and promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          (b) Subject to Section 2.12, unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.13(b) shall be conclusive in the absence of manifest error. If such Lender's share of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Revolving Loans hereunder, on demand, from the applicable Borrower, but without prejudice to any right or claim that the applicable Borrower may have against such Lender.


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          (c) If at any time insufficient funds are received by and available to the Administrative Agent from a particular Borrower to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder from such Borrower, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder from such Borrower, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due from such Borrower to such parties.

          SECTION 2.14. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law, or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended until such time as the making or maintaining of Eurodollar Loans shall no longer be unlawful, and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.

          SECTION 2.15. Requirements of Law. (a) If at any time any Lender or the Issuing Bank determines that the introduction after the Effective Date of, or any change after the Effective Date in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Adjusted LIBO Rate) or the compliance by such Lender or the Issuing Bank with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender or the Issuing Bank for agreeing to make or making, funding or maintaining any Eurodollar Loans or participating in, issuing or maintaining any Letter of Credit, then the applicable Borrower shall from time to time, within five Business Days of demand therefor by such Lender or the Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or the Issuing Bank additional amounts sufficient to compensate such Lender or the Issuing Bank for such increased cost. A certificate setting forth in reasonable detail the basis for calculating the amount of such increased cost, submitted to the applicable Borrower and the Administrative Agent by such Lender or the Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error. Such Lender or the Issuing Bank, as applicable, shall promptly notify the Administrative Agent and the applicable Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender or the Issuing Bank, as applicable, for such increased cost or reduced amount. Such additional amounts shall be payable directly to such Lender or the Issuing Bank, as applicable, within five Business Days of the applicable Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on such Borrower.

          (b) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request


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

(whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority in each case after the Effective Date affects or would affect the amount of capital required or expected to be maintained by any Lender or the Issuing Bank (or a holding company controlling such Lender or the Issuing Bank) and such Lender or the Issuing Bank determines (in its sole and absolute discretion) that the rate of return on its capital (or the capital of its holding company, as the case may be) as a consequence of its Revolving Credit Commitment or the Loans made by it or its participations in Swingline Loans or any issuance, participation or maintenance of Letters of Credit is reduced to a level below that which such Lender or the Issuing Bank (or its holding company) could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or the Issuing Bank to the applicable Borrower, such Borrower shall immediately pay directly to such Lender or the Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or the Issuing Bank (or its holding company) for such reduction in rate of return. A statement of such Lender or the Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender or the Issuing Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

          (c) In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim under this Section 2.15 has occurred or will occur, the Issuing Bank or such Lender will use its best efforts to so notify the applicable Borrower; provided that, subject to the next succeeding sentence, any failure to provide such notice shall in no way impair the rights of the Issuing Bank or such Lender to demand and receive compensation under this Section 2.15, but without prejudice to any claims of such Borrower for compensation for actual damages sustained as a result of any failure to observe this undertaking. Notwithstanding the foregoing, no Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section
2.15 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the applicable Borrower of the event or circumstances giving rise to a right of claim pursuant to this Section 2.15 and of such Lender's or the Issuing Bank's intention to claim compensation therefor (except that, if the event or circumstances giving rise to such right of claim is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

          SECTION 2.16. Taxes. (a) All payments by the Loan Parties of principal of, and interest on, the Loans and all other amounts (including fees) payable hereunder shall be made without set-off, counterclaim or other defense, free and clear of, and without deduction or withholding for, any and all present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, assessments, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Administrative Agent, the Issuing Bank or any Lender (or any assignee of such Lender or the Issuing Bank, as the case may be, or a Participant or a change in designation of the lending office of a Lender or the Issuing Bank, as the case may be (a "Transferee")), including any interest, additions to tax or penalties applicable thereto ("Taxes"), except as required by applicable law. If any Indemnified Taxes are required to be withheld by applicable law, rule or regulation from any payment by a Loan Party, such Loan Party shall withhold and remit such Taxes in accordance with such requirement. In the


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

event that any withholding or deduction from any payment to be made by a Loan Party hereunder or under any other Loan Documents is required in respect of any Indemnified Taxes pursuant to any applicable law, rule or regulation then such Loan Party will:

          (i) timely pay directly to the relevant authority in accordance with applicable law the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Administrative Agent an official receipt or other documentation (or copy thereof) reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

          (iii) pay to the Administrative Agent for the account of the Lenders or the Issuing Bank or Transferees, as the case may be, such additional amount or amounts as are necessary to ensure that the net amount actually received by each Lender or the Issuing Bank or Transferees, as the case may be, will equal the full amount such Lender or the Issuing Bank or Transferees, as the case may be, would have received had no such withholding or deduction (including any withholding or deduction applicable to additional amounts payable under this Section 2.16) been required.

For purposes hereof, "Indemnified Taxes" shall mean (i) any Taxes imposed under
Part XIII of the Income Tax Act (Canada) (as the same may be amended, supplemented or replaced from to time) and (ii) all Taxes other than Taxes imposed on or measured by the recipient's net income or taxable capital by a jurisdiction under the laws of which such Lender or Transferee is organized or incorporated or in which its principal executive office or applicable lending office is located or in which it conducts a trade or business or has a permanent establishment (other than a trade, business or permanent establishment deemed to arise by virtue of the transactions contemplated by this Agreement) or is otherwise subject to such Taxes without regard to the transactions contemplated by this Agreement (provided, however, in the case of a Lender or a Transferee that is an affiliate of a Lender and that is a United States person within the meaning of Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended and that makes and holds its Loans through a lending office located in the United States (such Lender and any such Transferee referred to herein as a "U.S. Taxpayer Lender"), Indemnified Taxes shall include any Taxes imposed on or measured by the recipient's net income or taxable capital by any jurisdiction other than the United States or a State or any political subdivision of the United States or a State (as the terms "United States" and "State" are defined in sections 7701(a)(9) and 7701(a)(10) of the United States Internal Revenue Code of 1986, as amended) to which such U.S. Taxpayer Lender would not have been subject but for the transactions contemplated by this Agreement (an "Indemnified Foreign Tax")).

          (b) The Loan Parties agree to timely pay any and all present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies (including interest, fines and penalties in addition to tax) arising from any payment made under any Loan Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document ("Other Taxes").

          (c) If any Indemnified Taxes or Other Taxes are directly asserted against the Administrative Agent, the Issuing Bank or any Lender or Transferee with respect to any payment


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

received by the Administrative Agent, the Issuing Bank or such Lender or Transferee hereunder or under any other Loan Documents, the Administrative Agent, the Issuing Bank or such Lender or Transferee may pay such Indemnified Taxes or Other Taxes and the applicable Loan Party will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by such Person after the payment of such Indemnified Taxes (including any Indemnified Taxes on such additional amount) or Other Taxes shall equal the amount such Person would have received had such Indemnified Taxes or Other Taxes not been asserted. In addition, the applicable Borrower shall also reimburse each Lender or Transferee or the Issuing Bank, upon the written request of such Lender or Transferee or the Issuing Bank, for net additional taxes imposed on or measured by the net income of such Person pursuant to the laws of the jurisdiction in which such Person is organized or incorporated, or a jurisdiction in which the principal executive office or lending office of such Person is located or in which such Person conducts a trade or business or has a permanent establishment, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Person shall determine are or were payable by such Person, in respect of amounts payable to such Person pursuant to this Section 2.16 in respect of Indemnified Taxes imposed as a consequence of payments by the applicable Borrower, taking into account the amount of Indemnified Taxes (x) that are allowed as a deduction in determining taxes imposed on or measured by the net income or allowed as a credit against any taxes imposed on or measured by net income and (y) in respect of which an amount is payable to such Person pursuant to this Section 2.16.

          (d) If any Borrower fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the Issuing Bank, the respective Lenders or Transferees, the required receipts or other required documentary evidence, such Borrower shall indemnify the Issuing Bank, Lenders and Transferees for any incremental Indemnified Taxes, Taxes, Other Taxes, interest, penalties or other costs (including reasonable attorneys' fees and expenses) that may become payable by the Issuing Bank, any Lender or Transferee as a result of any such failure. For purposes of this Section 2.16, a distribution hereunder by the Administrative Agent to or for the account of the Issuing Bank, any Lender or Transferee shall be deemed a payment by the applicable Borrower.

          (e) Each Lender or Transferee that is organized under the laws of a jurisdiction other than the United States of America or any state or political subdivision thereof shall, on or prior to the Effective Date (in the case of each Lender that is a party hereto on the Effective Date) or on or prior to the date of any assignment, participation or change in the designated lending office hereunder (in the case of a Transferee), execute and deliver, if legally able to do so, to the applicable Borrower and the Administrative Agent (i) one or more (as the applicable Borrower or the Administrative Agent may reasonably request) accurate and complete original signed copies of United States Internal Revenue Service Forms W-8ECI or W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender or Transferee is exempt from or entitled to a reduced rate of withholding or deduction of Taxes or (ii) if the Lender or Transferee is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit P (any such certificate, a "Section 2.16 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-


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8BEN (with respect to the portfolio interest exemption) (or successor form)
certifying to such Lender's or Transferor's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender and Transferee agrees that from time to time after the Effective Date, when a lapse in time or change in the Lender's or Transferee's circumstances renders the previous certification obsolete or inaccurate in any material respect, it will, to the extent legally able to do so, deliver to the applicable Borrower or the Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 2.16 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under the Loan Documents. In addition, if legally able to do so, each Lender or Transferee that is organized under the laws of a jurisdiction other than Canada or any political subdivision thereof shall deliver on or prior to the Effective Date (in the case of each Lender that is a party hereto on the Effective Date) or on or prior to the date of any assignments or participations (in the case of a Transferee) to the applicable Borrower and Administrative Agent, either written certification that it is not entitled to any exemption or reduction of withholding tax under the laws of Canada or, if it is so entitled, such properly completed and executed documentation as will permit such payments to be made without withholding or deduction of Taxes under the laws of Canada or at a reduced rate. In addition, each Lender and Transferee agrees that from time to time after the Effective Date, when a lapse in time or change in the Lender's or Transferee's circumstances renders the previous certification obsolete or inaccurate in any material respect, it will, to the extent legally able to do so, deliver to the applicable Borrower and the Administrative Agent such forms or certifications as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in Canadian withholding tax with respect to payments under the Loan Documents.

          (f) No Borrower shall be required to indemnify or to pay any additional amounts to the Issuing Bank or any Lender or Transferee with respect to any Indemnified Taxes pursuant to this Section 2.16 to the extent that (i) any obligation of the applicable Borrower to withhold, deduct or pay amounts with respect to such Indemnified Tax (other than a Tax imposed by Canada and other than an Indemnified Foreign Tax) existed under generally accepted interpretation and application of the law on the date the Issuing Bank or such Lender or Transferee, other than a U.S. Taxpayer Lender, became a party to this Agreement or otherwise becomes a Transferee, except to the extent that, at the time such Lender or Transferee becomes a party to this Agreement or otherwise becomes a Transferee, such Person's assignor was already entitled to receive indemnification or additional amounts from a Loan Party with respect to any such Indemnified Tax under the provisions hereunder; provided that this clause (i) shall not apply to any Tax imposed on a Lender or Transferee in connection with an interest or participation in any Loan or other obligation that such Lender or Transferee was required to acquire pursuant to Section 2.19, (ii) to the extent such Indemnified Taxes are imposed solely because any Lender or Transferee fails to timely provide the forms or certificates required by the provisions of the immediately preceding paragraph or (iii) in the case of a payment of a U.S source fee (other than a fee treated as interest for U.S. federal income tax purposes) to a Lender or Transferee, other than a U.S. Taxpayer Lender, described in clause (ii) of Section 2.16(e), to the extent that such forms or certificates do not establish a complete exemption from U.S.


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

withholding taxes with respect to such payment. Notwithstanding anything to the contrary, it is understood and agreed, for the avoidance of doubt, that the obligation of the Loan Parties to indemnify for Indemnified Taxes withheld or deducted from any payment (including, without limitation, fees) to be made by the Loan Parties hereunder and to pay additional amounts under this Section 2.16 shall apply with respect to any and all Indemnified Taxes imposed on or with respect to the Issuing Bank and each Lender and Transferee (i) with respect to a Tax imposed by Canada or a political subdivision thereof or therein, whether or not there has been, and (ii) with respect to any other Tax, as a result of, a change in law or regulation or a change in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Person occurring after the time such Person becomes a party to this Agreement.

          (g) In the event that the Issuing Bank or any Lender determines that any event or circumstance that will lead to a claim by it under this Section
2.16 has occurred, the Issuing Bank or such Lender will use commercially reasonable efforts to so notify each Borrower; provided that any failure to provide such notice shall in no way impair the rights of the Administrative Agent, the Issuing Bank, any Lender or any Transferee to demand and receive compensation under this Section 2.16.

          (h) If any Borrower pays any additional amount under this Section 2.16 to a Lender and such Lender determines in its sole discretion that it has actually realized in connection therewith a refund or any reduction of, or credit against, its Tax liabilities (a "Tax Benefit") such Lender shall pay to such Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the after-tax net benefit obtained, if any, by the Lender as consequence of such Tax Benefit net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Benefit); provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to such Borrower pursuant to this Section 2.16(h) shall be treated as Tax for which such Borrower is obligated to indemnify such Lender pursuant to this Section 2.16; (iii) nothing in this Section 2.16(h) shall require the Lender to disclose any confidential information to any Loan Party (including, without limitation, its tax returns); and (iv) notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to such Borrower the payment which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such Tax Benefits had never been paid.

          SECTION 2.17. Indemnity. In the event any Lender shall incur any loss or expense (including any loss (other than lost profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Loan) as a result of any conversion of a Eurodollar Loan to an ABR Loan or repayment or prepayment of the principal amount of any Eurodollar Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.03, 2.05, 2.07, 2.14, 2.15 or 2.20 or otherwise, or any failure to borrow or convert any Eurodollar Loan after notice thereof shall have been


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given hereunder, whether by reason of any failure to satisfy a condition to such
Borrowing or otherwise, then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Administrative Agent), the applicable Borrower with respect to such Loan shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

          SECTION 2.18. Change of Lending Office. Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of
Section 2.14, 2.15 or 2.16 with respect to such Lender (or Transferee), it will, if requested by any Borrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its respective lending offices to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.18 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender (or Transferee) pursuant to Sections 2.14, 2.15 and 2.16.

          SECTION 2.19. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower (in each case to the extent permitted hereunder), or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans or participations in LC Disbursements which at the time shall be due and payable as a result of which the unpaid principal portion of its Loans and participations in LC Disbursements which at the time shall be due and payable shall be proportionately less than the unpaid principal portion of such Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans and participations in LC Disbursements as prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or an LC Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by either Borrower to such Lender by reason thereof as fully as if such Lender were a direct creditor directly to such Borrower in the amount of such participation.

          SECTION 2.20. Assignment of Commitments Under Certain Circumstances. In the event that (a) any Lender shall have delivered a notice or certificate pursuant to


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Section 2.14 or 2.15, or any Borrower shall be required to make additional payments to any Lender under Section 2.16 (each, an "Increased Cost Lender") then, with respect to each such Increased Cost Lender (the "Terminated Lender"), the applicable Borrower shall have the right, but not the obligation, at its own expense, upon notice to such Terminated Lender and the Administrative Agent, to replace such Terminated Lender with (x) another Lender or (y) an assignee (in accordance with and subject to the restrictions contained in Section 10.04), and such Terminated Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to such other Lender or assignee; provided, however, that no Terminated Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) the affected Terminated Lender shall have been paid in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Terminated Lender and participations in LC Disbursements and Swingline Loans held by such Terminated Lender and all commitment fees and other fees owed to such Terminated Lender hereunder and all other amounts accrued for such Terminated Lender's account or owed to it hereunder (including, without limitation, any Commitment Fees).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders and the Administrative Agent to enter into this Agreement and to extend credit hereunder and under the other Loan Documents on the Effective Date, the Loan Parties, jointly and severally, make the representations and warranties set forth in this Article III (after giving effect to the Transactions) and upon the occurrence of each Credit Event thereafter:

          SECTION 3.01. Organization, etc. Each Loan Party (a) is a corporation or other form of legal entity, and each of its Subsidiaries is a corporation, partnership or other form of legal entity, validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, and (c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations under this Agreement and each other Loan Document to which it is a party and (ii) own or hold under lease its Property and to conduct its business substantially as currently conducted by it, except, in the case of clauses (b) and (c)(ii) only, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Additional Borrower was formed on May 16, 2005 and the Additional Borrower Subsidiaries were formed on May 26, 2005, in the case of NSULC, and May 24, 2005, in the case of WLLC. Each of the Additional Borrower and the Additional Borrower Subsidiaries was formed for the primary purpose of effecting the Term Transaction and as of the Effective Date has no material assets (other than, in the case of the Additional Borrower, its ownership of all the Equity Interests of NSULC, in the case of NSULC, its ownership of Equity Interests of WLLC and, in the case of WLLC, the loans payable to it by the U.S. Borrower (made as a part of the


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Term Transaction)) or liabilities (other than its obligations under the Loan
Documents and the Seller Loan Documents).

          SECTION 3.02. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which it is a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance of the Letters of Credit hereunder are within each Loan Party's corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be, and do not

          (a) contravene the Organizational Documents of any Loan Party or any of its respective Subsidiaries;

          (b) contravene any law, statute, rule or regulation binding on or affecting any Loan Party or any of its respective Subsidiaries;

          (c) violate or result in a default or event of default or an acceleration of any rights or benefits under any indenture, agreement or other instrument binding upon any Loan Party or any of its respective Subsidiaries; or

          (d) result in, or require the creation or imposition of, any Lien on any assets of any Loan Party or any of its respective Subsidiaries, except Liens created under the Loan Documents and the Seller Loan Documents, except, in the cases of clauses (b), (c) and (d) only, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 3.03. Government Approval, Regulation, etc. No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by any Borrower or any other Loan Party of this Agreement or any other Loan Document, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, nor for the consummation of the Transactions, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens under the Security Documents and (iii) those, the failure of which to obtain or make, would not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 3.04. Validity, etc. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party will, on the due execution and delivery thereof and assuming the due execution and delivery of this Agreement by each of the other parties hereto, constitute, the legal, valid and binding obligation of such Loan Party enforceable in accordance with its respective


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terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

          SECTION 3.05. Representations and Warranties in the Acquisition Agreement; Boeing Agreements; IRB Agreements. (a) Each of the representations and warranties made by any of the Loan Parties set forth in Article IV of the Acquisition Agreement is true and correct in all material respects. To the knowledge of the Loan Parties, each of the representations and warranties of Seller set forth in Article III of the Acquisition Agreement is true and correct in all material respects.

          (b) The Borrowers have provided to the Lead Arranger and the Co-Arrangers true and correct copies of each Boeing Agreement and each IRB Agreement.

          SECTION 3.06. Financial Information. (a) (x) The statement of certain assets to be acquired and liabilities to be assumed and the related statement of cost center activity of the Acquired Business for the three years ended December 31, 2004, and for the quarter ended March 31, 2005, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the financial condition of the Acquired Business as of the dates thereof and the results of its cost center activity and certain cash flow information for the periods then ended; and (y) except as provided in the following sentence, the financial statements referred to in clause (x) above for the three years ended December 31, 2004 have been audited by independent registered public accountants of nationally recognized standing and are accompanied by an unqualified opinion of such accountants, a copy of which can be provided to each Lender that has so requested in accordance with the procedures for such request set forth by such accountants for receipt of such opinion as set forth on the Intralinks Platform relating to the Financing Transactions, provided such Lender complies with such procedures.

          (b) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, none of the Parent Guarantor or its Subsidiaries has any Indebtedness, contingent liabilities, long-term commitments or unrealized losses that have had or reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 3.07. No Material Adverse Effect. Since December 31, 2004, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

          SECTION 3.08. Litigation. Except as set forth on Schedule 3.08, there is no pending or, to the knowledge of the Loan Parties, threatened litigation, action or proceeding (including, without limitation, any existing or new litigation relating to the Acquisition Transactions) against the Parent Guarantor or any of its Subsidiaries or the Acquired Business or the Additional Borrower or the Additional Borrower Subsidiaries, or the ability of the parties to consummate the transactions contemplated hereby (including the Transactions), which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (including the Transactions).


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          SECTION 3.09. Compliance with Laws and Agreements. None of the Loan
Parties has violated, is in violation of or has been given written notice of any violation of any laws (other than Environmental Laws, which are the subject of Section 3.14), regulations or orders of any Governmental Authority applicable to it or its property or any indenture, agreement or other instrument binding upon it or its property, except for any violations which could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. No breach, default, violation, cancellation, termination or other event that could reasonably be expected to have a Material Adverse Effect has occurred under any Boeing Agreement.

          SECTION 3.10. Subsidiaries. Schedule 3.10 sets forth the name of, and the direct or indirect ownership interest of the Parent Guarantor, the U.S. Borrower and the Additional Borrower in, each of their respective Subsidiaries and identifies each Subsidiary that is a Loan Party, in each case as of the Effective Date. All the issued and outstanding Equity Interests of the Additional Borrower are owned, directly or indirectly, by the Sponsors, free and clear of Liens except as created by the Security Documents, Liens created under the Seller Loan Documents and non-consensual Permitted Liens). The sole general partner of the Additional Borrower is the General Partner. All the issued and outstanding Equity Interests of NSULC are owned by the Additional Borrower free and clear of Liens except for Liens created by the Security Documents, Liens created under the Seller Loan Documents and non-consensual Permitted Liens. All the issued and outstanding Equity Interests of WLLC are owned by NSULC free and clear of Liens except for Liens created by the Security Documents, Liens created under the Seller Loan Documents and non-consensual Permitted Liens.

          SECTION 3.11. Ownership of Properties. (a) Each of the U.S. Borrower and its Subsidiaries has good and marketable title in fee simple to (or other similar title in jurisdictions outside the United States of America), or valid leasehold interests in, or easements or other limited property interests in, or is licensed to use, all its properties and assets (including all Mortgaged Properties), except for defects in the foregoing that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to do so in the aggregate could not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

          (b) As of the Effective Date, Schedule 3.11(b) contains and will contain a true and complete list of each parcel of Real Property (i) owned in fee by any Loan Party as of the Effective Date and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee or otherwise, as of the Effective Date whether such lease, sublease or other instrument requires the consent of the landlord or grantee thereunder or other parties thereto to the Acquisition Transactions.

          (c) Each of the U.S. Borrower and its Subsidiaries has complied with all obligations under all leases and other Real Property Agreements (including, without limitation, the IRB Agreements) to which it is a party, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and all such leases and other Real Property Agreements are in full force and effect, except in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each


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of the U.S. Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (d) Each of the U.S. Borrower and its Subsidiaries owns, possesses, is licensed or otherwise has the right to use, or could obtain ownership or possession of, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, except for those the failure to own, possess, license or use could not reasonably be expected to have a Material Adverse Effect, and without any known conflict or alleged conflict with the rights of others, except where such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (e) As of the Effective Date, no Loan Party or any of its respective Subsidiaries has received any written notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Effective Date.

          (f) Except as set forth on Schedule 3.11(f), neither the U.S. Borrower nor any of its Subsidiaries is obligated on the Effective Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

          SECTION 3.12. Taxes. Each of the Parent Guarantor, each Borrower and its Subsidiaries has timely filed all federal, foreign and all other material tax returns and reports required by law to have been filed by it and has timely paid all taxes and governmental charges due (whether or not shown on any tax return), except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; provided that any such contest of taxes or charges with respect to Collateral shall have the effect of preventing the forfeiture or sale of such Collateral. Each of the Parent Guarantor, each Borrower and its Subsidiaries has made adequate provision in accordance with GAAP for all taxes not yet due and payable. Neither the Parent Guarantor, nor any Borrower, nor any of its Subsidiaries has ever been a party to any understanding or arrangement constituting a "tax shelter" within the meaning of Section 6662(d)(2)(C)(iii) of the Code or within the meaning of
Section 6111(c) or Section 6111(d) of the Code as in effect immediately prior to the enactment of the American Jobs Creation Act of 2004, or has ever "participated" in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4, except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

          SECTION 3.13. Pension and Welfare Plans. Except as set forth on
Schedule 3.13, no ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect or give rise to a Lien on the assets of any Loan Party or a Subsidiary. The U.S. Borrower and its Subsidiaries and their ERISA Affiliates are in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan except for failures to so comply which could not reasonably


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be expected to have a Material Adverse Effect. Except as set forth on Schedule
3.13, no condition exists or event or transaction has occurred with respect to any Plan which reasonably might result in the incurrence by the U.S. Borrower or any of its Subsidiaries or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.13, the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans by an amount that could reasonably be expected to have a Material Adverse Effect if the Pension Plans were terminated. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each Loan Party or ERISA Affiliate to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.13, neither the U.S. Borrower nor any of its Subsidiaries has any contingent liability with respect to post-retirement benefits provided by the U.S. Borrower or any of its Subsidiaries under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA and
(ii) liabilities that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Except as could not reasonably be expected to have a Material Adverse Effect, (a) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, and (b) neither Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan.

          SECTION 3.14. Environmental Warranties. (a) Except as set forth on
Schedule 3.14(a) all facilities and property owned, leased or operated by any Borrower or any of its Subsidiaries, and all operations conducted thereon, are in compliance with all Environmental Laws, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 3.14(b), there are no pending or threatened (in writing):

          (i) Environmental Claims received by any Borrower or any of its Subsidiaries, or

          (ii) written claims, complaints, notices or inquiries received by any Borrower or any of its Subsidiaries regarding Environmental Liability,

in each case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


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          (c) Except as set forth on Schedule 3.14(c), there have been no
Releases of Hazardous Materials at, on, under or from any property now or, to any Loan Party's knowledge, previously owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          (d) The U.S. Borrower and its Subsidiaries have been issued and are in compliance with all Environmental Permits necessary for their operations, facilities and businesses and each is in full force and effect, except for such Environmental Permits which, if not so obtained or as to which the U.S. Borrower and its Subsidiaries are not in compliance, or are not in effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (e) No property now or, to any Loan Party's knowledge, previously owned, leased or operated by the U.S. Borrower or any of its Subsidiaries is listed or proposed (with respect to owned property only) for listing on the CERCLIS or on any similar state list of sites requiring investigation or cleanup, or on the National Priorities List pursuant to CERCLA.

          (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, surface impoundments or disposal areas, on or under any property now or, to any Loan Party's knowledge, previously owned or leased by the U.S. Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (g) Neither the U.S. Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to any Environmental Claim against the U.S. Borrower or such Subsidiary.

          (h) No liens have been recorded pursuant to any Environmental Law with respect to any property or other assets currently owned or leased by the U.S. Borrower or its Subsidiaries.

          (i) Neither the U.S. Borrower nor any of its Subsidiaries is currently conducting any Remedial Action pursuant to any Environmental Law, nor has any of the Loan Parties or any of their respective Subsidiaries assumed by contract, agreement or operation of law any obligation under Environmental Law, the cost of which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (j) There are no polychlorinated biphenyls or asbestos or asbestos-containing material present at any property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


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          SECTION 3.15. Regulations T, U and X. The Loans, the use of the
proceeds thereof, this Agreement and the transactions contemplated hereby will not result in a violation of or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

          SECTION 3.16. Disclosure; Accuracy of Information; Pro Forma Balance Sheets and Projected Financial Statements. (a) Neither this Agreement nor any other document, certificate or statement, in each case concerning any Loan Party or the Acquired Business, furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection herewith (including, without limitation, the Information Memorandum) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made; provided that to the extent this or any such document, certificate or statement (including without limitation the Information Memorandum) was based upon or constitutes a forecast or projection, the Loan Parties represent only that they acted in good faith and utilized reasonable assumptions and due care in the preparation of such document, certificate or statement, it being understood that forecast and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized.

          (b) The pro forma consolidated balance sheets as of December 31, 2004 and March 31, 2005, prepared giving effect to the Transactions as if the Transactions had occurred on such date and furnished to the Lenders, (i) were prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum, (ii) accurately reflect all material adjustments necessary to give effect to the Transactions and (iii) present fairly the pro forma financial position of the U.S. Borrower and its consolidated Subsidiaries as of their respective dates, as if the Transactions had occurred on such date.

          (c) The pro forma consolidated income statement projections for the U.S. Borrower and its Subsidiaries, pro forma consolidated balance sheet projections for the U.S. Borrower and its Subsidiaries and pro forma consolidated cash flow projections for the U.S. Borrower and its Subsidiaries, all for the Fiscal Years ending 2005 through 2011, inclusive, and on a quarterly basis through and including Fiscal Year 2006 and annually thereafter which were furnished to the Lenders (the "Projected Financial Statements") and which give effect to the Transactions and all Indebtedness and Liens incurred or created in connection with the Transactions were prepared in good faith based on assumptions that are reasonable as of the date of such projections and as of the Effective Date and all material assumptions with respect to the Projected Financial Statements are set forth therein. The Projected Financial Statements present a good faith estimate of the consolidated financial information contained therein at the date thereof, it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the projections will differ from the projected results and that the difference may be material.

          SECTION 3.17. Insurance. The properties of each Borrower and each of their respective Subsidiaries are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and operating and owning properties in the same or


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similar locations, and as required to be maintained pursuant to the Security
Documents. All such insurance (including the related insurance policies) is in full force and effect, all premiums with respect thereto that are due and payable have been duly paid and no Loan Party has received or is aware of any notice of violation or cancellation thereof and each Loan Party has complied in all material respects with the material requirements of each such policy.

          SECTION 3.18. Labor Matters. Except as could not reasonably be expected to have a Material Adverse Effect (for purposes of this representation being made on the Effective Date only, with references to the Loan Parties in such definition being deemed to be references to the Borrowers and their respective Subsidiaries taken as a whole), (a) there are no strikes, lockouts or slowdowns against the Loan Parties pending or, to the knowledge of any Loan Party, threatened; (b) the hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (c) all payments due from the Loan Parties, or for which any claim may be made against the Loan Parties, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Parties.

          SECTION 3.19. Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

          SECTION 3.20. Securities. Upon the issuance thereof, the common Equity Interests of each of the Parent Guarantor's, the U.S. Borrower's and the Additional Borrower's Subsidiaries will have been duly authorized, issued and delivered and will be fully paid and non-assessable. The Equity Interests of each Subsidiary held, directly or indirectly, by each Borrower are owned, directly or indirectly, by the applicable Borrower free and clear of all Liens except the Liens created by the Security Documents, Liens created by the Seller Loan Documents and non-consensual Permitted Liens. There are not, as of the Effective Date, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements for any Person to acquire any common stock of the U.S. Borrower, the Additional Borrower or any of their respective Subsidiaries or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such common stock, except as disclosed in the financial statements delivered pursuant to Sections 5.01(a) and (b) or otherwise disclosed to the Lenders prior to the Effective Date.

          SECTION 3.21. Indebtedness Outstanding. Set forth on Schedule 3.21, hereto is a list and description of all Indebtedness of the Loan Parties and their respective Subsidiaries


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(other than the Loans) that will be outstanding immediately after the Effective
Date (such Indebtedness, "Indebtedness to Remain Outstanding").

          SECTION 3.22. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties legal, valid and enforceable security interests in the Securities Collateral (as defined in the Pledge Agreement) and, when such Securities Collateral is delivered to the Collateral Agent or appropriate financing statements are filed, the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Securities Collateral. The Onex Pledge Agreement is effective to create in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties legal, valid and enforceable security interests in the Securities Collateral (as defined in the Onex Pledge Agreement) and, when such Securities Collateral is delivered to the Collateral Agent or appropriate financing statements are filed, the Onex Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Securities Collateral. The Canadian Pledge Agreement is effective to create in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties legal, valid and enforceable security interests in the Securities Collateral (as defined in the Canadian Pledge Agreement) and, when such Securities Collateral is delivered to the Collateral Agent or appropriate financing statements are filed, the Canadian Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Securities Collateral.

          (b) (i) The Security Agreement is effective to create in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties legal, valid and enforceable security interests in the Collateral (as defined in the Security Agreement) and (ii) when (x) financing statements in appropriate form are filed in the offices specified on Schedule 7 to the Perfection Certificate and (y) upon the taking of possession or control by the Collateral Agent of any such Collateral in which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)) to the extent such Lien and security interest can be perfected by the filing of a financing statement pursuant to the UCC or by possession or control by the Collateral Agent, in each case prior and superior in right to any other Person, other than any holder of Permitted Liens.

          (c) When the filings in clause (b)(ii)(x) above of this Section 3.22 are made and when the Security Agreement (or a short form security agreement substantially in the form of Annex V-A, Annex V-B or Annex V-C, as applicable, to the Security Agreement) is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by such filing, recording or registration (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date), in


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each case prior and superior in right to any other Person other than with respect to Permitted Liens.

          (d) Each Mortgage identifying the Secured Parties as Secured Parties therein executed and delivered as of the Effective Date is, or, to the extent any Mortgage identifying the Secured Parties as Secured Parties therein is duly executed and delivered thereafter by the relevant Loan Party, will be, effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.22(d), the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in that part of such Mortgaged Properties that constitute Real Property and fixtures and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens.

          SECTION 3.23. Anti-Terrorism Laws. (a) None of the Loan Parties or, to the knowledge of any of the Loan Parties, any of their Affiliates is in violation of any laws relating to terrorism or money laundering ("Anti Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

          (b) No Loan Party or, to the knowledge of any of the Loan Parties, any of their Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans is any of the following:

          (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

          (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

          (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

          (v) a Person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.

          (c) No Loan Party or, to the knowledge of any Loan Party, any of its brokers or other agents acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit


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of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

          SECTION 3.24. Subordination of Seller Loan Agreement. The Obligations are "Senior Secured Debt," within the meaning of the Subordination and Intercreditor Agreement and the WLLC Subordination Agreement and will be "Senior Secured Debt" within the meaning of each document governing any Permitted Kansas Bond Financing.

          SECTION 3.25. IRB Agreements. (a) Each of the Boeing IRB Asset Trust (the "Boeing Trust") and the TBC Trust (the "TBC Trust" and together with the Boeing Trust, the "Trusts") has been duly organized and as of the Effective Date is validly existing as a statutory trust under the Delaware Statutory Trust Act and has full power and authority and holds all requisite governmental licenses, permits and approvals to (i) enter into and perform its obligations under the IRB Agreements to which it is a party and to consummate the IRB Actions and (ii) conduct the business to be conducted under the IRB Agreements and as contemplated by the IRB Agreements.

          (b) The execution, delivery and performance of the IRB Agreements by each Loan Party which is a party thereto and the consummation of the IRB Transactions are within each such Loan Party's powers, have been duly authorized by all necessary action and do not:

          (i) contravene the Organizational Documents of such Loan Party;

          (ii) contravene any law, statute, rule or regulation binding on or affecting such Loan Party;

          (iii) violate or result in a default or event of default or an acceleration of any rights or benefits under any Boeing IRB Document or any indenture, agreement or other instrument binding upon such Loan Party; or

          (iv) result in, or require the creation or imposition of, any Lien on any assets of any such Loan Party or the IRB Assets.

          (c) The execution, delivery and performance of the IRB Agreements by each Trust which is a party thereto and the consummation of the IRB Actions are within each such Trust's powers, have been duly authorized by all necessary action and do not:

          (i) contravene the Organizational Documents of such Trust;

          (ii) contravene any law, statute, rule or regulation binding on or affecting such Trust;

          (iii) violate or result in a default or event of default or an acceleration of any rights or benefits under any Boeing IRB Document or any indenture, agreement or other instrument binding upon such Trust; or


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          (iv) result in, or require the creation or imposition of, any Lien on any assets of any such Trust or the IRB Assets.

          (d) No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by each Trust, each Loan Party and Seller of the IRB Agreements and the consummation of the IRB Transactions, except such as have been obtained or made and are in full force and effect.

          (e) Each IRB Agreement has been duly executed and delivered by each Trust and Loan Party thereto and constitutes the legal, valid and binding obligation of each Trust and Loan Party party thereto, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

          (f) The U.S. Borrower and/or its Subsidiaries have valid leasehold interests free and clear of all Liens (other than non-consensual Permitted Liens) in the IRB Assets pursuant to the Buyer Sublease.

          (g) The IRB Pledge Agreement is effective to create in favor of the U.S. Borrower a legal, valid and enforceable security interest in the Transferred Asset Ownership Class of interests of the Boeing Trust and, when such interests are delivered to the U.S. Borrower and appropriate financing statements are filed, the IRB Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of TBC Trust in the Transferred Asset Ownership Class of interests of the Boeing Trust, prior and superior in right to any other Person.

                                   ARTICLE IV

                                   CONDITIONS

          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, in each case, on the Effective Date are subject, at the time of the making of such Loans or the issuance of such Letters of Credit, to satisfaction of the following conditions on or prior to the Effective Date:

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and each Loan Document to which such Person is a party signed on behalf of such party or
     (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and each other Loan Document to which such Person is a party.

          (b) The Administrative Agent shall have received from each Borrower a Closing Certificate, dated the Effective Date and signed on behalf of such Borrower by a Financial Officer of the U.S. Borrower.


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          (c) The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Loan Party dated the Effective Date, certifying (i) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of each Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (iii) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (c));

          (d) The Administrative Agent shall have received a favorable written opinion (i) of Kaye Scholer LLP, counsel to the Loan Parties, and (ii) of Davies Ward Phillips & Vineberg LLP, counsel to the Loan Parties, (iii) of Richards, Layton & Finger, Delaware counsel to the Boeing Trust and TBC Trust, (iv) Kutak Rock LLP, Kansas counsel to the Loan Parties, (v) Brown, Drew & Massey, LLP, Wyoming counsel to the Loan Parties, and (vi) Stewart McKelvey Stirling Scales, Nova Scotia counsel to the Loan Parties, in each case which opinions shall be addressed to each Agent and the Lenders, dated the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

          (e) The Administrative Agent shall have received favorable written opinions of local counsel to the Loan Parties as specified in Schedule 4.01(e), which opinions (x) shall be addressed to each Agent and each of the Lenders and be dated the Effective Date, (y) shall cover the enforceability of the respective Mortgage and perfection of the Liens and security interests granted pursuant to the relevant Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (f) All documents executed or submitted in connection with this Agreement, the borrowings hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders.

          (g) The absence of any change, circumstance or effect occurring since December 31, 2004 that has had or could reasonably be expected to have a material adverse effect on the Acquired Business, financial condition, affairs or results of operations of the Acquired Business or on the assets to be acquired in the Acquisition taken as a whole, or on the ability of the Parent Guarantor and its Subsidiaries to use such assets taken as a whole, in a manner consistent with the current use of such assets by Seller, excluding any adverse changes or conditions as and to the extent such changes or conditions relate to or result from public or industry knowledge of the Transactions (including but not limited to any action or inaction by the Acquired Business's vendors).


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          (h) (a) The Lenders shall have received statements of assets to be acquired and liabilities to be assumed of the Acquired Business for each of the three fiscal years ended December 31, 2004, and the related statements of cost center activity of the Acquired Business for each of the fiscal years then ended, which have been audited as described in the Information Memorandum, (b) Lenders who have so requested m accordance with the procedures for such request set forth on the Intralinks Platform relating to the Financing Transactions shall have received the reports thereon of independent registered public accountants of nationally recognized standing (provided such Lenders have complied with the procedures set forth by such accountants for receipt of such reports as set forth on the Intralinks Platform relating to the Financing Transactions), which reports shall contain no limitations or qualifications as to scope or otherwise and no exceptions (except for customary notation of "carve-out" accounting) and shall state specifically that such statements fairly present in all material respects the financial condition of the Acquired Business in accordance with generally accepted accounting principles (including the notes thereto) and (c) the Lenders shall have received unaudited statements of assets to be acquired and liabilities to be assumed of the Acquired Business for March 31, 2005, and the related statements of units shipped and of cost center activity of the Acquired Business for March 31, 2005, which audited and unaudited financial statements (i) shall be in form and scope reasonably satisfactory to the Lenders and (ii) shall not be materially inconsistent with the financial statements previously provided to the Lenders.

          (i) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Loan Documents to occur on or prior to the Effective Date shall in be form and substance reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (j) The Lenders shall have received a certificate of the chief financial officer of the U.S. Borrower in the form of Exhibit M and reasonably satisfactory to the Administrative Agent, confirming the solvency of each of the Loan Parties on a consolidated basis after giving effect to the Transactions.

          (k) The Acquisition shall have been consummated or shall be consummated simultaneously with or immediately following the initial funding of Loans under this Agreement in accordance with the Acquisition Agreement and all other related documentation (without amendment, modification or waiver thereof which is materially adverse to the Lenders (as reasonably determined by the Lead Arranger) without the prior consent of the Lenders), the Administrative Agent shall have received a true and correct executed copy of each Acquisition Document (including without limitation the Pledge Consent Letter whereby Seller acknowledges the pledge granted to the Secured Parties in connection with the Loans) and Seller Loan Document and a reliance letter reasonably satisfactory to the Administrative Agent from each counsel delivering a legal opinion in


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     connection with the Acquisition Agreement stating that the Lenders may rely on such opinion as if it had been addressed to the Lenders.

          (l) The Lenders shall have received (i) the pro forma consolidated balance sheet referred to in Section 3.16(b), and the Lenders shall be reasonably satisfied that such balance sheet is not materially inconsistent with the most recent forecasts previously provided to the Lenders and (ii) the Projected Financial Statements, which shall not be materially inconsistent with the most recent projections previously provided to the Lead Arranger prior to the date of the Commitment Letter.

          (m) The Lenders shall have received, sufficiently in advance of the Effective Date, all documentation and other information requested by the Administrative Agent and required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), including without limitation the information described in Section 10.18.

          (n) The Parent Guarantor shall have contributed to the U.S. Borrower in cash as common equity not less than $375,000,000 of capital contribution received by the Parent Guarantor (the "Equity Investments").

          (o) The Administrative Agent shall have received satisfactory evidence that all loans outstanding under, and all other amounts due in respect of, the Indebtedness of the Loan Parties (other than the Indebtedness to Remain Outstanding) shall have been repaid in full (or satisfactory arrangements made for such repayment) and the commitments thereunder shall have been permanently terminated, and all related guarantees and security interests shall have been terminated (or provisions reasonably satisfactory to the Administrative Agent shall have been made for their termination).

          (p) After giving effect to the Transactions, none of the Parent Guarantor or any Borrower or their respective Subsidiaries shall have outstanding any Indebtedness other than (i) the Loans and other extensions of credit under this Agreement, (ii) the Seller Loan Agreement, and (iii) other Indebtedness of the type described in Section 6.01(a)(iii), (iv),
     (v), (vi), (viii), (ix), (x), (xi), (xii) and/or (xv).

          (q) All requisite material governmental authorities and third parties shall have approved or consented to the Acquisition Transactions to the extent required, all applicable appeal periods shall have expired and there shall be no judicial or regulatory action by a governmental agency, actual or threatened, that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Acquisition Transactions.

          (r) No litigation or administrative proceeding or development in any litigation or administrative proceeding (including, without limitation, existing or new litigation relating to the Acquisition) by any entity (private or governmental) shall be pending or, to the knowledge of any Borrower, threatened that could reasonably be expected to have, a


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     Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Transactions.

          (s) The Administrative Agent shall have received all Fees payable to the Administrative Agent or any Lender on or prior to the Effective Date under the Fee Letter and all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date, including reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP and domestic and foreign local counsel) required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document, in each case to the extent invoiced.

          (t) The Collateral Agent shall have received counterparts of the Security Agreement and Pledge Agreement signed by each Loan Party and the Collateral Agent shall have received the following in form and substance reasonably satisfactory to the Collateral Agent:

               (A) certificates representing all Pledged Securities, together with executed and undated stock powers and/or assignments in blank;

               (B) instruments representing all intercompany Indebtedness payable to any Loan Party, together with executed and undated instruments of assignment endorsed in blank;

               (C) certificates of insurance required under the Security Documents;

               (D) appropriate financing statements or comparable documents authorized by (and executed by, to the extent applicable) the appropriate entities in proper form for filing under the provisions of the UCC and applicable domestic or local laws, riles or regulations in each of the offices where such filing is necessary or appropriate, in the Collateral Agent's reasonable discretion, to grant to the Collateral Agent a perfected first priority Lien on such Collateral, superior and prior to the rights of all third persons other than the holders of Permitted Liens;

               (E) UCC, judgment and tax lien search reports listing all effective financing statements or comparable documents which name any applicable Loan Party as debtor and which are filed in those jurisdictions in which, any Loan Party is organized, any of such Collateral is located and the jurisdictions in which any applicable Loan Party's principal place of business is located in the United States, together with copies of such existing financing statements;

               (F) evidence of the preparation for recording or filing, as applicable, of all recordings and filings of each such Security Document, including, without limitation, with the United States Patent and Trademark Office and the United States Copyright Office, and delivery and recordation, if necessary, of such other security and other documents, including, without limitation, UCC-3 (or other equivalent) termination statements with respect to UCC (or other equivalent)


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          filings that do not constitute Permitted Liens, as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported or intended to be created, by such Security Documents;

               (G) evidence that all other actions reasonably necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interest created by the Security Documents have been taken; and

               (H) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the U.S. Borrower, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate.

          (u) The Collateral Agent shall have received the following documents and instruments:

               (A) Mortgages encumbering each Mortgaged Property in which the applicable Loan Party holds an ownership, leasehold or other interest (as indicated on Schedule 4.01(u)(A) hereto) in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, each duly executed and acknowledged by the applicable Loan Party, and otherwise in form for recording in the recording office where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in Section 4.01(e) in respect of such Mortgages, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgages and financing statements and other instruments shall when recorded be effective to create a Lien on such Mortgaged Property subject to no other Liens except Permitted Liens;

               (B) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments, in form acceptable to the Collateral Agent, as necessary or required to consummate the transactions contemplated hereby or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee, leasehold or other interest constituting such Mortgaged Property to grant the Liens contemplated by the Mortgages with respect to such Mortgaged Property;

               (C) with respect to each Mortgage, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first or second, as the case may be, mortgage Lien on the real property and fixtures described therein in an amount not less than the amount set forth on Schedule 4.01(u)(C) (100% of the fair market value thereof), which policies (or commitments) shall (w) be issued by the Title Company, (x) include


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          such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent, (y) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property --- up to a stated maximum coverage amount) and have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the real property subject to such Mortgage) as shall be reasonably requested by the Collateral Agent (including, without limitation, endorsements, to the extent available in each jurisdiction at commercially reasonably rates, on matters relating to usury, first loss, last dollar, zoning, contiguity, variable rate, revolving credit, doing business, access, survey, address and so-called comprehensive coverage over covenants and restrictions) and (z) contain only such exceptions to title as shall be agreed to by the Collateral Agent on or prior to the Effective Date with respect to such Mortgaged Property;

               (D) with respect to each Mortgaged Property, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

               (E) with respect to each owned Mortgaged Property, a Survey in form acceptable to the Collateral Agent;

               (F) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (C) above;

               (G) evidence acceptable to the Collateral Agent of payment by the appropriate Loan Party or Subsidiary thereof of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (C) above;

               (H) with respect to each Real Property or Mortgaged Property, copies of all leases or other agreements relating to possessory interests to which any Loan Party or Subsidiary thereof is a party. To the extent any of the foregoing in which any Loan Party is a landlord or sublandlord affect any Mortgaged Property, such agreement shall be subordinate to the Mortgage to be recorded against such Mortgaged Property and otherwise reasonably acceptable to the Collateral Agent; and


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               (I) with respect to each Mortgaged Property, a completed Federal
          Emergency Management Agency Standard Flood Hazard Determination.

          (v) The Collateral Agent shall have received evidence and be reasonably satisfied that the insurance required by Section 5.04 and the Security Documents is in effect as of the Effective Date.

          (w) The Additional Borrower and Seller shall have entered into the Seller Loan Documents providing for aggregate borrowings of up to $150.0 million. The Seller Loan Documents shall have become effective and shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (x) The definitive documentation for the 787 Program shall, subject to the terms and conditions of the 787 Agreement, provide for advance payments from Seller to the U.S. Borrower of not less than $200.0 million on or prior to July 31, 2005, $100.0 million on or prior to February 15, 2006, $100.0 million on or prior to May 15, 2006, $100.0 million on or prior to August 15, 2006, $100.0 million on or prior to November 15, 2006, $25.0 million payable on or prior to February 15, 2007, $25.0 million payable on or prior to May 15, 2007, $25.0 million payable on or prior to August 15, 2007 and $25.0 million payable on or prior to November 15, 2007.

          (y) The IRB Transactions (including the execution and delivery of the Assignment Agreement, the Buyer Sublease and the IRB Pledge Agreement) shall have occurred.

          (z) The Tax Indemnity Agreements shall have been executed and delivered and Onex Corporation shall have delivered to the Administrative Agent the Onex Corporation Tax Certificate.

          SECTION 4.02. Conditions to Each Credit Event. The agreement of each Lender to make any Loan and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (excluding continuations and conversions of Loans) (such event being called a "Credit Event") requested to be made by it on any date (including the Effective Date) is subject to the satisfaction of the following conditions:

          (a) The Administrative Agent shall have received a notice of such Credit Event as required by Section 2.02 or 2.04, as applicable.

          (b) The representations and warranties set forth in Article III hereof (except, with respect to Loans made on the Effective Date only, for Section 3.07, provided that with respect to Loans made on such date, the Loan Parties hereby expressly represent and warrant that the condition set forth in Section 4.01(g) has been satisfied in full) and in the other Loan Documents shall be true and correct in all material respects (except that any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation


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     or warranty that is qualified as to "materiality" or "Material Adverse
     Effect" shall be true and correct in all respects) as of such earlier date).

          (c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Credit Event, as to the matters specified in paragraphs (b) and (c) of this Section 4.02.

          SECTION 4.03. Conditions to Effectiveness of the Amended and Restated Credit Agreement. This Amended and Restated Credit Agreement shall become effective on and as of the first date (the "Restatement Effective Date") on which all of the following conditions precedent shall have been satisfied in full:

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Amended and Restated Credit Agreement signed on behalf of such party.

          (b) The Administrative Agent shall have received from each Borrower a Restatement Closing Certificate, substantially in the form of Exhibit U, dated the Restatement Effective Date and signed on behalf of such Borrower by a Financial Officer of the U.S. Borrower.

          (c) The Administrative Agent shall have received an Affirmation and Consent, substantially in the form of Exhibit V (the "Affirmation and Consent"), dated the Restatement Effective Date, executed and delivered by each Loan Party, Onex Corporation and the General Partner.

          (d) The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be on and as of the Restatement Effective Date true and correct in all material respects (except that any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) as of such earlier date).

          (e) As of the Restatement Effective Date, no Default or Event of Default shall have occurred and be continuing.

          (f) The Administrative Agent shall have received a favorable written opinion of Kaye Scholer LLP, counsel to the Loan Parties, which opinion shall be addressed to each Agent and the Lenders, dated the Restatement Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.


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          (g) All reasonable out-of-pocket expenses to the extent invoiced prior to the Restatement Effective Date (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP and McCarthy Tetrault LLP) of the Agents in connection with this Amended and Restated Credit Agreement shall have been reimbursed or paid by the Borrowers.

                                   ARTICLE V

                 AFFIRMATIVE COVENANTS OF THE U.S. LOAN PARTIES

          The Parent Guarantor and the U.S. Borrower each hereby covenants and agrees with the Lenders that on or after the Effective Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees and other amounts payable hereunder or under any other Loan Document have been paid in full (other than contingent indemnification obligations that are not then due and payable) and all Letters of Credit have expired, terminated or been collateralized and all LC Disbursements shall have been reimbursed:

          SECTION 5.01. Financial Information. Reports, Notices, etc. The U.S. Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the U.S. Borrower, a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the U.S. Borrower and its Subsidiaries for such Fiscal Quarter and for the same period in the prior Fiscal Year and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (including a note with a consolidating balance sheet and statements of earnings and cash flows for each Non-Guarantor Subsidiary), certified by a Financial Officer of the U.S. Borrower as fairly presenting in all material respects the financial position, results of operations and cash flows of the U.S. Borrower and its Subsidiaries in accordance with GAAP consistently applied and a narrative report and management's discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, as compared to the comparable periods in the previous Fiscal Year and budgeted amounts (it being understood that such information may be furnished in the form of a Form 10-Q) (provided that in each case for the first four Fiscal Quarters after the Effective Date, to the extent such data with respect to the same period of the prior Fiscal Year or an earlier period of the same Fiscal Year (as the case may be) is not available, such comparison shall be only to the amounts budgeted for the same period);

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the U.S. Borrower (other than with respect to the Fiscal Year ending December 31, 2005, for which reports must be provided within 105 days of such Fiscal Year end) a copy of the annual audit report for such Fiscal Year for the U.S. Borrower and its Subsidiaries, including therein a consolidated balance sheet of the U.S. Borrower


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     and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the U.S. Borrower and its Subsidiaries for such Fiscal Year (including a note with a consolidating balance sheet and statements of earnings and cash flows for each Non-Guarantor Subsidiary), in each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Administrative Agent by an independent public accounting firm reasonably acceptable to the Administrative Agent, together with a certificate from a Financial Officer of the U.S. Borrower (a "Compliance Certificate") containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in the Financial Covenants and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officer has not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officer has become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it, and concurrently with the delivery of the foregoing financial statements, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default under Section 6.12 or 6.13 (which certificate may be limited to the extent required by accounting rules or guidelines) and a narrative report and management's discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of the U.S. Borrower for such Fiscal Year, as compared to amounts for the previous Fiscal Year and budgeted amounts (it being understood that such information may be furnished in the form of a Form 10-K) (provided that in each case for the first Fiscal Year after the Effective Date, to the extent such data with respect to the prior Fiscal Year is not available, such comparison shall be only to the amounts budgeted for the same period, provided that such comparison need not be covered by the certification of the independent public accounting firm referred to above);

          (c) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the U.S. Borrower, a Compliance Certificate containing a computation in reasonable detail of, and showing compliance with, each of the financial ratios and restrictions contained in the Financial Covenants and to the effect that, in making the examination necessary for the signing of such certificate, such Financial Officers have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such Financial Officers have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

          (d) no later than January 15 of each Fiscal Year of the U.S. Borrower, commencing with the Fiscal Year beginning January 1, 2006, a detailed consolidated budget by Fiscal Quarter for such Fiscal Year beginning January 1, 2006 (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each Fiscal Quarter during such Fiscal Year beginning January 1,
     2006) and for each such Fiscal Year thereafter through the Final Maturity Date (including a projected consolidated balance sheet and related statements of projected


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     operations and cash flow as of the end of each such Fiscal Year) and, promptly when available, any significant revisions of such budgets;

          (e) promptly upon receipt thereof, copies of all material written reports submitted to the U.S. Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the U.S. Borrower or any of its Subsidiaries made by such accountants, including any management letters submitted by such accountants to management in connection with their annual audit;

          (f) promptly and in any event within five days after becoming aware of the occurrence of any Default or Event of Default, a statement of a Financial Officer of the U.S. Borrower setting forth details of such Default or Event of Default and the action which the U.S. Borrower has taken and proposes to take with respect thereto;

          (g) promptly and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action or proceeding against a U.S. Loan Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding against a U.S. Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and, to the extent requested by the Administrative Agent, copies of all documentation relating thereto;

          (h) promptly after the sending or filing thereof, copies of all reports which the Parent Guarantor sends to its security holders generally in their capacity as such, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials (including affidavits with respect to reports) which the Parent Guarantor or any of its Subsidiaries or any of their officers files with the SEC or any national securities exchange;

          (i) promptly upon becoming aware of the taking of any specific actions by the Parent Guarantor or any other Person to terminate any Pension Plan (other than a termination pursuant to Section 4041(b) of ERISA which can be completed without the Parent Guarantor or any ERISA Affiliate having to provide more than $1.0 million in addition to the normal contribution required for the plan year in which termination occurs to make such Pension Plan sufficient), or the occurrence of an ERISA Event which could result in a Lien on the assets of any U.S. Loan Party or a Subsidiary or in the incurrence by a U.S. Loan Party of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect, or any increase in the contingent liability of a U.S. Loan Party with respect to any post-retirement Welfare Plan benefit if the increase in such contingent liability which could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

          (j) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any U.S. Loan


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     Party or ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) to the extent available, the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any U.S. Loan Party or ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

          (k) promptly and in any event within five Business Days, notice of any other development that could reasonably be expected to have a Material Adverse Effect;

          (l) promptly, and in any event within five Business Days of the receipt of any written notice from the Seller with respect to the cancellation of any programs covered by any of the Boeing Agreements;

          (m) promptly, from time to time, such other information respecting the condition or operations, financial or otherwise, of the Parent Guarantor or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request;

          (n) with respect to each Test Period for which a Cure Right will be exercised, on the date the financial statements pursuant to Section 5.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period, the U.S. Borrower shall deliver together with such financial statements a certificate of a Financial Officer of the U.S. Borrower containing a computation in reasonable detail of the applicable Event of Default and a notice of its intent to cure (a "Notice of Intent to Cure") such Event of Default through the issuance of Permitted Cure Securities as contemplated pursuant to Section 7.07;

          (o) promptly and in any event within five days after becoming aware of the occurrence of any Boeing Funded Capital Expenditure Shortfall Event, a statement of a Financial Officer of the U.S. Borrower setting forth the details of the Boeing Funded Capital Expenditures Shortfall Event (including the Boeing Shortfall Amount) and the action which the U.S. Borrower has taken and proposes to take with respect thereto; and

          (p) promptly and in any event within five days after the expiration of the Seller Loan Availability Period.

          SECTION 5.02. Compliance with Laws, etc. Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of their respective Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such noncompliance, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.03. Maintenance of Properties. Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of their respective Subsidiaries to, maintain, preserve, protect and keep its material properties and assets in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except where the


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failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 5.04. Insurance. Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of their respective Subsidiaries to, maintain or cause to be maintained with financially sound and responsible insurance companies insurance with respect to its properties material to the business of the U.S. Loan Parties and their respective Subsidiaries against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations (including, without limitation, (i) physical hazard insurance on an "all risk" basis including an industry standard Lenders Loss Payable Clause,
(ii) commercial general liability against claims for bodily injury, death or property damage and including the Administrative Agent and the Collateral Agent as additional insured parties or, in the case of property insurance, loss payee,
(iii) boiler and machinery insurance covering all electrical and mechanical equipment and vessels under pressure constituting Collateral, (iv) business interruption insurance, (v) worker's compensation insurance as may be required by any Requirement of Law and (vi) such other insurance against risks as the Administrative Agent or the Collateral Agent may from time to time require). Each such insurance policy shall provide that it may not be cancelled or otherwise terminated without at least thirty (30) days' prior written notice, and ten (10) days in the event of nonpayment of premium to the Administrative Agent. To the extent any such policy is cancelled, adversely modified or renewed, each of the Parent Guarantor and the U.S. Borrower shall, and shall cause each of their respective Subsidiaries to, deliver a Certificate of Insurance to the Administrative Agent, together with evidence reasonably satisfactory to the Administrative Agent of the payment of the premium therefor.

          Each of the Parent Guarantor and the U.S. Borrower will, and will cause each other U.S. Loan Party to, with respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Requisite Lenders may from time to time require, if at any time the area in which any improvements are located on any Mortgaged Property is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

          SECTION 5.05. Books and Records: Visitation Rights: Maintenance of Ratings. (a) Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of their respective Subsidiaries to, keep books and records which accurately reflect in all material respects its business affairs and material transactions and permit the Administrative Agent or any Lender or their representatives, at reasonable times and intervals, to (x) visit all of its offices, (y) discuss its financial matters with its officers and independent public accountant and (z) upon the reasonable request of the Administrative Agent or a Lender, examine (and, at the expense of the U.S. Borrower, photocopy extracts from) any of its books or other corporate or partnership records (provided that as long as no Default or Event of Default has occurred and is continuing, (a) the U.S. Loan Parties shall bear the expense of not more than one such visit per Fiscal Year and (b) such visits shall be coordinated through the Administrative Agent).


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          (b) The U.S. Borrower shall use commercially reasonable efforts to continue to have this Agreement and the Revolving Loans hereunder rated by each of Moody's and S&P.

          SECTION 5.06. Environmental Covenant. Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of their respective Subsidiaries to:

          (a) use and operate all of its facilities and properties in compliance with all Environmental Laws except for such noncompliance which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, keep all Environmental Permits in effect and remain in compliance therewith and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect;

          (b) promptly notify the Administrative Agent and provide copies of all written inquiries, claims, complaints or notices from any Person relating to the environmental condition of its facilities and properties or compliance with or liability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect, and promptly cure and have dismissed with prejudice or contest in good faith any actions and proceedings relating thereto;

          (c) in the event of the presence of any Hazardous Material on any Mortgaged Property which is in violation of any Environmental Law or which could reasonably be expected to result in an Environmental Liability which violation or Environmental Liability could reasonably be expected to have a Material Adverse Effect, each applicable U.S. Loan Party and its Subsidiaries, upon discovery thereof, shall take all necessary steps to initiate and expeditiously complete all response, corrective and other action to mitigate and eliminate any such adverse effect in accordance with and to the extent required by applicable Environmental Laws, and shall keep the Administrative Agent informed of their actions;

          (d) at the written request of the Administrative Agent or the Requisite Lenders, which request shall specify in reasonable detail the basis therefor, each U.S. Loan Party will provide, at such U.S. Loan Party's sole cost and expense, an environmental site assessment report (which may include where appropriate testing and sampling, including sampling of soil and ground water) concerning any Mortgaged Property now or hereafter owned or leased by such U.S. Loan Party or any of its respective Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any Remedial Action in connection with such Hazardous Materials on, at, under or emanating from such Mortgaged Property pursuant to any applicable Environmental Law; provided that such request may be made only (i) if an Event of Default has occurred and is continuing for not less than 60 days or (ii) if (x) the performance of such requested actions could not reasonably be expected to adversely affect the ability of the U.S. Borrower to recover from the Seller pursuant to the Seller's indemnity obligations under the Acquisition Agreement and (y) the Administrative Agent or the Requisite Lenders reasonably believe that (A) the U.S.


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     Borrower or any such Mortgaged Property is not in compliance with
     Environmental Law and such noncompliance could reasonably be expected to have a Material Adverse Effect, or (B) circumstances exist that could reasonably be expected to form the basis of an Environmental Claim against such U.S. Loan Party or to result in Environmental Liability, in each case that could reasonably be expected to have a Material Adverse Effect (in such events as are listed in this subparagraph, the environmental site assessment shall be focused upon the noncompliance or other circumstances as applicable). If any U.S. Loan Party fails to provide the same within 45 days after such request was made the Administrative Agent may order the same, and such U.S. Loan Party shall grant and hereby grants to the Administrative Agent and the Requisite Lenders and their agents access to such Mortgaged Property and specifically grants the Administrative Agent and the Requisite Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to perform such an assessment, all at such U.S. Loan Party's sole cost and expense; and

          (e) promptly, from time to time, provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 5.06.

          SECTION 5.07. Information Regarding Collateral. (a) Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of the other U.S. Loan Parties to, furnish to the Administrative Agent and the Collateral Agent prompt written notice of any change (i) in such U.S. Loan Party's legal name, (ii) in the location of any U.S. Loan Party's chief executive office or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any U.S. Loan Party's corporate structure, (iv) in any U.S. Loan Party's Federal Taxpayer Identification Number or organizational identification number or (v) in any U.S. Loan Party's jurisdiction of organization. Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any other U.S. Loan Party to, effect or permit any change referred to in the preceding sentence unless (i) it shall have given the Administrative Agent and the Collateral Agent written notice not later than 10 days after any such change and (ii) all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interests in all the Collateral. Each of the Parent Guarantor and the U.S. Borrower will, and will cause each other U.S. Loan Party to, promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to clause (b) of Section 5.01, the U.S. Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer or the chief legal officer of the U.S. Borrower (A) updating, to the extent necessary, to reflect (i) the list of owned and leased Real Property, (ii) any changes to the names or locations of any Loan Party or
(iii) any other information reasonably requested by the Administrative Agent with respect to the Collateral or (B) confirming that there has been no change in such information since the date of the Perfection Certificate or the latest supplement to the Perfection Certificate.


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          SECTION 5.08. Existence; Conduct of Business. Each of the Parent
Guarantor and the U.S. Borrower will, and will cause each of their respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except (other than in respect of the legal existence of the U.S. Borrower) where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.08 shall prohibit any merger or consolidation, liquidation or dissolution permitted under Section 6.03 or sale or other disposition permitted under Section 6.05.

          SECTION 5.09. Performance of Obligations. Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of their respective Subsidiaries to, perform all of their respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party except for such noncompliance as in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.10. Casualty and Condemnation. Each of the Parent Guarantor and the U.S. Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty, Destruction or other insured damage to any Collateral in an amount in excess of $5.0 million or the commencement of any action or proceeding for the Taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement.

          SECTION 5.11. Pledge of Additional Collateral. Within 30 days after the acquisition of assets of the type that would have constituted Collateral on the Effective Date pursuant to the Security Documents (including pursuant to the release of IRB Assets from the IRB Agreements) (the "Additional Collateral"), each of the Parent Guarantor and the U.S. Borrower will, and will cause each of the other U.S. Loan Parties to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending the Guarantee Agreement and the Security Documents, to grant to the Collateral Agent for its benefit and the benefit of the Secured Parties, a perfected first priority Lien, subject in each case only to Permitted Liens, in such Collateral in each case pursuant to and to the full extent required by the Security Documents and this Agreement (including, without limitation, satisfaction of the conditions set forth in subsections (t) and (u) of Section 4.01). In the event that any U.S. Loan Party acquires an interest in additional Real Property having a fair market value in excess of $1.0 million as determined in good faith by the U.S. Borrower (including pursuant to the release of any such Real Property that constituted an IRB Asset from the IRB Agreements) or renews any Real Property Agreement, including, without limitation, the renewal of any Real Property Agreement relating to the "3300 South Turnpike Drive Facility" (as referred to on Schedule 3.11(b) hereof), (whether or not the subject of a Mortgage or other Security Documents), the Parent Guarantor or the U.S. Borrower or (to the extent applicable) will cause the other U.S. Loan Parties to, and using its commercially reasonable efforts in respect of any such leases, take such actions and execute such documents as


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the Collateral Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage or other Security Documents (including, without limitation, satisfaction of the conditions set forth in subsections (t) and (u) of Section 4.01). All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, reasonable costs of counsel for the Administrative Agent and the Collateral Agent, shall be for the account of the U.S. Borrower, which shall pay all sums due on demand.

          SECTION 5.12. Further Assurances. Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of the other U.S. Loan Parties to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel), which are required under any applicable law, or which the Administrative Agent, the Collateral Agent or the Requisite Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the U.S. Loan Parties. Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of the other U.S. Loan Parties to, provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          SECTION 5.13. Use of Proceeds. The U.S. Borrower covenants and agrees that the proceeds of the Term B Loan Borrowings received from the Additional Borrower Parties on the Effective Date will be used to effect the Acquisition Transactions and to pay fees and expenses payable hereunder as set forth in the Commitment Letter. The U.S. Borrower covenants and agrees that all Revolving Credit Borrowings will be used for general corporate purposes.

          SECTION 5.14. Payment of Taxes. Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of their respective Subsidiaries to, pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any Properties of the Parent Guarantor, the U.S. Borrower or any of their respective Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither the Parent Guarantor nor the U.S. Borrower nor any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the Property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP. Each of the Parent Guarantor and the U.S. Borrower will, and will cause each of their respective Subsidiaries to, timely file or cause to be timely filed all material tax returns required to be filed by it.

          SECTION 5.15. Interest Rate Protection. No later than the 60th day after the Effective Date, the U.S. Borrower shall enter into, and for a minimum of 3 years thereafter maintain, Hedging Agreements with terms and conditions reasonably acceptable to the


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Administrative Agent that result in at least 50% of the aggregate principal amount of the U.S. Borrower's Consolidated Indebtedness being effectively subject to a fixed or minimum interest rate reasonably acceptable to the Administrative Agent.

          SECTION 5.16. Guarantees. In the event that any direct or indirect Subsidiary of the U.S. Borrower existing on the Effective Date has not previously executed the Guarantee Agreement or in the event that any Person becomes a direct or indirect Subsidiary (other than a Foreign Subsidiary or a Non-Guarantor Subsidiary) of the U.S. Borrower after the Effective Date, the U.S. Borrower will promptly notify the Administrative Agent of that fact and cause such Subsidiary to promptly execute and deliver to the Administrative Agent a counterpart of the Guarantee Agreement and deliver to the Collateral Agent a counterpart of the Security Agreement and the Pledge Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and certificates comparable to those described in Section 4.01(t) and (u) and including the Subordination and Intercreditor Agreement) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create (i) in favor of the Collateral Agent, for the benefit of itself and of the Secured Parties, a valid and perfected first priority Lien a valid and perfected Lien on all of the Property and assets of such Subsidiary described in the applicable Security Documents.

          SECTION 5.17. Seller Loan Agreement. The U.S. Borrower shall borrow in one or more drawings from the applicable Additional Borrower Party pursuant to the Subsequent WLLC Loan the full amount available to the Additional Borrower under the Seller Loan Agreement by no later than December 31, 2008 if the U.S. Borrower's ratio of Senior Indebtedness as of September 30, 2008 to Consolidated EBITDA for the Test Period ended September 30, 2008 is 1.75:1 or greater.

          SECTION 5.18. 787 Program. If at any time Seller and the U.S. Borrower shall enter into any 787 Program, the definitive documentation for such 787 Program shall provide for advance payments from Seller to the U.S. Borrower of not less than $200.0 million on or prior to July 31, 2005, $100.0 million on or prior to February 15, 2006, $100.0 million on or prior to May 15, 2006, $100.0 million on or prior to August 15, 2006, $100.0 million on or prior to November 15, 2006, $25.0 million payable on or prior to February 15, 2007, $25.0 million payable on or prior to May 15, 2007, $25.0 million payable on or prior to August 15, 2007 and $25.0 million payable on or prior to November 15, 2007.

          SECTION 5.19. Phase II Environmental Studies. To the extent not exercised prior to the Effective Date, the U.S. Borrower shall exercise all rights to conduct Phase II Studies at the Tulsa and McAlester Facilities (as such terms are used in the Acquisition Agreement), as set forth in Section 6.13(a) of the Acquisition Agreement, and shall use its best efforts to complete all such Phase II Studies within the time period set forth in Section 6.13(a)(v) of the Acquisition Agreement. The U.S. Borrower shall promptly provide copies of the Phase II Studies to the Administrative Agent and keep the Administrative Agent informed concerning any actions, including Remedial Actions taken based on such studies.

          SECTION 5.20. IRB Agreements. (i) The U.S. Borrower agrees to promptly take all actions necessary or desirable (x) for ownership of all Non-Qualifying Assets to be transferred to the U.S. Borrower as and to the extent it is permitted to do so under the IRB


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Agreements and (y) for the actions set forth in the next to last sentence of
Section 2.01(a) in the Buyer Sublease to be completed.

          (ii) The U.S. Borrower agrees to promptly enforce all rights and remedies it may have under the IRB Agreements in connection with its rights to possess and utilize the IRB Assets without payment of rent after the Effective Date and to have ownership of all Non-Qualifying Assets to be transferred to it as and to the extent permitted under the IRB Agreements.

          SECTION 5.21. Repayment of Original WLLC Loan. The U.S. Borrower agrees to make repayments under the Original WLLC Loan at times and in amounts sufficient for the Additional Borrower to make all repayments of Term B Loans required under Section 2.05 and Section 2.05A.

          SECTION 5.22. Tax Indemnity Agreements. Each U.S. Loan Party shall take all action applicable to such party necessary or required under the Tax Indemnity Agreements (including providing any required or necessary notices thereunder) to cause the applicable indemnifying parties thereunder to pay all amounts due and payable under any Tax Indemnity Agreement in accordance with the terms thereof.

          SECTION 5.23. Post-Closing Collateral Matters. Unless the provisions of this Section 5.23 are waived, modified or otherwise amended by the Collateral Agent in its sole discretion, (i) the Parent Guarantor and the U.S. Borrower shall use commercially reasonable efforts to deliver to the Collateral Agent within 60 days after the Effective Date (it being understood that if Parent Guarantor and U.S. Borrower shall have used commercially reasonable efforts to obtain such waiver within such 60-day period but the same shall not have been obtained within such period, Parent Guarantor and U.S. Borrower shall not be required to seek such waiver after such 60-day period) an executed waiver from each party to the Kansas Industrial Energy Supply Company Tenants-In-Common Management Agreement, which waiver shall permit the U.S. Borrower to pledge its interest therein to the Collateral Agent for its benefit and the benefit of the Secured Parties pursuant to the Security Documents, (ii) the U.S. Borrower shall file with the United States Patent and Trademark Office the Patent Assignment within five days after the Effective Date and promptly deliver to the Collateral Agent the notice of recordation of such Patent Assignment received from the United States Patent and Trademark Office (but in any event within 15 days after the U.S. Borrower's receipt of such notice of recordation) and (iii) Additional Borrower shall use commercially reasonable efforts to deliver to the Collateral Agent within 45 days after the Effective Date a control agreement in form and substance reasonably satisfactory to the Collateral Agent and executed by Royal Bank of Canada and the Additional Borrower with respect to the Securities Account of the Additional Borrower identified on the Perfection Certificate.


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                                   ARTICLE V-A

            AFFIRMATIVE COVENANTS OF THE ADDITIONAL BORROWER PARTIES

          The Additional Borrower hereby covenants and agrees with the Lenders that on or after the Effective Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees and other amounts payable hereunder or under any other Loan Document have been paid in full (other than contingent indemnification obligations that are not then due and payable) and all Letters of Credit have expired, terminated or been collateralized and all LC Disbursements shall have been reimbursed:

          SECTION 5.01A. Reports, Notices, etc. The Additional Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

          (a) Promptly and in any event within five days after becoming aware of the occurrence of any Additional Borrower Default or Additional Borrower Event of Default, a statement of an authorized representative the general partner of the Additional Borrower setting forth details of such Additional Borrower Default or Additional Borrower Event of Default and the action which the Additional Borrower has taken and proposes to take with respect thereto;

          (b) Promptly and in any event within five Business Days after (i) the occurrence of any adverse development with respect to any litigation, action or proceeding against any Additional Borrower Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) the commencement of any litigation, action or proceeding against any Additional Borrower Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, notice thereof and, to the extent requested by the Administrative Agent, copies of all documentation relating thereto;

          (c) Promptly after the sending or filing thereof, copies of all reports which the Additional Borrower sends to its security holders generally in their capacity as such, and all reports, registration statements (other than on Form S-8 or any successor form) or other materials (including affidavits with respect to reports) which the Additional Borrower or any of the Additional Borrower Subsidiaries or any of their respective officers files with the SEC or any national securities exchange;

          (d) Promptly, notice of any other development that could reasonably be expected to have a Material Adverse Effect; and

          (e) Promptly, from time to time, such other information respecting the condition or operations, financial or otherwise, of the Additional Borrower or any of the Additional Borrower Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.


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          SECTION 5.02A. Compliance with Laws, etc. The Additional Borrower will, and will cause each of the Additional Borrower Subsidiaries to, comply in all respects with all applicable laws, rules, regulations and orders, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.03A. Books and Records; Visitation Rights. (a) The Additional Borrower will, and will cause each of the Additional Borrower Subsidiaries to, keep books and records which accurately reflect in all material respects its business affairs and material transactions and permit the Administrative Agent or any Lender or their representatives, at reasonable times and intervals, to (x) visit all of its offices, (y) discuss its financial matters with its officers and independent public accountant and (z) upon the reasonable request of the Administrative Agent or a Lender, examine (and, at the expense of the Additional Borrower, photocopy extracts from) any of its books or other corporate or partnership records (provided that as long as no Default or Event of Default has occurred and is continuing, (a) the Additional Borrower Parties shall bear the expense of not more than one such visit per Fiscal Year and (b) such visits shall be coordinated through the Administrative Agent).

          (b) The Additional Borrower shall use commercially reasonable efforts to continue to have this Agreement and the Term B Loans hereunder rated by each of Moody's and S&P.

          SECTION 5.04A. Information Regarding Collateral. The Additional Borrower will, and will cause each of the Additional Borrower Subsidiaries to, furnish to the Administrative Agent and the Collateral Agent prompt written notice of any change (i) in such Additional Borrower Party's legal name, (ii) in the location of any Additional Borrower Party's chief executive office or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Additional Borrower Party's corporate structure, (iv) in any Additional Borrower Party's Federal Taxpayer Identification Number or organizational identification number or (v) in any Additional Borrower Party's jurisdiction of organization. The Additional Borrower will not, and will not permit any of the Additional Borrower Subsidiaries to, effect or permit any change referred to in the preceding sentence unless (i) it shall have given the Administrative Agent and the Collateral Agent written notice not later than 10 days after such change and
(ii) all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interests in all the Collateral. The Additional Borrower will, and will cause each of the Additional Borrower Subsidiaries to, promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          SECTION 5.05A. Existence: Conduct of Business. The Additional Borrower will, and will cause each of the Additional Borrower Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence, (b) its qualification as a foreign corporation or partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity) and (c) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business.


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          SECTION 5.06A. Pledge of Additional Collateral. Within 30 days after the acquisition of assets of the type that would have constituted Collateral on the Effective Date pursuant to the Security Documents (the "Additional Borrower Party Additional Collateral"), the Additional Borrower will, and will cause each of the Additional Borrower Subsidiaries to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending the Guarantee Agreement and the Security Documents, to grant to the Collateral Agent for its benefit and the benefit of the Secured Parties a perfected first priority Lien, subject only to Permitted Liens, in such Collateral in each case pursuant to and to the full extent required by the Security Documents and this Agreement (including, without limitation, satisfaction of the conditions set forth in subsection (t) of Section 4.01). All actions taken by the parties in connection with the pledge of Additional Borrower Party Additional Collateral, including, without limitation, reasonable costs of counsel for the Administrative Agent and the Collateral Agent, shall be for the account of the Additional Borrower, which shall pay all sums due on demand.

          SECTION 5.07A. Further Assurances. The Additional Borrower will, and will cause each of the Additional Borrower Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel), which may be required under any applicable law, or which the Administrative Agent, the Collateral Agent or the Requisite Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Additional Borrower. The Additional Borrower will, and will cause each of the Additional Borrower Subsidiaries to, provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          SECTION 5.08A. Use of Proceeds. The Additional Borrower covenants and agrees that the proceeds of the Term B Loan Borrowings will be used to effect the Term Transaction. The Additional Borrower covenants and agrees that the proceeds of any borrowing under the Seller Loan Agreement will be used in the manner set forth in the definition of Term Transaction.

          SECTION 5.09A. Payment of Taxes. The Additional Borrower will, and will cause each of the Additional Borrower Subsidiaries to, pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any Properties of the Additional Borrower or any of the Additional Borrower Subsidiaries or cause a failure or forfeiture of title thereto; provided that neither the Additional Borrower nor any of the Additional Borrower Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of the Property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in


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accordance with and to the extent required under GAAP. The Additional Borrower will, and will cause each of the Additional Borrower Subsidiaries to, timely file or cause to be timely filed all material tax returns required to be filed by it.

          SECTION 5.10A. Seller Loan Agreement. The Additional Borrower shall borrow in one or more drawings the full amount under the Seller Loan Agreement by no later than December 31, 2008 if the U.S. Borrower's ratio of Senior Indebtedness as of September 30, 2008 to Consolidated EBITDA for the Test Period ended September 30, 2008 is 1.75:1 or greater.

          SECTION 5.11A. Triggering Events. Upon the occurrence of a Triggering Event, the Additional Borrower shall comply with the requirements of Section 2.05A regarding the timely making of an Offer to Repay and sending of an Offer to Repay Notice.

          SECTION 5.12A. Tax Status. (a) The Additional Borrower shall maintain its status as a corporation for United States income tax purposes.

          (b) NSULC shall maintain its status as a disregarded entity for United States income tax purposes.

          (c) WLLC shall maintain its status as a disregarded entity for United States income tax purposes.

          SECTION 5.13A. Tax Indemnity Agreements. Each Additional Borrower Party shall take all action applicable to such party necessary or required under the Tax Indemnity Agreements (including providing any required or necessary notices thereunder) to cause the applicable indemnifying or guaranteeing parties thereunder to pay all amounts due and payable under any Tax Indemnity Agreement in accordance with the terms thereof. No Additional Borrower Party shall assign any of its rights under any Tax Indemnity Agreement or cause to be assumed and thereby be released from any of its duties thereunder.

                                   ARTICLE VI

                   NEGATIVE COVENANTS OF THE U.S. LOAN PARTIES

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees and other amounts payable hereunder or under any other Loan Document have been paid in full (other than contingent indemnification obligations that are not then due and payable) and all Letters of Credit have expired, terminated or been collateralized and all LC Disbursements shall have been reimbursed, each of the Parent Guarantor and the U.S. Borrower hereby covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist (including by way of Guarantee) any Indebtedness, except:

          (i) Indebtedness incurred and outstanding under the Loan Documents;


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          (ii) Indebtedness of the Loan Parties (a) incurred and outstanding under the Seller Loan Agreement in an aggregate principal amount not to exceed $150.0 million plus the amount of any accrued interest or interest added to the aggregate principal balance of the loans under the Seller Loan Agreement in lieu of cash payment thereof in accordance with the terms of the Seller Loan Agreement and (b) after earlier of (x) the first date on which not less than $150.0 million is outstanding under the Seller Loan Agreement and (y) December 31, 2008, any Permitted Refinancing thereof;

          (iii) Indebtedness to Remain Outstanding and any Permitted Refinancing thereof;

          (iv) Indebtedness of the U.S. Borrower to any Subsidiary Loan Party and of any Subsidiary Loan Party to the U.S. Borrower or any other Subsidiary Loan Party;

          (v) Guarantees by the U.S. Borrower or any Subsidiary Loan Party of Indebtedness of any other Subsidiary Loan Party or the U.S. Borrower, in each case, to the extent such Indebtedness was permitted to be incurred hereunder, and if such Indebtedness is subordinated to the Obligations under the Loan Documents, such Guarantee is as subordinated in right of payment to the Obligations;

          (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (vii) Indebtedness of the U.S. Borrower or any Subsidiary of the U.S. Borrower incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement (provided that this subclause (A) shall not apply with respect to fixed or capital assets owned as of and since the Effective Date so long as the proceeds of such Indebtedness incurred after the Effective Date are utilized to repay Loans to the extent required pursuant to Section 2.05(c)(ii)) and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $50.0 million at any time outstanding;

          (viii) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

          (ix) Indebtedness owed to any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the U.S. Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person;

          (x) Indebtedness of the U.S. Borrower and its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds, bankers' acceptances and similar obligations and trade-related letters of credit, in each case provided in the


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     ordinary course of business and not in connection with indebtedness for money borrowed, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

          (xi) Indebtedness arising from agreements of the U.S. Borrower or any Subsidiary of the U.S. Borrower providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the U.S. Borrower, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the U.S. Borrower for the purpose of financing such acquisition;

          (xii) obligations in respect of performance and surety bonds and completion guarantees provided by the U.S. Borrower or any of its Subsidiaries in the ordinary course of business and not in connection with indebtedness for money borrowed;

          (xiii) Indebtedness incurred by Non-Guarantor Subsidiaries and Foreign Subsidiaries which is Non-Recourse Debt;

          (xiv) any Permitted Sponsor Indebtedness;

          (xv) Prepaid Insurance in an amount not to exceed $15.0 million at any time outstanding;

          (xvi) Permitted Kansas Bond Financing not to exceed $100.0 million at any time outstanding;

          (xvii) Permitted IRB Lease Obligations;

          (xviii) Indebtedness assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and modifications, refinancings, refundings, renewals or extensions thereof, so long as (x) no Default then exists or would arise therefrom, (y) the U.S. Borrower and its Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, with the covenants contained in Sections 6.12 and 6.13 recomputed as at the date of the last ended Test Period, as if such incurrence (and any related repayment of other Indebtedness) had occurred on the first day of the relevant Test Period and
     (z) no more than $40.0 million in aggregate principal amount of Indebtedness may be outstanding under this subclause (xviii) at any time;

          (xix) Permitted Subordinated Indebtedness, so long as (x) no Default then exists or would arise therefrom, (y) the U.S. Borrower and its Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, with the covenants contained in Sections 6.12 and 6.13 recomputed as at the date of the last ended Test Period, as if such incurrence (and any related repayment of other Indebtedness) had occurred on the first day of the relevant Test Period and
     (z) no more than $40.0 million in aggregate principal amount of Permitted Subordinated Indebtedness may be outstanding under this subclause (xix) at any time;


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          (xx) other unsecured Indebtedness of the U.S. Borrower or any
     Subsidiary of the U.S. Borrower in an aggregate principal amount not exceeding $25.0 million at any time outstanding; and

          (xxi) Indebtedness of the Parent Guarantor under the Remarketing Agreement which obligations to perform shall not become due until after the Discharge of Obligations has occurred.

          (b) The Parent Guarantor will not, directly or indirectly, issue any Disqualified Capital Stock other than to the U.S. Borrower or a Subsidiary Loan Party. The U.S. Borrower will not permit any of its Subsidiaries to, directly or indirectly, issue any Preferred Stock other than to the U.S. Borrower or a Subsidiary Loan Party.

          SECTION 6.02. Liens. Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any Property or asset (including any income or revenues (including accounts receivable)) now owned or hereafter acquired by them, except the following (herein collectively referred to as "Permitted Liens"):

          (i) Liens in favor of the Collateral Agent under the Security
     Documents;

          (ii) Liens created under the Seller Loan Documents or any Permitted Refinancing thereof; provided that any such Lien is subordinated to the Lien securing the Obligations in accordance with the terms of the Subordination and Intercreditor Agreement;

          (iii) Liens on assets acquired after the Effective Date existing at the time of acquisition thereof by the U.S. Borrower or any of its Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any as sets of the U.S. Borrower or any of its Subsidiaries other than the specific assets so acquired (and improvements thereon);

          (iv) landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, attorney's or other like liens, in any case incurred in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted; provided that (A) a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor, and (B) such Liens relating to statutory obligations, surety or appeal bond or performance bonds shall only extend to or cover cash and Permitted Investments not in the Collateral Account;

          (v) Liens existing on the Effective Date and set forth on Schedule 6.02(v) and any renewals, replacements or extensions thereof, provided that
     (i) no additional property is covered thereby and (ii) the amount secured or benefited thereby is not increased (except, in connection with any refinancing, refunding, renewal or extension thereof, by an amount equal to accrued interest, a reasonable premium paid in connection with such renewal, replacement or extension, as applicable, and fees and expenses reasonably incurred in connection therewith);


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          (vi) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens that do not secure Indebtedness for borrowed money and (A) that are not yet delinquent or (B) that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (vii) Liens to secure Indebtedness (including Capital Lease Obligations) of the type described in Section 6.01(a)(vii) covering only the assets acquired or improved with such Indebtedness;

          (viii) Liens in the form of zoning restrictions, easements, rights of way, licenses, reservations, covenants, conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (1) secure Indebtedness or (2) materially interfere with the ordinary conduct of the Parent Guarantor, the U.S. Borrower and their respective Subsidiaries, taken as a whole;

          (ix) Liens not for borrowed money in the form of pledges or deposits securing bids, tenders, performance, payment of insurance premiums, statutory obligations, surety bonds, appeal bonds, leases to which the U.S. Borrower or any of its Subsidiaries is a party and other obligations of a like nature, in each case, made in the ordinary course of business, provided that such Liens shall in no event encumber any Collateral other than cash and Permitted Investments not in the Collateral Account;

          (x) Liens resulting from any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default under this Agreement;

          (xi) Liens in the form of licenses, leases or subleases granted or created by the U.S. Borrower or any of its Subsidiaries, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of the U.S. Borrower and its Subsidiaries, taken as a whole;

          (xii) Liens on fixtures or personal property held by or granted to landlords pursuant to leases to the extent that such Liens are not yet due and payable; provided that with respect to any such Liens on any material portion of the Collateral in existence on the Effective Date which Liens individually or in the aggregate materially impair the use (for its intended purposes) or the value of such Collateral, the U.S. Borrower or any applicable Subsidiary of the U.S. Borrower has used its commercially reasonable efforts to obtain a landlord lien waiver reasonably satisfactory to the Collateral Agent;

          (xiii) Liens solely on any cash earnest money deposits made by the U.S. Borrower or any of its Subsidiaries in connection with any letter of intent of a Permitted Acquisition otherwise permitted hereunder;

          (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;


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          (xv) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any Real Property which Liens do not individually or in the aggregate materially interfere with the conduct of the business of the U.S. Borrower and its Subsidiaries taken as a whole;

          (xvi) bankers' Liens, rights of setoff and similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by any U.S. Loan Party or any Subsidiary of the U.S. Borrower, in each case granted in the ordinary course of business in favor of the bank or banks which such accounts are maintained, securing amounts owing to such bank with respect to cash management or other account arrangements, including those involving pooled accounts and netting arrangements, provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

          (xviii) pledges or deposits in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation, other than any lien imposed by ERISA;

          (xix) Liens representing the right of Seller to purchase certain assets from the U.S. Borrower or any of its Subsidiaries and set-off rights under the Boeing Agreements;

          (xx) Liens on amounts deposited into escrow pursuant to and in accordance with the definition of "IAM Pension Fund Contributions";

          (xxi) Liens incurred in the ordinary course of business of the U.S. Borrower or any of its Subsidiaries with respect to obligations that do not in the aggregate exceed $1.0 million at any time outstanding;

          (xxii) Liens with respect to unearned premiums of Prepaid Insurance incurred pursuant to Section 6.01(a)(xv); and

          (xxiii) Liens in favor of the U.S. Borrower or any Subsidiary Loan Party on Property of non-Loan Parties;

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral (as defined in the Security Agreement) other than Liens in favor of the Collateral Agent and Liens permitted by Section 6.02(ii).

          SECTION 6.03. Fundamental Changes: Line of Business. (a) Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with them, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Wholly Owned Subsidiary of the U.S. Borrower may merge or consolidate with and into the U.S. Borrower in a transaction in which the U.S.


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Borrower is the surviving Person, (ii) any Wholly Owned Subsidiary of the U.S.
Borrower may merge or consolidate with and into any Wholly Owned Subsidiary of the U.S. Borrower in a transaction in which the surviving Person is a Wholly Owned Subsidiary of the U.S. Borrower and (if any party to such merger or consolidation is a Subsidiary Loan Party) is a Subsidiary Loan Party, (iii) any Wholly Owned Subsidiary of the U.S. Borrower or the Parent Guarantor used primarily as a financing vehicle in connection with a Permitted Kansas Bond Financing may merge or consolidate with and into the U.S. Borrower or the Parent Guarantor; provided that the U.S. Borrower or the Parent Guarantor is the surviving Person of that merger or consolidation and the Permitted Kansas Bond Financing obligations attributable to such Subsidiary have been discharged in full and such Subsidiary shall have no other Indebtedness, (iv) Permitted Acquisitions may be consummated through merger or consolidation so long as the surviving Person is the U.S. Borrower (in the case of an acquisition by the U.S. Borrower) or a Subsidiary Loan Party (in the case of an acquisition by a Subsidiary Loan Party) and (v) any merger, consolidation of a Person whose only assets are the subject of any Asset Sale permitted by Section 6.05; provided that in connection with the foregoing, each of the Parent Guarantor and the U.S. Borrower will, and will cause each Subsidiary Loan Party to, take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11, 5.12 and 5.16, in each case, on the terms set forth therein and to the extent applicable.

          (b) Notwithstanding the foregoing, (x) any Subsidiary of the U.S. Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the U.S. Borrower or any other Subsidiary Loan Party and (y) any Non-Guarantor Subsidiary may liquidate and distribute its assets ratably to its shareholders (provided that in connection with the foregoing, the Parent Guarantor and U.S. Borrower will, and will cause each Subsidiary Loan Party to, take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve Liens on Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11, 5.12 and 5.16, in each case, on the terms set forth therein and to the extent applicable).

          (c) The U.S. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than businesses of the type conducted by the U.S. Borrower and the Subsidiary Loan Parties on the Effective Date and businesses similar, complementary, or reasonably related thereto and reasonable extensions thereof, including, without limitation, the modification, maintenance, repair and overhaul businesses and the direct marketing and sale of spare parts and units.

          (d) Each of the Parent Guarantor and the U.S. Borrower will not establish, create or acquire any additional Subsidiaries of any of them without the prior written consent of the Requisite Lenders; provided that, without such consent, the U.S. Borrower may establish or create (x) one or more direct or indirect Wholly Owned Subsidiaries of the U.S. Borrower so long as Sections 5.11, 5.12 and 5.16 shall be complied with, and (y) one or more Non-Guarantor Subsidiaries or Foreign Subsidiaries, so long as any Investment in such Non-Guarantor


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Subsidiary or Foreign Subsidiary, together with all other investments in
Non-Guarantor Subsidiaries and Foreign Subsidiaries since the Effective Date, is permitted by Section 6.04(x).

          SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary of the U.S. Borrower prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment in, any other Person, or provide other credit support for any Person or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an "Investment" and collectively, "Investments"), except:

          (i) Permitted Investments;

          (ii) Investments existing on the Effective Date (or in respect of which a binding commitment to make such Investment exists on the Effective
     Date) and set forth on Schedule 6.04;

          (iii) Investments by the Parent Guarantor in the U.S. Borrower and by the U.S. Borrower and the Subsidiaries of the U.S. Borrower in the U.S. Borrower or any Subsidiary Loan Parties; provided that any such Investment held by a U.S. Loan Party shall be pledged pursuant to a Pledge Agreement;

          (iv) Investments permitted by Sections 6.01(a)(viii);

          (v) Guarantees constituting Indebtedness permitted by Section 6.01(a)(v);

          (vi) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (vii) loans and advances to employees, officers and directors of the Parent Guarantor or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) not to exceed $10.0 million in the aggregate at any time outstanding;

          (viii) loans and advances to employees, officers and directors of Parent Guarantor or any of its Subsidiaries to the extent used to acquire Equity Interests of Parent Guarantor to the extent such transactions are cashless;

          (ix) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;


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          (x) Investments in Non-Guarantor Subsidiaries and Foreign Subsidiaries
     in an aggregate amount (when taken together with the aggregate amount of all Acquisition Consideration (plus the fair market value of any Equity Interests or Equity Rights of the Parent Guarantor paid as consideration in a Permitted Acquisition) paid since the Effective Date with respect to acquisitions of Foreign Subsidiaries and Non-Guarantor Subsidiaries pursuant to clause (xii) of this Section 6.04) not to exceed $40.0 million at any time outstanding;

          (xi) Investments representing amounts deposited into escrow pursuant to and in accordance with the definition of "IAM Pension Fund Contributions";

          (xii) (i) Permitted Acquisitions for aggregate Acquisition Consideration since the Effective Date not to exceed $40.0 million and (ii) after December 31, 2006, any additional Permitted Acquisitions if, on a Pro Forma Basis after giving effect to each such acquisition (and any related incurrence or repayment of Indebtedness), the Total Leverage Ratio is less than or equal to 2.75:1, for aggregate Acquisition Consideration since the Effective Date not to exceed $100.0 million (exclusive of any Acquisition Consideration paid in accordance with subclause (i) immediately above and exclusive of Acquisition Consideration in the form of or funded from Excluded Equity Issuances); provided that, with respect to any Permitted Acquisition made in accordance with this clause (xii), the aggregate amount of Acquisition Consideration paid since the Effective Date with respect to acquisitions of Foreign Subsidiaries and Non-Guarantor Subsidiaries shall not exceed, when taken together with the then outstanding Investments made pursuant to clause (x) of this Section 6.04, $40.0 million;

          (xiii) Investments in respect of bonds owned by the U.S. Borrower or any Subsidiary Loan Party as described in clause (f) of the definition of "Permitted Kansas Bond Financing"; provided that Permitted Kansas Bond Financing is permitted by Section 6.01(a)(xvi);

          (xiv) Investments in respect of industrial revenue bonds owned by the U.S. Borrower or a Subsidiary Loan Party in connection with a Permitted IRB Lease Obligations; provided that Permitted IRB Lease Obligations is permitted by Section 6.01(a)(xvii); and

          (xv) other Investments by the U.S. Borrower or any Subsidiary Loan Party not to exceed $25.0 million in the aggregate at any time outstanding.

          SECTION 6.05. Asset Sales. Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by them, and the U.S. Borrower will not permit any of its Subsidiaries to, directly or indirectly, issue any additional Equity Interest in such Subsidiary, except:

          (i) sales of inventory or used, surplus, obsolete, outdated, inefficient or worn out equipment and other property in the ordinary course of business;


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          (ii) sales, transfers and dispositions to the U.S. Borrower or any other Subsidiary Loan Party; provided that in connection with the foregoing, each of the Parent Guarantor and the U.S. Borrower will, and will cause the Subsidiary Loan Parties to, take all actions necessary or reasonably requested by the Collateral Agent to maintain the perfection of or perfect, as the case may be, protect and preserve the Liens on the Collateral granted to the Collateral Agent pursuant to the Security Documents and otherwise comply with the provisions of Sections 5.11, 5.12 and 5.16, in each case, on the terms set forth therein and to the extent applicable;

          (iii) the lease or sublease of Real Property or personal property in the ordinary course of business and not constituting a sale and leaseback transaction;

          (iv) sales of Permitted Investments on ordinary business terms;

          (v) Liens permitted by Section 6.02 and Investments permitted under
     Section 6.04;

          (vi) sales, transfers and other dispositions of property by any Subsidiary of the U.S. Borrower that is not a Subsidiary Loan Party to another Subsidiary of the U.S. Borrower that is not a Subsidiary Loan Party;

          (vii) non-exclusive licenses and sublicenses of intellectual property in the ordinary course of business;

          (viii) the abandonment or cancellation of intellectual property that is not material or is no longer used or useful in any material respect in the business of the Parent Guarantor and its Subsidiaries;

          (ix) sales or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

          (x) issuances of Equity Interests in a Subsidiary of the U.S. Borrower to the U.S. Borrower or a Subsidiary Loan Party;

          (xi) sales, transfer or other dispositions of (a) Property to Seller required pursuant to Section 5.2.1 of the SBP as in effect on the Effective Date sold to the Seller for consideration of not less than as set forth in the SBP with respect thereto, (b) obsolete equipment and inventory to the Seller, (c) Property to Seller pursuant to Section 12.2E or 25.2 (by reference to Section 12.0) of the GTA or Section 7.2E, 9.2 (by reference to
     Section 7.0.) or 9.3 (by reference to Section 8.2F) of the 787 GTA, in each case as in effect on the Effective Date and (d) Property to Seller in accordance with Section 14.0 (by reference to Section 13.2E) of the GTA or
     Section 10.1 (by reference to Section 8.2F) of the 787 GTA, in each case as in effect on the Effective Date; provided that the fair market value of all such Property so transferred to Seller pursuant to this subclause (d) shall not exceed $35.0 million in any Fiscal Year;

          (xii) sales of Real Property interests listed on Schedule 6.05(xii) in connection with the exercise of a purchase option with respect thereto by the Seller;


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          (xiii) sales, transfers and dispositions of assets (other than Equity
     Interests of a Subsidiary of the U.S. Borrower, unless, after giving effect to such sale, transfer or disposition, such Subsidiary no longer constitutes a Subsidiary of the U.S. Borrower and the U.S. Borrower is permitted to make an Investment under Section 6.04 in an amount equal to the Equity Interests retained by the U.S. Borrower or any of its Subsidiaries in such Person) not otherwise permitted under this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (xiii) shall not, in the aggregate, exceed $25.0 million during any Fiscal Year and $75.0 million in the aggregate and the Net Proceeds thereof are applied as required by Section 2.05A(a); and

          (xiv) the donation of the "Antennae Range";

provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value and, in the case of clauses (xii) and
(xiii), for at least 75% cash and Permitted Investments and in the case of clause (xi) 100% cash (other than sales, transfers or dispositions under clause
(b), (c) or (d) thereof to the extent Seller is entitled to a right of set-off).

          SECTION 6.06. Sale and Leaseback Transactions. Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, enter into any arrangement, directly or indirectly, whereby they shall sell or transfer any Property, real or personal, used or useful in their business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property that they intend to use for substantially the same purpose or purposes as the Property being sold or transferred (any such transaction, a "Sale and Leaseback Transaction") unless (i) the sale of such Property is permitted by Section 6.05 and (ii) any Liens arising in connection with its use of such Property are permitted by Section 6.02.

          SECTION 6.07. Restricted Payments. Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

          (i) any Subsidiary of the U.S. Borrower may declare and pay dividends to the U.S. Borrower, any Subsidiary Loan Party and ratably to any other holders of such Subsidiary's Equity Interests with respect to their Equity Interests;

          (ii) the Parent Guarantor may pay dividends consisting solely of shares of its common Equity Interests or additional shares of the same class of shares as the dividend being paid and that do not constitute Disqualified Capital Stock;

          (iii) so long as no Event of Default shall have occurred and be continuing, the U.S. Borrower may pay cash dividends to the Parent Guarantor for the purpose of enabling the Parent Guarantor to purchase, redeem or acquire any of its Equity Interests or Equity Rights from any of its or any of its or any Subsidiary's present or former officers, directors or employees (or permitted transferees, assigns, estates or heirs of the foregoing) upon the death, disability or termination of employment of such officer,


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     directors or employee, so long as the aggregate amount of payments under this clause (iii) ((i) excluding repayment of loans made by the Parent Guarantor or such Subsidiary pursuant to Section 6.04(viii) and repaid in connection with such purchase, redemption or other acquisition of such Equity Interests or Equity Rights and (ii) net of any proceeds received by the Parent Guarantor and contributed to the U.S. Borrower after the Effective Date in connection with resales of any Equity Interests or Equity Rights so purchased, redeemed or acquired) shall not exceed $3.0 million in any Fiscal Year and $10.0 million in the aggregate since the Effective Date;

          (iv) the U.S. Borrower may pay cash dividends to the Parent Guarantor at the times and in the amounts necessary to enable the Parent Guarantor to pay its franchise tax obligations, provided that (x) the amount of cash dividends paid pursuant to this clause (iv) to enable the Parent Guarantor to pay such franchise taxes shall not exceed the amount of such franchise taxes actually owing by the Parent Guarantor at such time for the respective period and (y) any refunds received by the Parent Guarantor shall promptly be returned by the Parent Guarantor to the U.S. Borrower;

          (v) Permitted Tax Distributions may be made by the U.S. Borrower to the Parent Guarantor, so long as the Parent Guarantor contemporaneously uses such distributions to pay the taxes in accordance with the definition of "Permitted Tax Distributions";

          (vi) cashless exercises of options and warrants; and

          (vii) U.S. Borrower may make Restricted Payments to the Parent Guarantor in an amount not to exceed $1.5 million during any Fiscal Year if the proceeds thereof are immediately used by the Parent Guarantor to pay customary out-of-pocket expenses for administrative, legal and accounting services and other fees required to maintain its legal existence.

          SECTION 6.08. Transactions with Affiliates. Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates (each an "Affiliate Transaction"), unless such transactions are at prices and on terms and conditions taken as a whole not less favorable to the U.S. Loan Party or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, except:

          (i) transactions between or among the U.S. Borrower and the Subsidiary Loan Parties not involving any other Affiliate and transactions among Subsidiaries of the U.S. Borrower not involving any U.S. Loan Party;

          (ii) any Restricted Payment permitted by Section 6.07 and any transaction permitted by Section 6.01(a)(iv) or 6.01(a)(v), Section 6.03,
     Section 6.04(ii), 6.04(iii), 6.04(v), 6.04(vii), 6.04(viii) or 6.04(x);


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          (iii) fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of the U.S. Borrower or any Subsidiary of the U.S. Borrower as determined in good faith by the Board of Directors of the U.S. Borrower and in the ordinary course of business;

          (iv) payments pursuant to the Management Agreement not to exceed in the aggregate $3.0 million in any Fiscal Year so long as no Event of Default has occurred and is continuing or would result therefrom;

          (v) payment to the Sponsors of their reasonable out-of-pocket expenses incurred in connection with services provided to the Loan Parties;

          (vi) the issuance or sale of any Equity Interests of the Parent Guarantor (and the exercise of any options, warrants or other rights to acquire Equity Interests of the Parent Guarantor);

          (vii) transactions constituting Term Transactions; and

          (viii) the payment of a Closing Fee to Sponsor on the Effective Date of not more than $5.0 million.

          SECTION 6.09. Restrictive Agreements. Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any U.S. Loan Party or any of their respective Subsidiaries to create, incur or permit to exist any Lien upon any of its Property, revenues or assets, or (b) the ability of any Subsidiary of the Parent Guarantor or the U.S. Borrower to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the U.S. Borrower or any other Subsidiary of the U.S. Borrower or to Guarantee Indebtedness of the U.S. Borrower or any other Subsidiary of the U.S. Borrower or to transfer property to the U.S. Borrower or any of its Subsidiaries; provided that the foregoing shall not apply to:

          (i) conditions imposed by law or by any Loan Document;

          (ii) clause (a) shall not apply to assets encumbered by Permitted Liens as long as such restriction applies only to the asset encumbered by such Permitted Lien;

          (iii) restrictions and conditions existing on the Effective Date not otherwise excepted from this Section 6.09 identified on Schedule 6.09 (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition);

          (iv) restrictions contained in the Seller Loan Documents as in effect on the Effective Date;

          (v) any agreement in effect at the time any Person becomes a Subsidiary of the U.S. Borrower; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the U.S. Borrower;


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

          (vi) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the U.S. Borrower (or the assets of a Subsidiary of the U.S. Borrower) pending such sale, provided such restrictions and conditions apply only to the Subsidiary of the U.S. Borrower that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder;

          (vii) clause (a) shall not apply to customary provisions in leases and contracts in the ordinary course of business between the U.S. Borrower or any of its Subsidiaries and its customers and other contracts restricting the assignment thereof;

          (viii) agreements governing Indebtedness to Remain Outstanding and Permitted Refinancings thereof and that are no more restrictive, taken as a whole, with respect to such restrictions than those contained in such agreements on the Effective Date;

          (ix) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements, asset sale agreements, agreements in respect of sales of Equity Interests and other similar agreements entered into in connection with transactions not prohibited under this Agreement, provided that such encumbrance or restriction shall only be effective against the assets or property that are the subject of such agreements;

          (x) clause (a) shall not apply to restrictions existing under the Boeing Agreements; and

          (xi) restrictions imposed under a Permitted Kansas Bond Financing on any financing vehicle used primarily in connection with a Permitted Kansas Bond Financing.

          SECTION 6.10. Amendments or Waivers of Certain Documents: Prepayments of Certain Indebtedness. (a) Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, amend or otherwise change, cancel, terminate or waive (i) the terms of any Seller Loan Document (including without limitation the Remarketing Agreement and including without limitation voluntarily terminating the Seller Loan Availability Period (other than by borrowing the full amount of the commitments under the Seller Loan Agreement)) or (ii) the terms of any Organizational Document of any such Persons, any Acquisition Document, any Boeing Agreement, any Boeing IRB Document, any IRB Agreement, the WLLC Subordination Agreement, any document governing any Indebtedness outstanding as of the Effective Date, any document governing Permitted Subordinated Indebtedness (including without limitation any subordination agreements relating thereto) incurred pursuant to Section 6.01(a)(xix), or the Management Agreement, or any document entered into after the Effective Date relating to any Permitted Kansas Bond Financing (including without limitation any subordination agreements and pledge agreements relating thereto), in each case in a manner materially adverse to the Lenders.

          (b) Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, make (or give any notice or offer in respect of) any voluntary or optional payment or mandatory prepayment or redemption or acquisition for value


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

of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due) or exchange of principal of any obligation under any Seller Loan Document or any Permitted Subordinated Indebtedness incurred pursuant to Section 6.01(a)(xix).

          (c) The U.S. Borrower will not make any optional or voluntary principal repayment of the Subsequent WLLC Loan or otherwise amend or modify the terms of the Subsequent WLLC Loan.

          (d) The U.S. Borrower will not make any optional or voluntary principal repayment of the Original WLLC Loan unless a corresponding amount of Term B Loans will be prepaid by the Additional Borrower substantially contemporaneously therewith as an optional prepayment of the Term B Loans pursuant to Section 2.05(a) or otherwise amend or modify the WLLC Loans.

          SECTION 6.11. No Other "Senior Debt". The U.S. Borrower shall not designate, nor permit the designation of, any Indebtedness (other than under this Agreement or the other Loan Documents) as "Senior Debt" (or any equivalent term) under the Subordination and Intercreditor Agreement and the WLLC Subordination Agreement or any subordination agreement entered into in connection with a Permitted Kansas Bond Financing.

          SECTION 6.12. Interest Expense Coverage Ratio. The U.S. Borrower will not permit the Interest Expense Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth below opposite such date:

       DATE           RATIO
       ----          ------
December 31, 2005    3.25:1
March 31, 2006       3.25:1
June 30, 2006        3.25:1
September 30, 2006   3.25:I
December 31, 2006    3.25:1
March 31, 2007       3.50:1
June 30, 2007        3.50:1
September 30, 2007   3.50:1
December 31, 2007    3.50:1
March 31, 2008       3.75:1
June 30, 2008        3.75:1
September 30, 2008   3.75:1
December 31, 2008    3.75:1
March 31, 2009       4.00:1
June 30, 2009        4.00:1
September 30, 2009   4.00:1
December 31, 2009    4.00:1
March 31, 2010       4.25:1
June 30, 2010        4.25:1
September 30, 2010   4.25:1


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

       DATE           RATIO
       ----          ------
December 31, 2010    4.25:1
March 31, 2011       4.25:1
June 30, 2011        4.25:1
September 30, 2011   4.25:1

          SECTION 6.13. Total Leverage Ratio. The U.S. Borrower will not permit the Total Leverage Ratio at any date set forth below to exceed the ratio set forth opposite such date:

       DATE           RATIO
       ----          ------
December 31, 2005    4.50:1
March 31, 2006       4.25:1
June 30, 2006        4.25:1
September 30, 2006   4.25:1
December 31, 2006    4.25:1
March 31, 2007       4.00:1
June 30, 2007        4.00:1
September 30, 2007   4.00:1
December 31, 2007    4.00:1
March 31, 2008       3.50:1
June 30, 2008        3.50:1
September 30, 2008   3.50:1
December 31, 2008    3.50:1
March 31, 2009       3.00:1
June 30, 2009        3.00:1
September 30, 2009   3.00:1
December 31, 2009    3.00:1
March 31, 2010       2.50:1
June 30, 2010        2.50:1
September 30, 2010   2.50:1
December 31, 2010    2.50:1
March 31, 2011       2.25:1
June 30, 2011        2.25:1
September 30, 2011   2.25:1

          SECTION 6.14. Capital Expenditures. Each of the Parent Guarantor and the U.S. Borrower will not, and will not permit any of their respective Subsidiaries to, make or commit to make any Capital Expenditures, except that the U.S. Borrower and its Subsidiaries may make or commit to make Capital Expenditures not exceeding the amount set forth below (the "Base Amount") for each of the Fiscal Years (or, in the case of the Fiscal Year ended December 31, 2005, from the Effective Date to December 31, 2005) of the U.S. Borrower set forth below:

         FISCAL YEAR ENDED             BASE AMOUNT
         -----------------            ------------
Effective Date -- December 31, 2005   $105 million


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

         FISCAL YEAR ENDED             BASE AMOUNT
         -----------------            ------------
December 31, 2006                     $150 million
December 31, 2007                     $140 million
December 31, 2008                     $140 million
December 31, 2009                     $150 million
December 31, 2010                     $160 million
December 31, 2011                     $145 million

; provided that for any period set forth above, other than during the continuance of a Boeing Funded Capital Expenditures Shortfall Event, the Base Amount set forth above may be increased by a maximum of 50% of the Base Amount for any such period by carrying over to any such period up to 100% of the Base Amount (without giving effect to any increase) not spent in any preceding period, and that Capital Expenditures in any period shall be deemed first made from the Base Amount applicable to such period in any given period; and provided that, upon the occurrence and during the continuance of a Boeing Funded Capital Expenditures Shortfall Event, (x) in the case of Boeing Shortfall Amounts owed with respect to Boeing Funded Capital Expenditures made by Loan Parties during the first three Fiscal Quarters of any Fiscal Year, the Base Amount for such Fiscal Year set forth above shall be decreased by 125% of such Boeing Shortfall Amounts and (y) in the case of Boeing Shortfall Amounts owed with respect to Boeing Funded Capital Expenditures made by Loan Parties during the fourth Fiscal Quarter of any Fiscal Year, the Base Amount for the following Fiscal Year set forth above shall be decreased by 125% of such Boeing Shortfall Amounts (the Base Amount for any Fiscal Year as adjusted by clauses (x) and/or (y), the "Adjusted Base Amount"); and provided, further, that with respect to such Boeing Shortfall Amounts owed with respect to Boeing Funded Capital Expenditures made in the third Fiscal Quarter of any Fiscal Year, to the extent that Capital Expenditures made during such Fiscal Year exceed the Adjusted Base Amount for such Fiscal Year (the amount by which such Capital Expenditures exceed such Adjusted Base Amount, the "Excess Capital Expenditures"), (a) the Loan Parties shall be deemed to be in compliance with this Section 6.14 if (i) the U.S. Borrower delivers a notice to the Administrative Agent stating the Loan Parties will not make any additional Capital Expenditures (other than Capital Expenditures that the Loan Parties had prior to such time irrevocably committed to make) during such Fiscal Year and (ii) the Loan Parties do not make any additional Capital Expenditures (other than Capital Expenditures that the Loan Parties had prior to such time irrevocably committed to make) in such Fiscal Year and (b) the Base Amount (or the Adjusted Base Amount, if applicable) for the following Fiscal Year shall be decreased by the Excess Capital Expenditures. For the avoidance of doubt, to the extent that the Base Amount for any Fiscal Year was decreased as a result of a Boeing Funded Capital Expenditures Shortfall Event, upon the cure of the Boeing Funded Capital Expenditures Shortfall Event by the reimbursement by Seller in full of the Boeing Shortfall Amount, the Base Amount for such Fiscal Year shall be reinstated to the amount it would have been but for the Boeing Funded Capital Expenditures Shortfall Event.

          SECTION 6.15. Limitation on Activities of Parent Guarantor. Notwithstanding anything to the contrary set forth herein, the Parent Guarantor shall not conduct any business or hold or acquire any assets and shall have no operations other than (i) the Equity Interests of the U.S. Borrower and any Subsidiary formed in connection with a Permitted Kansas Bond Financing, (ii) obligations under the Loan Documents, the Seller Loan Documents (including the


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

Remarketing Agreement) and the Boeing Agreements and (iii) activities incidental to the foregoing.

          SECTION 6.16. IRB Agreements. The U.S. Borrower shall not consent to any matter requiring its consent under any IRB Agreement (including, without limitation, in its capacity as Special Agent under the TBC Trust Agreement and the Boeing Trust Agreement (to the extent the U.S. Borrower assumes such role under the IRB Agreements) and under the Assignment Agreement or Buyer Sublease) or agree to the modification, waiver or amendment of any IRB Agreement without the prior written consent of the Administrative Agent.

          SECTION 6.17. Fiscal Year. Change its Fiscal Year-end to a date other than December 31.

          SECTION 6.18. Anti-Terrorism Law. Each of the Parent Guarantor and the U.S. Borrower shall not, and shall not permit each of its respective Subsidiaries to, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.23 above, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and each of the Parent Guarantor and the U.S. Loan Party shall promptly deliver or cause to be delivered to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the U.S. Loan Parties' compliance with this
Section 6.18).

          SECTION 6.19. Embargoed Person. At all times throughout the term of the Loans, (a) none of the funds or assets of the U.S. Loan Parties that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or, to the knowledge of each of the Parent Guarantor and the U.S. Borrower, indirectly by, any Person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN List") maintained by the Office of Foreign Assets Control
(OFAC), U.S. Department of the Treasury, and/or to the knowledge of each of the Parent Guarantor and the U.S. Borrower, as of the date thereof, based upon reasonable inquiry by the Parent Guarantor and the U.S. Borrower, on any other similar list ("Other List") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in any of the U.S. Loan Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders hereunder would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, "Executive Orders"), and (b) no Embargoed Person shall have any direct interest, and to the knowledge of each of the Parent Guarantor and the U.S. Borrower, as of the Effective Date, based upon reasonable inquiry by the Parent Guarantor and the U.S. Borrower, indirect interest, of any nature whatsoever in any of the U.S. Loan Parties, with the result that the investment in any of the U.S. Loan Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.


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

          SECTION 6.20. Anti-Money Laundering. At all times throughout the term of the Loans, to the knowledge of each of the Parent Guarantor and the U.S. Borrower, as of the Effective Date, based upon reasonable inquiry by each of the Parent Guarantor and the U.S. Borrower, none of the funds of any of the U.S. Loan Parties that are used to repay the Loans shall be derived from any unlawful activity with the result that the investment in any of the U.S. Loan Parties (whether directly or indirectly), is prohibited by law or the Loans would be in violation of law.

                                  ARTICLE VI-A

              NEGATIVE COVENANTS OF THE ADDITIONAL BORROWER PARTIES

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all Fees and other amounts payable hereunder or under any other Loan Document have been paid in full (other than contingent indemnification obligations that are not then due and payable) and all Letters of Credit have expired, terminated or been collateralized and all LC Disbursements shall have been reimbursed, the Additional Borrower hereby covenants and agrees with the Lenders that:

          SECTION 6.01A. Limitations on Activities: The Additional Borrower will not, and will not permit any Additional Borrower Subsidiary to, directly or indirectly:

          (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than the Term Transaction and other transactions permitted under this Section 6.01A;

          (ii) create, incur, assume or permit to exist (including by way of Guarantee) any Indebtedness or Lien on any Property or asset (including any income or revenues (including accounts receivable) and including any Equity Interests (including without limitation Equity Interests in NSULC)) now owned or hereafter acquired by them (except (a) non-consensual Permitted Liens and Liens created pursuant to the Loan Documents and Seller Loan Documents, other than Liens on Equity Interests in NSULC, and (b) Indebtedness incurred under the Loan Documents, the Seller Loan Documents and unsecured Indebtedness between or among the Additional Borrower Parties, including without limitation the Hedging Agreements between the Additional Borrower Subsidiaries that do not affect the ability of the Additional Borrower to make the payments required by this Agreement);

          (iii) own, acquire, manage or otherwise operate any properties or assets (including cash, other than cash received in connection with the Term Transaction, Investments or otherwise), other than (a) the ownership of 100% of the Equity Interests of the Additional Borrower Subsidiaries in the manner owned as of the Effective Date, (b) Investments with the proceeds of the Loans and the Seller Loans by Additional Borrower in NSULC and by NSULC in WLLC, (c) unsecured Indebtedness and Hedging Agreements, in each case to the extent permitted by Section 6.01A(ii) and (d) Investments by the Additional Borrower in the Additional Borrower Subsidiaries with proceeds of equity contributions by Sponsors in the Additional Borrower and Investments of any such proceeds in Permitted Investments;

          (iv) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with them, or liquidate or dissolve;

          (v) sell, transfer, lease or otherwise dispose of any asset (or any interest therein) (including the WLLC Loans) other than cash;

          (vi) make any Restricted Payment, other than dividends or distributions or returns of capital paid to the Additional Borrower or any Additional Borrower Subsidiary;

          (vii) sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, other than the Term Transaction and other transactions among the Additional Borrower Parties;

          (viii) enter into any contract or agreement other than in connection with, arising out of or reasonably related to the Term Transaction, the Loan Documents and the Seller Loan Documents and Hedging Agreements and other intercompany loan documentation permitted by Section 6.01(A)(ii);

          (ix) amend, modify or otherwise change any Organizational Documents of any Additional Borrower Party or the WLLC Loans;

          (x) directly or indirectly, amend or otherwise change, cancel, terminate or waive the terms of any Seller Loan Document (including without limitation the Remarketing Agreement and including without limitation voluntarily terminating the Seller Loan Availability Period (other than by borrowing the full amount of the commitments under the Seller Loan Agreement); and

          (xi) waive, modify or amend any provision of the WLLC Subordination Agreement without the prior written consent of the Requisite Lenders.

          SECTION 6.02A. Anti-Terrorism Law. The Additional Borrower will not, and will not permit any of the Additional Borrower Subsidiaries to, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.23 above,
(ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Additional Borrower will promptly deliver, or will cause to be delivered, to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Additional Borrower Parties' compliance with this Section 6.02A).

          SECTION 6.03A. Embargoed Person. At all times throughout the term of the Loans, (a) none of the funds or assets of the Additional Borrower Parties that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or, to the knowledge of the Additional Borrower, indirectly by, any Person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN List") maintained by the Office of Foreign Assets Control (OFAC), U.S. Department of the Treasury, and/or to the knowledge of the Additional Borrower, as of the date thereof, based upon reasonable inquiry by the Additional Borrower, on any other similar list ("Other List") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq. The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in any of the Additional Borrower Parties (whether directly or indirectly) is prohibited by law, or the Loans made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders (collectively, "Executive Orders"), and (b) no Embargoed Person shall have any direct interest, and to the knowledge of the Additional Borrower, as of the Effective Date, based upon reasonable inquiry by the Additional Borrower, indirect interest, of any nature whatsoever in any of the Additional Borrower Parties, with the result that the investment in any of the Additional Borrower Parties (whether directly or indirectly) is prohibited by law or the Loans are in violation of law.

          SECTION 6.04A. Anti-Money Laundering. At all times throughout the term of the Loans, to the knowledge of the Additional Borrower, as of the Effective Date, based upon reasonable inquiry by the Additional Borrower, none of the funds of any of the Additional Borrower Parties that are used to repay the Loans shall be derived from any unlawful activity with the result that the investment in any of the Additional Borrower Parties (whether directly or indirectly), is prohibited by law or the Loans would be in violation of law.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

          SECTION 7.01. Listing of the U.S. Borrower Events of Default. Each of the following events or occurrences described in this Section 7.01 shall constitute (i) a "U.S. Borrower Event of Default", if any Loans, LC Disbursements or Letters of Credit are outstanding, and (ii) a "U.S. Borrower Event of Termination", if no Loans, LC Disbursements or Letters of Credit are outstanding:

          (a) The U.S. Borrower shall default (i) in the payment when due of any principal of any Loan (including, without limitation, on any Installment Payment Date) or any reimbursement obligation in respect of any LC Disbursement, (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of three Business
     Days), or (iii) in the payment when due of any Fee described in Section
     2.10 or of any other previously invoiced amount required to be paid under the Loan Documents (other than an amount described in clauses (i) and (ii) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of five days).

          (b) Any representation or warranty of the U.S. Borrower, the Parent Guarantor or any other U.S. Loan Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the U.S. Borrower, the Parent Guarantor or any other U.S. Loan Party to the Administrative Agent, the Issuing Bank or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document is or shall be incorrect in any material respect when made or deemed made.

          (c) The U.S. Borrower shall default in the due performance and observance of any of its obligations under clause (f), (g), (h) or (l) of
     Section 5.01, Section 5.08 (with respect to the maintenance and preservation of the Parent Guarantor's or the U.S. Borrower's corporate existence), Section 5.13, Section 5.21 or Article VI or the Fee Letter.

          (d) The U.S. Borrower, the Parent Guarantor or any other U.S. Loan Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date of such default.

          (e) A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Material Indebtedness or (ii) in the performance or observance of any obligation or condition with respect to any Material Indebtedness if the effect of such default referred to in this clause (ii) is (x) to accelerate the maturity of any such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (y) with respect to the Seller Loan Agreement, that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of Indebtedness under the Seller Loan Agreement to terminate its commitment to lend.

          (f) Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $15.0 million (other than amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not challenged such coverage or (y) valid third party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification) individually or in the aggregate shall be rendered by a court or Governmental Authority against the U.S. Borrower, the Parent Guarantor or any of their Subsidiaries (or any combination thereof) and

               (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed; or


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               (ii) there shall be any period (after any applicable statutory grace period) of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          (g) Any of the following events shall occur with respect to any Pension Plan:

               (i) the taking of any specific actions by a Loan Party, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, a Loan Party or any ERISA Affiliate could reasonably be expected to incur a liability or obligation to such Pension Plan which could reasonably be expected to have a Material Adverse Effect; or

               (ii) an ERISA Event, or noncompliance with respect to Foreign Plans, shall have occurred that gives rise to a Lien on the assets of any Loan Party or a Subsidiary or, when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to have a Material Adverse Effect.

          (h) Any Change in Control shall occur.

          (i) The U.S. Borrower, the Parent Guarantor or any of their Significant Subsidiaries shall

               (i) become insolvent or generally fail to pay debts as they become due;

               (ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the U.S. Borrower, the Parent Guarantor or any of such Significant Subsidiaries or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

               (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the U.S. Borrower, the Parent Guarantor or any of such Significant Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that the U.S. Borrower, the Parent Guarantor and each such Significant Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

               (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the U.S. Borrower, the Parent Guarantor or any such Significant Subsidiary and, if any such case or proceeding is not commenced by


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          the U.S. Borrower, the Parent Guarantor or such Significant
          Subsidiary, such case or proceeding shall be consented to or acquiesced in by the U.S. Borrower, the Parent Guarantor such Significant Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed, provided that the U.S. Borrower, the Parent Guarantor and each such Significant Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

               (v) take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing any of the foregoing.

          (j) The obligations of the Parent Guarantor under the Guarantee Agreement or of any Subsidiary Loan Party under the Guarantee Agreement shall cease to be in full force and effect or the Parent Guarantor or any such Subsidiary Loan Party shall repudiate its obligations thereunder.

          (k) Any Lien purported to be created under any Security Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of Collateral, with the priority required by the applicable Security Document.

          (l) The subordination provisions in the Subordination and Intercreditor Agreement (or in any Permitted Kansas Bond Financing document, to the extent relating to the Obligations) or in the WLLC Subordination Agreement (the "Subordination Provisions") shall fail in any material respect to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof or the U.S. Borrower, the Parent Guarantor or any Subsidiary Loan Party shall assert in writing the invalidity of the Subordination Provisions.

          (m) The earlier of (a) 90 days after the discontinuance of the 787 Program such that less than 500 shipsets will be delivered to the Seller pursuant to such program (such discontinuance, a "787 Discontinuance"), which discontinuance is uncured during such 90 day period, and (b) the first date on which (x) the U.S. Borrower or its Subsidiaries repays any 787 Program advance payments in cash (but excluding repayments that continue to be made through delivery of 787 shipsets) or (y) the Seller exercises any right of setoff after such 787 Discontinuance but before the last shipset ordered by the Seller has been delivered, in each case, pursuant to a 787 Discontinuance, whether or not the 90 day period described in clause (a) above has elapsed; provided, however, for purposes of the Events of Default described in clauses (a) and (b)(x) of this clause
     (m), such events shall be Events of Default only if, either immediately upon the occurrence, or as of any quarterly period during the continuation, of such 787 Discontinuance, the U.S. Borrower is not in compliance with the Total Leverage Ratio financial covenant, as recalculated for purposes of
     Section 6.13.

          (n) An Additional Borrower Event of Default.


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          (o) The payment of any rent by any Loan Party or Subsidiary of any
     Loan Party under the IRB Agreements for use of the IRB Assets shall be required, or title of ownership does not get transferred in accordance with the IRB Agreements to U.S. Borrower in respect of Non-Qualifying Assets free and clear of Liens as and to the extent required in the IRB Agreements.

          (p) The Lien purported to be created under IRB Pledge Agreement shall fail or cease to be a valid and perfected Lien on the Transferred Asset Ownership Class of interests of the Boeing Trust.

          (q) The IRB Assets or any material portion thereof are not transferred to the U.S. Borrower as, when and to the extent contemplated by the IRB Agreements.

          (r) Onex Corporation shall have failed to pay when due any amounts owed by it under any Tax Indemnity Agreement and such breach shall continue unremedied for a period of 30 days.

          (s) (x) There occurs an "Event of Default" within the meaning of
     Section 13.1 of the GTA or Section 8.1 of the 787 GTA or (y) during any Fiscal Year the U.S. Borrower and/or any Subsidiary Loan Party is required to transfer Property to Seller in accordance with Section 14.0 (by reference to Section 13.2E) of the GTA and/or Section 10.1 (by reference to
     Section 8.2F) of the 787 GTA as in effect on the Effective Date with an aggregate fair market value in excess of $35.0 million.

          SECTION 7.02. Listing of Additional Borrower Events of Default. Each of the following events or occurrences described in this Section 7.02 shall constitute (i) a "Additional Borrower Event of Default" (and, together with a U.S. Borrower Event of Default, an "Event of Default"), if any Loans, LC Disbursements or Letters of Credit are outstanding, and (ii) a "Additional Borrower Event of Termination" (and, together with a U.S. Borrower Event of Termination, an "Event of Termination"), if no Loans, LC Disbursements or Letters of Credit are outstanding:

          (a) The Additional Borrower shall default (i) in the payment when due of any principal of any Loan (including, without limitation, on any Installment Payment Date), (ii) in the payment when due of any interest on any Loan (and such default shall continue unremedied for a period of three Business Days), or (iii) in the payment when due of any Fee described in
     Section 2.10 or of any other previously invoiced amount required to be paid under the Loan Documents (other than an amount described in clauses (i) and (ii)) payable under this Agreement or any other Loan Document (and such default shall continue unremedied for a period of five days).

          (b) Any representation or warranty of the Additional Borrower or any other Additional Borrower Party made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Additional Borrower or any other Additional Borrower Party to the Administrative Agent, the Issuing Bank or any Lender for the purposes of or in connection with this Agreement or


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     any such other Loan Document is or shall be incorrect in any material respect when made or deemed made.

          (c) The Additional Borrower shall default in the due performance and observance of any of its obligations under Section 2.05A, Section 5.01A or
     Section 5.05A (with respect to the Additional Borrower's limited partnership existence) or Section 5.11A or Article VI-A.

          (d) The Additional Borrower or any other Additional Borrower Party shall default in the due performance and observance of any agreement (other than those specified in paragraphs (a) through (c) above) contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date of such default.

          (e) A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Additional Borrower or any Additional Borrower Subsidiary (other than Indebtedness under the Loan Documents) or (ii) in the performance or observance of any obligation or condition with respect to any Indebtedness of the Additional Borrower or any Additional Borrower Subsidiary (other than Indebtedness under the Loan Documents) if the effect of such default referred to in this clause (ii) is to accelerate the maturity of any such Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, and the aggregate amount of such Indebtedness referred to in clauses (i) and (ii) above exceeds $5.0 million.

          (f) Any judgment or order (or combination of judgments and orders) for the payment of money equal to or in excess of $5.0 million (other than amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not challenged such coverage or (y) valid third party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification) individually or in the aggregate shall be rendered by a court or Governmental Authority against the Additional Borrower or any of the Additional Borrower Subsidiaries (or any combination thereof) and

               (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and not stayed; or

               (ii) there shall be any period (after any applicable statutory grace period) of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          (g) Any Change in Control shall occur.

          (h) The Additional Borrower or any Additional Borrower Subsidiary shall


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               (i) become insolvent or generally fail to pay debts as they become due;

               (ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Additional Borrower or any of such Additional Borrower Subsidiary or substantially all of the property of any thereof, or make a general assignment for the benefit of creditors;

               (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Additional Borrower or any of such Additional Borrower Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged or stayed within 60 days, provided that the Additional Borrower and each such Additional Borrower Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

               (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Additional Borrower or any Additional Borrower Subsidiary and, if any such case or proceeding is not commenced by the Additional Borrower or such Additional Borrower Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Additional Borrower, such Additional Borrower Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed and unstayed, provided that the Additional Borrower and each such Additional Borrower Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear m any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

               (v) take any corporate or partnership action (or comparable action, in the case of any other form of legal entity) authorizing any of the foregoing.

          (i) The obligations of any Additional Borrower Party under the Guarantee Agreement shall cease to be in full force and effect or any such Additional Borrower Party shall repudiate its obligations thereunder.

          (j) Any Lien purported to be created under any Security Document shall fail or cease to be, or shall be asserted by any Additional Borrower Party not to be, a valid and perfected Lien on any material portion of Collateral, with the priority required by the applicable Security Document.

          (k) A U.S. Borrower Event of Default.


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          SECTION 7.03. Action if Bankruptcy. If any Event of Default described in Section 7.01(i) or 7.02(h) or 7.01(n) by virtue of 7.02(h) or 7.02(k) by virtue of 7.01(i) shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, all of which are hereby waived by the Borrowers.

          SECTION 7.04. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 7.01(i) or 7.02(h) or 7.01(n) by virtue of 7.02(h) or 7.02(k) by virtue of 7.01(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Requisite Lenders, shall by written notice to the Borrowers and each Lender declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment and/or, as the case may be, the Commitments shall terminate.

          SECTION 7.05. Action if Event of Termination. Upon the occurrence and continuation of any Event of Termination, the Requisite Lenders may, by notice from the Administrative Agent to the Borrowers and the Lenders (except if an Event of Termination described in Section 7.01(i) or 7.02(h) or 7.01(n) by virtue of 7.02(h) or 7.02(k) by virtue of 7.01(i) shall have occurred, in which case the Commitments (if not theretofore terminated) shall, without notice of any kind, automatically terminate) declare their Commitments terminated, and upon such declaration the Lenders shall have no further obligation to make any Loans hereunder. Upon such termination of the Commitments, all accrued fees and expenses shall be immediately due and payable.

          SECTION 7.06. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

          (a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          (b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such


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     amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          (c) Third, without duplication of amounts applied pursuant to clauses
     (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal and contingent indemnification obligations) under this Agreement and the other Loan Documents in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

          (d) Fourth, to the payment in full in cash, pro rata, of principal amount of the Obligations (including contingent indemnification obligations due or claimed with respect thereto); and

          (e) Fifth, the balance, if any, to the person lawfully entitled thereto (including as may be required under the Subordination and Intercreditor Agreement or the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

          In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 7.06, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

          SECTION 7.07. Certain Cure Rights. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the U.S. Borrower fails to comply with any Financial Covenant contained in Section 6.12 or 6.13, the Parent Guarantor shall have the right, no later than 15 Business Days after the delivery of a Notice of Intent to Cure, to issue Permitted Cure Securities to any Equity Investors only for cash in an aggregate amount not in excess of the minimum amount necessary to cure the relevant failure to comply with such Financial Covenant, the net cash proceeds of which shall be contributed to the common equity capital of the U.S. Borrower (collectively, the "Cure Right"), and upon the receipt by the U.S. Borrower of such cash (the "Cure Amount"), provided such Cure Amount is used to repay Loans under Section 2.05(a) within two Business Days of the issuance of the Permitted Cure Securities with respect thereto, such Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:

          (a) Consolidated EBITDA shall be increased, in accordance with the definition thereof, solely for the purpose of measuring such Financial Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

          (b) if, after giving effect to the foregoing recalculations, the U.S. Borrower shall then be in compliance with the requirements of such Financial Covenant, the U.S. Borrower shall be deemed to have satisfied the requirements of such Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Financial Covenant which had occurred shall be deemed cured for all purposes of this Agreement and the other Loan Documents;


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          (c) to the extent that the Cure Amount proceeds are used to repay
     Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating the Financial Covenants for the Test Period with respect to which such Cure Right was exercised; and

          (d) to the extent a Fiscal Quarter ended for which such Financial Covenant is initially recalculated as a result of a Cure Right is included in the calculation of a Financial Covenant in a subsequent fiscal period, the Cure Amount shall be included in the amount of Consolidated EBITDA for such initial Fiscal Quarter;

provided that (x) the Cure Rights shall not be exercised more than once in any twelve (12) month period nor more than three times since the Effective Date and
(y) the aggregate Cure Amount shall not exceed $100.0 million in the aggregate since the Effective Date.

                                  ARTICLE VIII

                                   THE AGENTS

          SECTION 8.01. The Agents. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender that holds Term B Loans or has Term B Commitments and each Qualified Counterparty (in each case, in its capacity as such) hereby irrevocably designates and appoints the Collateral Agent as an agent of such Person under this Agreement and each other Loan Document to which the Collateral Agent is a party. In addition, without hereby limiting any implied authority, each Lender hereby expressly authorizes and directs the Collateral Agent to enter into the Intercreditor and Subordination Agreement and each other Loan Document to which it is a party as its agent. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans, all payments and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to any of the Borrowers of any Default specified in this Agreement of which such Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by such Agent.

          None of the Agents nor any of their Related Parties shall be liable to the Lenders as such for any action taken or omitted to be taken by any of them except to the extent finally judicially determined to have resulted from its or his or her own gross negligence or willful


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misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. Each Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Requisite Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of actual knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. None of the Agents nor any of their Related Parties shall have any responsibility to the Loan Parties on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Loan Parties of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through any of its Related Parties or any sub-agent appointed by it and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of any Loan Document unless it shall be requested in writing to do so by the Requisite Lenders.

          The Collateral Agent hereby agrees that it holds and will hold all of its right, title and interest in, to and under the Security Documents and the Collateral granted to the Collateral Agent thereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the "Collateral Estate") under and subject to the conditions set forth in this Agreement; and the Collateral Agent further agrees that it will hold such Collateral Estate for the benefit of the Secured Parties, for the enforcement of the payment of all Obligations (subject to the limitations and priorities set forth herein and in the respective Security Documents) and as security for the performance of and compliance with the covenants and conditions of this Agreement and each of the Security Documents.

          All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in any Security Document may be exercised from time to time as herein and therein provided.

          Subject to the appointment and acceptance of a successor Agent as provided below and subject to the next succeeding paragraph with respect to the Collateral Agent, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor. If


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no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500.0 million or an Affiliate of any such bank. Upon the acceptance of any appointment as an Agent hereunder by such a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

          The Collateral Agent may resign as the Collateral Agent upon 30 days' notice to the Lenders and the Borrowers. If the Collateral Agent shall resign as the Collateral Agent under this Agreement and the other Loan Documents, then the Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default with respect to any Borrower shall have occurred and be continuing) be subject to approval by the U.S. Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" means such successor agent effective upon such appointment and approval, and such former Collateral Agent's rights, powers and duties as the Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as the Collateral Agent by the date that is 30 days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent shall, in consultation with the U.S. Borrower, appoint a successor Collateral Agent (which successor agent shall be a financial institution of nationally-recognized standing that, in the ordinary course of business, performs functions equivalent to those of the Collateral Agent hereunder), and the retiring Collateral Agent's resignation shall become effective upon such appointment. After any retiring Collateral Agent's resignation as the Collateral Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Loan Documents.

          With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and such Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the U.S. Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based


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upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

          The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent and the Collateral Agent (and the Administrative Agent and the Collateral Agent hereby agree)

          (a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination or expiration of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations that are not then due and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been collateralized in a manner reasonably acceptable to the Administrative Agent), (ii) that is sold or to be sold as part of or in connection with any sale or disposition permitted hereunder and under the Loan Documents, or (iii) subject to Section 10.08, if approved, authorized or ratified in writing by the Requisite Lenders; and

          (b) to release any Guarantor from its obligations under the Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

          Notwithstanding anything to the contrary in this Agreement, neither the Lead Arranger, any Co-Arranger, any Co-Syndication Agent nor the Co-Documentation Agents, in such respective capacities, shall have any obligations, duties or responsibilities, or shall incur any liabilities, under this Agreement or any other Loan Document.

                                   ARTICLE IX

                                   [RESERVED]

                                    ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.01. Notices. (a) Except as set forth in Section 10.17, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronic mail, as follows:

          (i) if to any Borrower, to it at 3801 South Oliver Street, Wichita, Kansas 67210; Attention: Mike C. Williams (telecopy: 316 526 8720) (e-mail: mike.l.williams@boeing.com) with a copy to (A) Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022-3598, Attention: Edmond Gabbay, Esq. (telecopy:
     (212) 836-6476), (email: egabbay@kayescholer.com) and (B) Onex American Holdings II LLC, 421 Leader Street, Marion OH 43302, Attention: Donald F. West (telecopy: (740) 223-7762) (email: dwest@onex.com);

          (ii) if to the Administrative Agent, to it at Citicorp North America, Inc., 390 Greenwich St., New York, New York 10013, Attention: Sandra Munoz (telecopy: (212) 994-0961) (e-mail: sandra.m.munoz@citigroup.com);


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          (iii) if to the Lead Arranger, to it at Citigroup Global Markets Inc.,
     390 Greenwich St., New York, New York 10013, Attention: Julie Persily (telecopy: (212) 723-8691) (email: julie.persily@citigroup.com), with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Adam Dworkin, Esq. (telecopy: (212) 269-5420) (email: adworkin@cahill.com);

          (iv) if to the Issuing Bank, to it at The Bank of Nova Scotia, One Liberty Plaza, New York, New York 10006, Attention: Michael Bradley (telecopy: (212) 225-5254) (email: Michael Bradley@scotiacapital.com); and

          (v) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or its Administrative Questionnaire or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic mail or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. Each Loan Party and Lender hereunder agrees to notify the Administrative Agent in writing promptly of any change to the notice information provided above or in Schedule 2.01.

          (b) The Borrowers shall forthwith, jointly and severally, on demand indemnify each Lender against any loss or liability which that Lender incurs (and that Lender shall not be liable to any Borrower in any respect) as a consequence of:

          (i) any Person to whom any notice or communication under or in connection with this Agreement is sent by any Borrower by telecopy failing to receive that notice or communication (unless directly caused by that Person's gross negligence or willful misconduct); or

          (ii) any telecopy communication which reasonably appears to that Lender to have been sent by any Borrower having in fact been sent by a Person other than such Borrower.

          SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by Lenders hereto and shall survive the making by the Lenders of the Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so


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long as the Commitments have not been terminated. The provisions of Sections
2.16, 10.02, 10.05 and 10.16 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 10.03. Binding Effect. Subject to Sections 4.01 and 4.03, this Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party (including any Affiliate of the Issuing Bank that issues any Letter of Credit). All covenants, promises and agreements by or on behalf of the Borrowers, the Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.04(f)(iii) and, solely to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or in connection with the initial syndication of the Commitments and Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of the Term B Loans, $1.0 million and increments of $1.0 million in excess thereof and, in the case of the Revolving Loans, $5.0 million and increments of $1.0 million in excess thereof (or (A) if the aggregate amount of the Commitment or Loans of the assigning Lender is a lesser amount, the entire amount of such Commitment or Loans, or (B) in any other case, such lesser amount as the U.S. Borrower and the Administrative Agent otherwise agree), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (ii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments and Loans, (iii) except in the case of the assignment to an Affiliate of such Lender or an assignment required to be made pursuant to Section 2.20, the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (it being understood that only one fee shall be required to be paid by a Lender in respect of concurrent assignments to two or more Approved Funds), and (iv) the assignee, if it shall not be a Lender, shall deliver to the


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

Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording pursuant to Section 10.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise determined by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Fees accrued for its account and not yet paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(f).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans and participations in Swingline Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance,
(ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements, if any, delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon either Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (viii)
Schedule 2.01 shall be deemed to be amended to reflect the assigning Lender thereunder and the assignee thereunder after giving effect thereto.


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          (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements, and participations in Swingline Loans, owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Except to the extent inconsistent with Section 2.07(d), the entries in the Register shall be conclusive and the Borrowers, the Agents, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.04(b) above and, if required, the written consent of the U.S. Borrower, the Issuing Bank, the Swingline Lender and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this
Section 10.04(e).

          (f) Each Lender may without the consent of the Borrowers, the Swingline Lender, the Issuing Bank or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' respective Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.04(b) (provided that no Participant shall be entitled to receive any greater amount pursuant to such Section than the Lender would have been entitled to receive in respect of the interest transferred), and (iv) the Borrowers, the Agents, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right (which each Lender agrees will not be limited by the terms of any participation agreement or other agreement with a participant) to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents (other than, without the consent of the Participant, amendments, modifications or waivers described in Section 10.08(c) that affect such Participant).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers and their Subsidiaries furnished to such Lender by or on behalf of any of the Loan


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Parties; provided that, prior to any such disclosure of information, each such assignee or participant or proposed assignee or participant shall execute a confidentiality agreement in form and substance consistent with provisions of
Section 10.6.

          (h) Any Lender may, without the consent of the Borrowers or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that (x) no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto and (y) any foreclosure or similar action shall be subject to the provisions of Section 10.04(b) concerning assignments and shall not be effective to transfer any rights under this Agreement or in any Loan, Note or other instrument evidencing the rights of a Lender under this Agreement until the requirements of Section 10.04(b) concerning assignments are fully satisfied. In order to facilitate such a pledge or assignment, the Borrowers shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrowers by the assigning Lender hereunder.

          (i) The Borrowers shall not assign or delegate any of their rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

          SECTION 10.05. Expenses; Indemnity. (a) The Borrowers, jointly and severally, agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and CGMI, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the Arrangers, and local counsel, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all reasonable out-of-pocket expenses incurred by the Lead Arranger, the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement (including its rights under this Section), the other Loan Documents or the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, the Lead Arranger, the Issuing Bank or any Lender; provided, however, that the Borrowers shall not be obligated to pay for expenses incurred by a Lender in connection with the assignment of Loans to an assignee Lender (except pursuant to Section 2.20) or the sale of Loans to a Participant pursuant to Section 10.04.

          (b) Each of the Borrowers, jointly and severally, agrees to indemnify the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Lead Arranger,


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the Co-Arrangers, the Issuing Bank, each Lender, each Affiliate of any of the foregoing Persons and each of their respective Related Parties (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto or thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or Letters of Credit (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrowers or any of the Subsidiaries, or any Environmental Liability or Environmental Claim related in any way to the Borrowers or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable expenses are finally judicially determined to have arisen by reason of the Indemnitee's gross negligence or willful misconduct.

          (c) To the extent that the Borrowers fail to promptly pay any amount to be paid by them to any Agent, the Lead Arranger, the Co-Arrangers, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (other than syndication expenses); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent, the Lead Arranger, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Credit Exposures, outstanding Term B Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.


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          SECTION 10.06. Right of Setoff. If an Event of Default or Event of
Termination shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. In connection with exercising its rights pursuant to the previous sentence, a Lender may at any time use any of the Borrowers' credit balances with the Lender to purchase at the Lender's applicable spot rate of exchange any other currency or currencies which the Lender considers necessary to reduce or discharge any amount due by the Borrowers to the Lender, and may apply that currency or those currencies in or towards payment of those amounts. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after making any such setoff.

          SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 10.08. Waivers: Amendment. (a) No failure or delay of any Agent, the Issuing Bank or any Lender in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 10.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default regardless of whether an Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

          (b) Subject to Sections 10.08(c), 10.08(d) and 10.08(e), no amendment, modification, termination or waiver of any provision of any Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

          (c) Subject to Section 10.08(e), without the written consent of each Lender that would be directly affected thereby (whose consent shall be sufficient therefor without the


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consent of the Requisite Lenders), no amendment, modification, termination, waiver or consent shall be effective if the effect thereof would:

          (i) extend the scheduled final maturity of any Loan or Note;

          (ii) waive, reduce or postpone any scheduled repayment (but not prepayment or Offer to Repay);

          (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Maturity Date;

          (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to
     Section 2.08(c)) or any fee payable hereunder or any prepayment premium payable hereunder, it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (iv);

          (v) extend the time for payment of any such interest or fees or prepayment premium;

          (vi) reduce or forgive the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

          (vii) amend, modify, terminate or waive any provision of Section 2.13(c), Section 2.19, Section 7.06, Section 10.08(b), this Section 10.08(c), Section 10.08(d) or Section 10.08(e) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which affect the protections to such additional extensions of credit of the type provided to the Revolving Credit Commitments and the Term B Loans on the Effective Date);

          (viii) amend the definition of "Requisite Lenders" or "Commitment Percentage"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Commitment Percentage" on substantially the same basis as the Revolving Credit Commitments, Revolving Loans, Term B Commitments and Term B Loans, are included on the Effective Date;

          (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guarantee except as expressly provided in the Loan Documents or subordinate the Liens under any Security Document, it being understood that additional extensions of credit under this Agreement consented to by the Requisite Lenders may be equally and ratably secured by the Collateral with the then existing secured obligations under the Security Documents; or

          (x) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document.


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

          (d) Subject to Section 10.08(e), no amendment, modification, termination, waiver or consent with respect to any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

          (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

          (ii) amend, modify, terminate or waive any provision hereof relating to the Swingline Sublimit or the Swingline Loans without the consent of Swingline Lender;

          (iii) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "Requisite Class Lenders" on substantially the same basis as the Revolving Credit Commitments, Revolving Loans, Term B Commitments and Term B Loans are included on the Effective Date;

          (iv) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.05 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided the Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment is still required to be made is not altered and, if additional extensions of term credit under this Agreement consented to by the Requisite Lenders are made, such new term loans may be included on a p rata basis in the various prepayments required pursuant to Section 2.05;

          (v) amend, modify, terminate or waive any obligation of Lenders relating to the issuance of or purchase of participations in Letters of Credit without the written consent of Administrative Agent and of Issuing Bank;

          (vi) amend, modify, terminate or waive any provision of Article VIII as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent;

          (vii) amend, modify, terminate or waive any provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination to grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be);

          (viii) amend, modify, terminate or waive the manner of application of any optional or mandatory prepayments of Loans to the remaining amortization payments of the Term B Loans without the written consent of Term B Lenders holding more than 50% of the outstanding Term B Loans;


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          (ix) expressly amend, modify, supplement or waive any condition precedent in Section 4.02 to any Revolving Credit Borrowing without the written consent of the Requisite Revolving Lenders; or

          (x) increase the maximum duration of Interest Periods hereunder without the consent of all Lenders;

provided that (1) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lender (but not the Term B Lenders), or the Term B Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrowers and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this
Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (2) any waiver, amendment or modification of the Intercreditor and Subordination Agreement may be effected by an agreement or agreements in writing entered into among the Collateral Agent, the Administrative Agent and the Requisite Lenders (without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents).

          (e) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement (other than as contemplated by Sections 10.08(d)(i), 10.08(d)(ii), 10.08(d)(v) and 10.08(d)(vi)), the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (such Lender, a "Non-Consenting Lender"), then the Borrowers, at their sole cost and expense, shall have the right, so long as all Non-Consenting Lenders whose individual consent is required are treated as described below, to transfer or assign, without recourse, all of the rights, obligations and interests of each such Non-Consenting Lender or Lenders with respect to either this Agreement or the Class of Loans or Commitments that is subject to the related change, waiver, discharge or termination to one or more assignees (in accordance with and subject to the restrictions contained in Section 10.04) approved by the Administrative Agent (and with respect to any Commitments or Loans other than Term B Commitments and Term B Loans, the Issuing Bank and the Swingline Lender), which approval shall not be unreasonably withheld, so long as at the time of such transfer or assignment, each such assignee consents to the proposed change, waiver, discharge or termination; provided, however, that no Non-Consenting Lender shall be obligated to make any such assignment unless, (x) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (y) such assignee or the Borrowers shall pay to the affected Non-Consenting Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-Consenting Lender and participations in LC Disbursements and Swingline Loans held by such Non-Consenting Lender and all commitment fees and other fees owed to such Non-Consenting Lender hereunder and all other amounts accrued for such Non-Consenting Lender's account or owed to it hereunder (including, without limitation, any Commitment Fees).

          SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges


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

and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable m respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents; provided that any letter agreement relating to the subject matter hereof between any Borrower and a Lender shall remain effective in accordance with its terms to the extent it expressly survives the effectiveness of this Agreement. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          It is intended by the parties hereto that (a) all obligations of the parties under the Original Credit Agreement shall continue to exist under and be evidenced by this Amended and Restated Credit Agreement and the other Loan Documents; and (b) except as expressly stated herein or amended hereby, the Original Credit Agreement and the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Obligations; it being understood that it is the intent of the parties hereto that this Amended and Restated Credit Agreement does not constitute a novation of rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Original Credit Agreement or evidence payment of all or any of such obligations and liabilities and such rights, obligation and liabilities shall continue and remain outstanding, and that this Amended and Restated Credit Agreement amends and restates in its entirety the Original Credit Agreement.

          SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.


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          SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 10.15. Jurisdiction: Consent to Service of Process. (a) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any of the Borrowers or their respective properties in the courts of any jurisdiction.

          (b) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph
(a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


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

          SECTION 10.16. Confidentiality. None of the Administrative Agent, any Co-Syndication Agent nor any Lender may disclose to any Person any non-public information of the Loan Parties furnished to the Administrative Agent, any Co-Syndication Agent or the Lenders by the Loan Parties (such information being referred to collectively herein as the "Loan Party Information"), except that each of the Administrative Agent, the Co-Syndication Agents and the Lenders may disclose Loan Party Information (i) to its and its affiliates' employees, officers, directors, agents, accountants, attorneys and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Loan Party Information and instructed to keep such Loan Party Information confidential on substantially the same terms as provided herein), (ii) to the extent required by any regulatory authority with jurisdiction over the Administrative Agent or such Lender, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, that unless specifically prohibited by applicable law, reasonable efforts shall be made to notify the Borrowers of any such request,
(iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.16, to any pledge referred to in Section 10.04(h) or any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and (vii) to the extent such Loan Party Information (A) is or becomes generally available to the public on a nonconfidential basis other than as a result of a breach of this Section 10.16 by the Administrative Agent, the Co-Syndication Agents or such Lender, or (B) is or becomes available to the Administrative Agent, such Co-Syndication Agent or such Lender on a nonconfidential basis from a source other than the Loan Parties. Nothing in this provision shall imply that any party has waived any privilege it may have with respect to advice it has received.

          SECTION 10.17. Fixed Income Direct Website Communications.

          (a) Delivery. (i) Each Loan Party hereby agrees that it will use commercially reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the "Communications"), by transmitting the Communications in an electronic/soft medium and in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement but only to the extent requested by the Administrative Agent. The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at the e-mail address set forth above shall constitute effective delivery of the Communications to


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

the Administrative Agent for purposes of this Agreement and any other Loan Documents. Nothing in this Section 10.17 shall prejudice the right of the Agents, the Co-Syndication Agents, the Lead Arranger, the Co-Documentation Agents, the Co-Arrangers or any Lender to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

          (ii) Each Lender agrees that receipt of e-mail notification that such Communications have been posted pursuant to paragraph (b) below at the e-mail address(es) set forth on Schedule 2.01 opposite such Lender's name or pursuant to the notice provisions of any assignment and acceptance agreement shall constitute effective delivery of the Communications to such Lender for purposes of this Agreement and any other Loan Document. Each Lender further agrees to notify the Administrative Agent in writing (including by electronic communication) promptly of any change in its e-mail address or any extended disruption in its internet delivery services.

          (b) Each Loan Party and Lender further agrees that the Administrative Agent and/or the Loan Parties may make the Communications available to the Lenders by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission systems (the "Platform") and that the posting of any document or Communication on such Platform shall be deemed to be delivery of such document or Communication to the Lenders. Each Loan Party acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

          (c) THE COMMUNICATIONS TRANSMITTED PURSUANT TO THIS SECTION 10.17 AND THE PLATFORM ARE PROVIDED "AS IS" AND "AS AVAILABLE." NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE PLATFORM AND EACH CITIGROUP PARTY EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS OR THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY CITIGROUP PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE RELATED PARTIES HAVE ANY LIABILITY TO THE LOAN PARTIES, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.


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

          (d) Termination. The provisions of this Section 10.17 shall automatically terminate on the date that CNAI or any of its Affiliates ceases to be the Administrative Agent under this Agreement.

          SECTION 10.18. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name, address and tax identification number of Borrower and other information regarding Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Administrative Agent.

          SECTION 10.19. Assignment and Release of Additional Borrower Parties' Obligations. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Additional Borrower may at any time assign to the U.S. Borrower, and the U.S. Borrower may assume from the Additional Borrower by novation, all rights and obligations of the Additional Borrower under the Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent so long as in connection with such assignment the WLLC Loans are or are deemed repaid and terminated in full (such assignment and assumption of all (but not less than all) such rights and obligations, an "Additional Borrower Assignment"). Effective immediately upon any such Additional Borrower Assignment, and receipt of legal opinions reasonably satisfactory to the Administrative Agent with respect to the validity and enforceability of such Additional Borrower Assignment, each of the Additional Borrower Parties shall be released from all obligations and liabilities under the Loan Documents and the initial investment in the Additional Borrower Parties made by the Sponsor on the Effective Date and proceeds earned thereon from the making of Permitted Investments of such amounts may be transferred to any Person (including Sponsor) free and clear of any Liens in favor of the Secured Parties. For the avoidance of doubt, all other Property of the Additional Borrower Parties, including any WLLC Spread and proceeds thereon, shall be either (i) transferred the U.S. Borrower and/or the Subsidiary Loan Parties or (ii) transferred to Onex Corporation or an affiliate thereof subject to the continuing Lien of the Collateral Agent and shall be held in a blocked collateral account securing the Obligations pursuant to documentation reasonably satisfactory to the Administrative Agent, in each case upon the occurrence of the Additional Borrower Assignment.

          SECTION 10.20. No Recourse Against Limited Partners. For the avoidance of doubt, each Agent and each Lender hereby confirms that it has no recourse against any of the limited partners of the Additional Borrower with respect to any obligation arising out of this Agreement. For the avoidance of doubt, nothing contained herein shall limit any right of any Agent or Lender under any Tax Indemnity Agreement (including any right to recourse granted thereunder).

                            [Signature Pages Follow]

                                        CITICORP NORTH AMERICA, INC.,
                                        as Administrative Agent and Collateral
                                        Agent, and as Lender


                                        By: /s/ David Wirdnam
                                            ------------------------------------
                                        Name: David J. Wirdnam
                                        Title: Vice President


                                        CITIGROUP GLOBAL MARKETS INC.,
                                        as Sole Lead Arranger and Bookrunner


                                        By: /s/ David Wirdnam
                                            ------------------------------------
                                        Name: David J. Wirdnam
                                        Title: Director

                                        ROYAL BANK OF CANADA,
                                        as Co-Arranger, Co-Syndication Agent
                                        and Lender


                                        By: /s/ James Disher
                                            ------------------------------------
                                        Name: James F. Disher
                                        Title: Authorized Signatory

                                        THE BANK OF NOVA SCOTIA,
                                        as Co-Arranger, Co-Syndication Agent
                                        and Lender


                                        By: /s/ Philip Adsetts
                                            ------------------------------------
                                        Name: Philip Adsetts
                                        Title: Managing Director

                                        THE BANK OF NOVA SCOTIA,
                                        as Issuing Bank


                                        By: /s/ Philip Adsetts
                                            ------------------------------------
                                        Name: Philip Adsetts
                                        Title: Managing Director

                                        EXPORT DEVELOPMENT CANADA,
                                        as Co-Documentation Agent


                                        By: /s/ Paul Hemsing
                                            ------------------------------------
                                        Name: Paul Hemsing
                                        Title: Financial Services Manager


                                        By: /s/ Patrice Guindon
                                            ------------------------------------
                                        Name: Patrice Guindon
                                        Title: Financial Services Manager

                                        CAISSE DE DEPOT ET PLACEMENT DU QUEBEC,
                                        as Co-Documentation Agent


                                        By: /s/ James McMullan
                                            ------------------------------------
                                        Name: James B. McMullan
                                        Title: Director


                                        By: /s/ Diane C. Favreau
                                            ------------------------------------
                                        Name: Diane C. Favreau
                                        Title: Vice President